    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1999
                                                         REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    COMMUNICATION TELESYSTEMS INTERNATIONAL
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                          4813                          33-0466205
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

       9999 WILLOW CREEK ROAD, SAN DIEGO, CALIFORNIA 92131 (800) 500-8972
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ROGER B. ABBOTT
                            Chief Executive Officer
                 Communication TeleSystems International d/b/a
                          WORLDxCHANGE Communications
                             9999 Willow Creek Road
                          San Diego, California 92131
                                 (800) 500-8972
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

        DAVID A. KRINSKY, ESQ.                   DOUGLAS L. GETTER, ESQ.
        O'Melveny & Myers LLP                      Dewey Ballantine LLP
 610 Newport Center Drive, Suite 1700          1301 Avenue of the Americas
 Newport Beach, California 92660-6429            New York, NY 10019-6092
            (949) 760-9600                            (212) 259-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                           PROPOSED MAXIMUM
                                  TITLE OF EACH CLASS                                         AGGREGATE           AMOUNT OF
                                  OF SECURITIES TO BE                                          OFFERING          REGISTRATION
                                       REGISTERED                                            PRICE(1)(2)             FEE
Common Stock, no par value per share....................................................     $82,000,000           $22,796

(1) Includes shares subject to the underwriters' over-allotment option.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 25, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                         SHARES

                          WORLDxCHANGE COMMUNICATIONS

                                  COMMON STOCK

                               ------------------

    This is an initial public offering of shares of common stock of Communication TeleSystems International d/b/a WORLDxCHANGE Communications. No public market currently exists for our common stock. We anticipate that the
initial public offering price will be between $    and $    per share.

                            ------------------------

                             PRICE $      PER SHARE
                            ------------------------

    We have applied to list our common stock on the Nasdaq National Market.

                      NASDAQ NATIONAL MARKET SYMBOL--CALL

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

                                                                     PER SHARE       TOTAL
                                                                    -----------  --------------
Public offering price.............................................   $           $
Underwriting discount.............................................   $           $
Proceeds, before expenses, to WORLDxCHANGE........................   $           $

    Roger Abbott, our chief executive officer and a director, and Edward Soren, our executive vice president and a director, have granted to the underwriters an
option to purchase up to an aggregate of         additional shares to cover
over-allotments, if any.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

GERARD KLAUER MATTISON & CO., INC.

                        Prospectus dated         , 1999

                             ----------------------

                               TABLE OF CONTENTS

                             ----------------------

                                                                                                               PAGE
                                                                                                             ---------
Prospectus Summary.........................................................................................          3

Risk Factors...............................................................................................         11

Acquisition of Minority Interests in Subsidiaries..........................................................         22

Use of Proceeds............................................................................................         22

Dividend Policy............................................................................................         22

Capitalization.............................................................................................         23

Dilution...................................................................................................         24

Selected Consolidated Financial Data.......................................................................         25

Management's Discussion and Analysis of Financial Condition and Results of Operations......................         27

Business...................................................................................................         39

Management.................................................................................................         82

Principal Shareholders.....................................................................................         90

Certain Relationships and Related Transactions.............................................................         92

Certain Indebtedness.......................................................................................         95

Description of Capital Stock...............................................................................         96

Shares Eligible for Future Sale............................................................................         99

Underwriting...............................................................................................        101

Legal Matters..............................................................................................        102

Experts....................................................................................................        102

Additional Information.....................................................................................        103

Index to Consolidated Financial Statements.................................................................        F-1

                               PROSPECTUS SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE COMMON STOCK BEING SOLD IN THIS OFFERING AND OUR FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                  WORLDxCHANGE

    We are a leading global telecommunications company that specializes in providing high-quality, low-cost domestic and international telecommunications services. We have established retail and wholesale operations in North America, Europe and the Pacific Rim. Our global facilities include 40 switches located in major metropolitan areas in 12 countries. Our network has been designed to give us the ability to simultaneously carry voice and data. We connect our switches with an extensive network of owned and leased undersea and land-based fiber optic cables. Our revenues have grown from $184 million in fiscal 1996 to $332 million in fiscal 1997 to $399 million in fiscal 1998. According to the 1999 edition of Telegeography, in 1997 we were the 39th largest telecommunications carrier of international minutes in the world and the fourth largest of the non-monopoly or non-former monopoly carriers behind MCI WorldCom, Sprint and Pacific Gateway Exchange.

    We currently serve more than 750,000 residential and commercial retail customers each month. Our services currently include international and domestic long distance telephone service, post-paid and pre-paid calling card services, operator services, Internet access and e-commerce services. We market these services through direct mail, independent agents, direct sales and media advertising. By the end of 1999, we intend to offer high-speed data networking services through digital subscriber line, or DSL, technology to our customers in North America, with service to European and Australian customers to follow.

    We currently have established operations in the United States, Australia, Canada, The Netherlands, New Zealand and the United Kingdom and have recently obtained, or expect shortly to obtain, interconnection for our operations in Belgium, Chile, France, Germany, Guatemala and Sweden, after which we plan to expand our marketing efforts in these countries. We plan to establish operations in El Salvador, Italy, Japan, Spain and Switzerland within the next 15 months. We also plan to begin the installation and integration of Asynchronous Transfer Mode, or ATM, switches across our global network to allow for the seamless transport of voice, data and video.

OUR COMPETITIVE STRENGTHS

    We believe we have positioned ourselves to compete successfully in the domestic and international marketplace and have the following competitive strengths:

    ESTABLISHED GLOBAL COMMUNICATIONS NETWORK

    We have established a worldwide telecommunications network that enables us to carry calling traffic on a high-quality, cost-effective basis. This network includes:

    - 40 switches in 12 countries;

    - ownership interests in 14 undersea cable systems, and long-term capacity agreements, which are commonly referred to as "IRUs", in an additional 11 undersea cable systems, comprising in total over 340 E-1 circuits;

    - IRUs in more than 25 million DS-0 miles of on-land fiber optic cable capacity in the United States;

    - seven satellite earth stations at locations in the United States and abroad.

    In addition, we have interconnection agreements in Australia, Belgium, Canada, Chile, France, Germany, Guatemala, The Netherlands, New Zealand and the United Kingdom.

    WE HAVE A SEASONED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP

    We have assembled a seasoned and aggressive management team. This team includes our chairman, Walt Anderson, who founded Esprit Telecommunications, Mid Atlantic Telecom, and Telco Communications and oversaw their growth until they were acquired. Tom Cirrito, a director of our company, also founded several long distance telecommunications carriers, including Telco Communications and Long Distance Wholesale Club. Chris Bantoft, our president and a director, is a former senior executive who was based in Europe with ACC Corp., an international carrier that was recently acquired by AT&T. These individuals complement the skills of our company's founder and chief executive officer, Roger Abbott, as well as of our other senior executives, who have experience in management, multinational sales and marketing, network operations and engineering, finance and regulatory matters. Through corporate affiliates, Mr. Anderson and Mr. Cirrito recently purchased a total of $120 million of our equity securities.

    INNOVATIVE AND DIVERSE MARKETING STRATEGY

    We use a variety of marketing channels to reach our customers. These channels include direct mail, multilevel marketing, independent sales agents, direct sales and media advertising. In October 1998, we introduced our innovative "xPectations ML" multilevel marketing program. This program allows participating representatives to earn commissions based on revenues we collect from new pre-subscribed and dial-around long distance customers, as well as Internet access and prepaid calling card customers that they sign up. In addition, these representatives earn commissions based on revenues we collect from customers signed up by other representatives that they recruit to the program. We also use the Internet to provide on-line commission information and accounting, call details, pre-approved advertising, marketing information and alerts, chat rooms and on-line trouble reporting for program representatives. We also provide program representatives with a Web site, which we host. This allows our representatives to use a professionally designed Web site to market our services while allowing us to retain control over the advertising content. We have recruited more than 7,000 representatives into the xPectations ML program since its introduction.

    ADVANCED OPERATIONAL SYSTEMS

    We have developed proprietary software and information systems that allow us to manage our business using real-time information. We believe we are one of the few companies with systems that provide management with daily network cost information on a route-by-route basis, which enables us to calculate our variable gross margins by type of service on a daily basis throughout the world. We believe these analytical tools allow us to quickly identify new market growth and cost-saving opportunities, as well as to manage our business effectively.

    HIGH-QUALITY CUSTOMER CARE

    We have developed an advanced customer care platform that enables us to communicate with our customers over a variety of media, including the Internet. We have engineered and designed call centers that incorporate access to our customer information with real-time information dissemination and trouble-shooting. The proprietary billing system that we use in our foreign markets provides significant competitive advantages, such as integration with our switching systems to provide instant account set-up and other benefits, adaptability for pre-paid and post-paid calling card services, compatibility with every currency and flexibility to implement appropriate rate and discount plans as competitive conditions warrant.

OUR STRATEGY

    Our objective is to position ourselves as a leading total solution provider of high-quality, low cost communications services, including voice, data and Internet protocol services. Our strategy for achieving this objective consists of the following key elements:

    EXPAND OUR NETWORK AND ENTER KEY NEW MARKETS

    Within the next 15 months, we intend to initiate operations in five additional countries. We recently began developing our European network consisting of fiber optic lines to be constructed by us in selected cities, long-term IRUs in dark fiber and in operational capacity owned by other carriers, and leased capacity. We expect to decrease our transmission costs by increasing the use of our network. It costs us less to carry calls over our network than to do so over other carriers' networks, since our owned transmission capacity entails fixed costs regardless of the volume of traffic carried. In contrast, we pay per-minute charges to transmit calls over other carriers' networks.

    INTEGRATE BROADBAND CAPABILITIES INTO OUR NETWORK

    We intend to expand the technological capability of our network. We plan to incorporate into our network DSL multiplexing equipment for the end-user as well as our central switching offices, which will enable us to provide high-speed, local data network services. We also intend to install ATM switches in key switching locations within our network, which will enable us to provide integrated voice, data and video communications services.

    EMPHASIZE OUR HIGHER MARGIN RETAIL BUSINESS

    We intend to concentrate our future growth in the retail market segment while continuing to sell excess network capacity to other carriers and wholesale customers. We believe that the retail segment offers several advantages, including:

    - higher margins;

    - higher barriers to entry because of the significant investments required to develop sales, marketing and customer support;

    - greater opportunities to bundle local, data and other value-added services, such as DSL Internet access and e-commerce services;

    - greater opportunities to increase name recognition and build brand loyalty; and

    - reduced concentration on large wholesale customers who have higher credit and cancellation risks.

    EXPAND OUR MARKETING PROGRAMS IN EXISTING AND NEW MARKETS

    We believe that we have developed a cost-effective and successful marketing platform. We believe that we can increase our retail sales by expanding our marketing programs in existing markets and aggressively implementing them in new foreign markets. We intend to emphasize our Internet, e-commerce and multi-level marketing activities. For example, we intend to expand our recently introduced "xPectations ML" multi-level marketing program both in the United States and overseas.

    EXPAND OUR INTERNET AND e-COMMERCE SERVICE OFFERINGS

    We recently began offering Internet access services in several of the countries in which we operate and intend to offer these services in other markets in the near future. Our planned installation of DSL equipment on our network will enable us to provide customers with continuously connected, high-speed

Internet access. We provide an Internet-based billing and customer care platform that allows our customers to sign up for our services and make changes to the services they select, view their call data, generate customized billing reports, and make billing and service inquiries. We also recently introduced our e-commerce program in the United States by developing a user-friendly Web site for the sale and recharge of prepaid calling cards. We intend to offer this program in other markets, as well as to expand the range of our products and services offered through the Internet.

    PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES

    To date we have achieved all of our growth internally. Although we intend to continue to emphasize internal growth, we also plan to pursue strategic acquisitions and alliances. We will seek to acquire or partner with complementary companies that:

    - will provide us with access to attractive new geographic markets;

    - have an established customer base or marketing channels;

    - have a complementary network; or

    - have innovative telecommunications services or technologies.

LOCATION

    Our principal executive offices are located at 9999 Willow Creek Road, San Diego, California 92131. Our telephone number is (800) 576-7775. Our Web site address is www.worldxchange.com. The information found on our Web site is not a part of this prospectus.

                                  THE OFFERING

Common stock offered by
 WORLDxCHANGE...................  shares
Common stock to be outstanding
 after the offering.............  shares(1)

Over-allotment option...........  shares(2)

Use of proceeds.................  We will receive net proceeds from the offering of
                                  approximately $   million. We intend to use the net
                                  proceeds to expand our sales and marketing activities,
                                  expand our network, repay a portion of our indebtedness,
                                  fund working capital and for general corporate purposes.

Dividend policy.................  We do not, for the foreseeable future, intend to pay dividends on our common stock. We plan to retain earnings, if any, to pay dividends on our Series A Convertible
                                  Preferred Stock, for use in the operation of our business
                                  and to fund future growth. In addition, our credit
                                  facility currently restricts the payment of dividends.

Risk factors....................  For a discussion of certain risks relating to our company, its business and an investment in our common stock, see
                                  "Risk Factors."

Proposed Nasdaq National Market
 symbol.........................  CALL

------------------------

(1) Based on the number of shares outstanding as of August 16, 1999. Includes 1,554,763 shares to be issued by us in connection with our planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries." Excludes:

    - 7,000,000 shares of common stock reserved under our stock option plans, of which 2,479,626 shares of common stock at a weighted average exercise
      price of $        per share are covered by outstanding options;

    - 1,194,095 shares of common stock issuable upon the exercise of options granted by us outside of our stock option plans, with a weighted average
      exercise price of $        per share;

    - a total of       shares of common stock issuable upon the exercise of
      warrants outstanding or to be outstanding as of the closing of this
      offering at a weighted average exercise price of $    per share; and

    - 2,727,270 shares of common stock issuable upon the conversion of 30,000 shares of our Series A Convertible Preferred Stock.

    See "Capitalization," "Management--1999 Stock Option Plan/Stock Issuance Plan," "Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock" and "Underwriting."

(2) In the event the over-allotment option is exercised, Roger Abbott, our chief executive officer and a director, and Edward Soren, our executive vice president and a director, will sell a portion of their shares of our common stock to cover the over-allotment option.

                            ------------------------

    OUR COMPANY'S LOGO AND CERTAIN TITLES AND LOGOS OF OUR COMPANY'S SERVICES MENTIONED IN THIS PROSPECTUS ARE OUR COMPANY'S TRADEMARKS. EACH TRADEMARK, TRADE NAME OR SERVICE MARK OF ANY OTHER COMPANY APPEARING IN THIS PROSPECTUS BELONGS TO ITS HOLDER.

    EXCEPT AS OTHERWISE SPECIFIED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES:

    - NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION;

    - THE ISSUANCE OF A TOTAL OF 1,554,763 SHARES OF COMMON STOCK IN CONNECTION WITH OUR PLANNED ACQUISITION OF MINORITY INTERESTS IN CERTAIN SUBSIDIARIES; AND

    - NO CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK INTO OUR COMMON STOCK.

SEE "ACQUISITION OF MINORITY INTERESTS IN SUBSIDIARIES" AND "DESCRIPTION OF CAPITAL STOCK--PREFERRED STOCK--SERIES A CONVERTIBLE PREFERRED STOCK."
                            ------------------------

    This prospectus includes statistical data including Federal Communications Commission and International Telecommunications Union data concerning the telecommunications industry that we obtained from industry publications. These publications generally indicate that they have obtained information from sources that they believe are reliable, but that they do not guarantee the accuracy and completeness of the information. Although we believe that these industry publications are reliable, we have not independently verified their data. We also have not sought the consent of any of these publications to refer to their data in this prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table summarizes our financial data. The data presented in this table are derived from the "Selected Consolidated Financial Data" and the consolidated financial statements and notes which are included elsewhere in this prospectus. You should read those sections for a further explanation of the financial data summarized here.

                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                    ------------------------------------------  -------------------------------
                                                                     PRO FORMA                        PRO FORMA
                                                                     ---------                        ---------
                                      1996       1997       1998      1998(1)     1998       1999      1999(1)
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..........................  $   183.9  $   331.7  $   398.9  $   398.9  $   301.0  $   304.3  $   304.3
Cost of services..................      127.9      235.0      287.3      287.3      207.2      238.6      238.6
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit......................       56.0       96.7      111.6      111.6       93.8       65.7       65.7

Selling, general and
  administrative..................       64.5      113.5      115.0      115.0       81.2       88.4       88.4
Depreciation and amortization.....        7.0        8.7       12.3       12.9        8.9       12.4       12.8
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)...........      (15.5)     (25.5)     (15.7)     (16.3)       3.7      (35.1)     (35.5)

Interest expense..................        5.7        8.7       11.9       11.9        8.6       12.5       12.5
Other expense, net................        0.6        3.4        1.4        1.4        0.2        0.2        0.2
Minority interest.................       (0.2)      (0.5)      (1.5)        --       (1.1)      (1.8)        --
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss..........................  $   (21.6) $   (37.1) $   (27.5) $   (29.6) $    (4.0) $   (46.0) $   (48.2)
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic and diluted net loss per
  share...........................  $   (0.78) $   (1.34) $   (0.99) $   (1.01) $   (0.15) $   (1.41) $   (1.41)
Shares used to compute basic and
  diluted net loss per share......     27.572     27.734     27.760     29.315     27.734     32.696     34.251

OTHER DATA:
EBITDA(2).........................  $    (8.5) $   (16.8) $    (3.4) $    (3.4) $    12.6  $   (22.7) $   (22.7)
Net cash provided by (used in)
  operating activities............        7.6       (7.2)     (31.7)     (31.7)     (28.0)      (4.5)      (4.5)
Capital expenditures..............        8.7       19.4       22.4       22.4       14.2       57.8       57.8

GEOGRAPHIC DATA:
Revenues:
  North America...................  $   171.4  $   291.7  $   321.8  $   321.8  $   244.9  $   238.0  $   238.0
  Pacific Rim.....................        7.5       24.4       58.4       58.4       43.5       43.0       43.0
  Europe..........................        5.0       15.6       18.7       18.7       12.6       23.3       23.3
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total.........................  $   183.9  $   331.7  $   398.9  $   398.9  $   301.0  $   304.3  $   304.3
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                        (FOOTNOTES ON NEXT PAGE)

                                                                        AS OF JUNE 30, 1999
                                                               -------------------------------------
                                                                                         PRO FORMA
                                                                              PRO           AS
                                                                ACTUAL     FORMA(3)     ADJUSTED(4)
                                                               ---------  -----------  -------------
BALANCE SHEET DATA:
Cash and cash equivalents....................................  $    38.2   $    68.2     $
Intangible assets............................................        2.1        13.7          13.7
Total assets.................................................      199.7       241.3
Current portion of long-term debt and capital lease
  obligations................................................       17.0        17.0
Long-term debt and capital lease obligations, net of current
  portion....................................................      112.4       112.4
Minority interest............................................        5.5          --            --
Total shareholders' equity (deficit).........................      (64.2)      (17.1)

------------------------

(1) The pro forma Statement of Operations Data gives effect to:

    - the amortization of a portion of the newly created intangible assets resulting from the planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries." The amortization was based upon an estimated useful life of 20 years.

    - the removal of losses previously allocated to the minority interest holders in certain subsidiaries.

(2) EBITDA represents operating income (loss) plus depreciation and amortization expense.

(3) The pro forma Balance Sheet Data give effect to:

    - the issuance of 1,554,763 shares of common stock by us for the planned acquisition of minority interests in certain subsidiaries, generating the following adjustments:

       -- the creation of an intangible asset in the amount of $11.6 million, representing the excess value of the stock issued over the minority interest recorded in the financial statements; and

       --  the elimination of the minority interest in these subsidiaries.

    - the planned issuance of 30,000 shares of our Series A Convertible Preferred Stock at a price of $1,000 per share convertible into 2,727,270 shares of common stock.

(4) The pro forma as adjusted data gives effect to the pro forma adjustments noted above and to this offering.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE CHALLENGES INHERENT IN GROWING OUR BUSINESS ARE DIFFICULT AND SUCCESS IS
  UNCERTAIN

    We have aggressive growth plans, particularly in Europe and other foreign markets in which we have no or limited operating experience. We expect that the return to our shareholders will depend greatly on our ability to grow our business. To successfully implement our growth plans, we will need to:

    - successfully implement our marketing strategies;

    - continue the development, expansion and integration of our network, including the planned construction of our own European fiber optic network;

    - successfully manage the strain on our financial and management resources should we continue to grow;

    - obtain satisfactory and cost-effective ownership interests and lease rights from, and establish interconnection arrangements with, competitors that own transmission lines (in certain cases, intra-national transmission lines may be available only from dominant local carriers);

    - hire, retain and motivate highly productive sales personnel and independent sales representatives;

    - continue to expand and develop our billing and information systems, switching systems, and technical support, customer service and other back-office capacity;

    - enhance and expand our service features and offerings;

    - continue to attract and hire experienced corporate professionals; and

    - recognize and capitalize on opportunities in foreign markets.

    If we are unable to successfully manage any one or more of the above challenges, our business could be harmed and the price of our common stock could be depressed.

WE WILL FACE CHALLENGES AND RISKS IN EXPANDING AND OPERATING OUR NETWORK

    Our success is dependent, in part, on our ability to continue to expand our network and to keep the network functioning properly and reliably. We intend to install DSL and ATM equipment across our network. We also plan to continue developing a European network and to install switching equipment in selected cities in El Salvador, Italy, Japan, Spain and Switzerland over the next 15 months. As we expand our network, we will face increasing challenges, including:

    - managing the construction of new fiber optic cable routes in a cost-effective manner, including obtaining required rights-of-way and construction licenses and timely completing the construction within our budget;

    - managing the acquisition and integration of DSL and ATM equipment into our network in a cost-effective manner;

    - increasing network traffic volume; and

    - selling capacity on our network.

    If we experience construction delays, we will not be able to begin carrying increased traffic over our own network as planned, which will impair our ability to improve our gross margins. Furthermore, our ability to sell IRUs or capacity to other carriers would be adversely affected by construction delays. See "Business--The WORLDxCHANGE Network--European Network--Network Expansion."

    The telecommunications industry is experiencing significant technological change. In order to remain competitive, we believe it will be necessary for us to acquire and incorporate new and emerging technologies into our network in the future. Integrating such new technologies into our system could increase the risk of system failure and result in further strain on our network. Moreover, there is no assurance that we will be able to afford any new technology that becomes available in the future. See "--The Costs of Expanding Our Business Will Be Significant; We Will Need Additional Capital to Complete the Build-out of Our European Network" and "--We Have a Limited Operating History and May Not Be Successful in Implementing Our Business Plan; We Have Had Historical Losses and Expect to Have Future Losses." Further, integration of such new and emerging technological changes into our network may create regulatory consequences that we cannot, at this time, anticipate.

    We face risks in operating our network that are beyond our control. These risks include:

    - the risk that our network hardware and/or software will be damaged as a result of fire or natural disasters, such as earthquakes;

    - the risk of power losses;

    - the risk of general transmission failures caused by cable cuts, switch failures and other factors; and

    - the risk that new technology could make our network obsolete or non-competitive.

    From time to time in the past we have experienced network failures or disruptions. We attempt to minimize customer inconvenience in the event of a network disruption by routing traffic to other circuits and switches that may be owned by other carriers. Such re-routing increases our transmission costs and may not always be possible. If our operations are significantly interrupted by any network failure, our business could be harmed and the price of our common stock could be depressed.

WE WILL FACE CHALLENGES AND RISKS IN IMPLEMENTING OUR DSL STRATEGY

    The implementation of our strategy of becoming a DSL service provider will entail significant challenges and risks. Historically, we have derived a substantial portion of our revenue from customers who are not obligated to purchase any minimum volume of service and who do not need to make any up-front cash investment to use our service. In contrast, our DSL customers will need to pre-subscribe to this service at a fixed monthly rate and will be required to pay up-front installation and other fees and costs, which could total several hundred dollars or more. There can be no assurance that we will be successful in attracting our existing or prospective customers to make the financial commitment associated with DSL service. In addition, we do not have experience in marketing or implementing DSL service, and there can be no assurance that we will be successful in doing so.

WE OPERATE INTERNATIONALLY AND AS SUCH FACE ADDITIONAL RISKS

    We are subject to risks inherent in conducting business internationally, which could require us to modify our operations in international markets, harm our international business and depress the price of our common stock. For the years ended September 30, 1996, 1997 and 1998, international revenue, including Canada, represented 8%, 13% and 20% of our total revenues, respectively. Revenue from our international operations continues to increase as a percentage of total revenue. Risks relating to conducting business internationally include:

    - unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

    - difficulties in staffing and managing foreign operations;

    - political risks;

    - technology export and import restrictions or prohibitions;

    - delays from customs brokers or government agencies;

    - seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and

    - potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws.

    A substantial portion of our revenues are denominated in non-U.S. currencies. We expect that an increasing percentage of our revenues will be denominated in non-U.S. currencies, while a disproportionate portion of our expenses, including interest and principal on our indebtedness, will continue to be denominated in U.S. dollars. We currently do not use foreign exchange contracts to hedge our foreign currency exposure and therefore we are exposed to fluctuations in the rate of exchange between foreign currencies and the U.S. dollar. If these fluctuations are or become significant, our business could be harmed and the price of our common stock could be depressed.

WE REQUIRE LOCAL CONNECTIVITY, WHICH IS OFTEN DIFFICULT TO OBTAIN, IN ORDER TO
  COMPETE COST-EFFECTIVELY IN OUR OVERSEAS MARKETS

    Monopolies or former monopolies own the only line to substantially all of the telephones in nearly all of the overseas markets in which we operate. Therefore, we need to interconnect with these dominant local carriers in order to cost effectively provide service in the geographic markets where we operate. In order to achieve local connectivity with the dominant local carrier in a particular geographic market, we must:

    - negotiate and execute an interconnection agreement with the dominant local carrier; and

    - implement the interconnection agreement by ordering lines from the dominant local carrier and conducting required interconnection testing in order to satisfy the dominant local carrier that we have properly tied our network into its network.

    Interconnection availability and rates are determined on a country-by-country basis. If these rates were to increase, our margins could shrink. In continental Europe, the dominant local carriers, which are our primary competitors, have only recently begun providing interconnection to other carriers and in many cases have delayed doing so.

    Interconnection agreements with the dominant local carriers typically facilitate our ability to obtain more favorable access and termination rates for the origination and termination of traffic and other benefits, such as the ability to offer customers abbreviated dialing. Because of these advantages, interconnection with the dominant local carrier is effectively a prerequisite to offering cost-effective services to customers in local markets. We cannot be certain that we will be able to maintain any of our interconnections, obtain additional interconnection in cities where we currently operate, which would increase our ability to handle larger traffic volumes or additional types of traffic or services, or obtain interconnection in additional cities, in each case on acceptable terms, on a timely basis or at all. If we are unable to obtain or maintain interconnection on commercially acceptable terms, particularly in key markets, our business could be harmed and the price of our common stock could be depressed.

THE COSTS OF EXPANDING OUR BUSINESS WILL BE SIGNIFICANT; WE WILL NEED ADDITIONAL
  CAPITAL TO COMPLETE THE BUILD-OUT OF OUR EUROPEAN NETWORK

    During the next 12 months, we plan to spend approximately $140 million for capital expenditures, including the planned development of our fiber optic network in Europe and acquisition of DSL, ATM and other network equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources," "Business--The WORLDxCHANGE Network-- Development of Broadband Network Capabilities" and "Business--The WORLDxCHANGE Network--European Network--Network Expansion." Our actual capital expenditures may be significantly higher than we currently anticipate, particularly if we perceive opportunities to acquire additional transmission capacity on attractive terms.

    We also expect to incur substantially greater sales and customer care expenses as we increase our customer base. We plan to expand our existing marketing programs and to hire additional internal sales personnel. These initiatives will be costly and may negatively affect our operating results.

    We will need to finance our expansion costs and capital expenditures through capital lease and vendor financing and by issuing additional debt or equity securities. The issuance of debt would increase our interest expenses and could be accompanied by additional restrictive covenants. The issuance of equity would dilute our shareholders' ownership interests in our company. There can be no assurance that we will be able to obtain additional financing on favorable terms or at all. If we are unsuccessful in obtaining additional financing, we would be forced to delay or curtail our planned network expansion and would not be able to take advantage of the expected benefits of having our own European fiber optic network.

WE HAVE MANY COMPETITORS WHO ENJOY SIGNIFICANT COMPETITIVE ADVANTAGES OVER US

    The markets for our services are extremely competitive, and we expect competition to continue to intensify. We believe that competition in our overseas markets will become as intense as competition in the United States.

    Our larger competitors include AT&T, MCI WorldCom, Sprint, Telstra, KPN Telecom, British Telecom, Deutsche Telekom, France Telecom and Belgacom. All of these competitors, and many other competitors, have larger networks than we do and control a greater portion of their transmission lines, which gives these competitors significant cost advantages over us. Many of our competitors currently offer customers additional services that we do not provide as part of an integrated package of services. In addition, many of our competitors, including the dominant local carriers in many of our markets, have long-standing relationships with our target customers and the regulators in local markets, and many already have universal name recognition.

    We also expect to face new competition from the Regional Bell Operating Companies (RBOCs), the principal U.S. local telephone companies, for long distance and Internet access services, such as DSL service, to their customers in the RBOCs' "in region" service areas in the United States. RBOCs would have significant competitive advantages, including substantial name recognition and established customer relationships. RBOCs will have a cost advantage over us and other competitors, since they are established local carriers.

    Providers using new or different technologies and/or transmission methods may also compete with us. These competitors include Internet service providers, cable television companies, wireless telephone companies, satellite owners and resellers, electric and other utilities, railways, microwave carriers and large end users that have private networks. Technological advances may enable one or more of them to provide competitive services on attractive terms.

WE ARE SUBJECT TO SIGNIFICANT REGULATORY RESTRICTIONS

    The jurisdictions in which we operate impose varying degrees and kinds of regulation on us. We cannot assure you that future regulatory, judicial and legislative changes will not harm our business or that domestic or international regulators or third parties will not raise material issues with respect to our compliance with applicable regulations.

    In the United States, the following federal and state regulatory matters affect our business:

    - Our ability to terminate international long distance calls for other carriers and to have our international long distance calls terminated by other carriers is subject to regulation;

    - We operate under tariffs providing for the rates, terms and conditions applicable to our services. The requirement that we file tariffs could be subject to modification or elimination, in which case we would have to secure contractual arrangements with each of our customers. Such a change could hinder our ability to collect our accounts receivable, increase our overall bad debt losses and collection expenses and increase our exposure to damage claims;

    - We are required to make universal service fund and other contributions on both the federal and state levels and to pay compensation to the owners of payphones, the amount and timing of which are subject to change;

    - We are required to pay access charges to local telephone companies to originate and terminate most interexchange or long distance calls, which account for a significant portion of our costs and are subject to change. See "Business-- Regulation";

    - We are subject to federal and state regulations prohibiting carriers from changing a customer's service without the customer's permission. As a result of its finding that we had violated these regulations during periods prior to March 1996, the California Public Utilities Commission revoked our license to provide intrastate telecommunications services in California and imposed a substantial fine on us. See "Business-- Legal Proceedings";

    - We are subject to consumer protection and marketing regulations, including regulations concerning the use of customer proprietary network information in cross-marketing efforts; and

    - We are subject to regulations relating to the provision of Internet access. See "Business--Regulation--United States-- Internet Regulation".

    - We are subject to state and federal interpretations of the Telecommunications Act of 1996 applicable to inter-carrier compensation for Internet-bound traffic, which are currently in a state of flux. See "Business Regulation--United States-- FCC Domestic Interstate Regulation."

    In Europe, the following regulatory matters affect our business:

    - European Union (EU) directives have mandated competition;

    - EU directives must be implemented on a national level, and such national legislation is variable and subject to delay;

    - EU directives impose requirements relating to data protection and customer privacy; and

    - We are subject to regulations concerning temporary license and/or interconnection matters.

    In the Pacific Rim, our business is affected by the following regulatory matters:

    - We are subject to various Australian state and federal laws, including consumer protection and competition legislation and legislation that regulates the provision of and access to telephony services and infrastructure;

    - We are required to pay interconnection charges to carriers to originate and terminate calls in Australia;

    - Our Australian operations may develop in a manner that would require us to obtain a carrier license. The acquisition of a carrier license would result in increased regulatory obligations, including the obligation to pay universal service fees.

    - Potential changes to the Commerce Act 1986 in New Zealand that could restrict trade practices that have the effect of reducing competition in the telecommunications market.

    In Canada, the following regulatory matters affect our business:

    - The new requirement that international carriers and resellers be licensed by the Canadian Radio-television and Telecommunications Commission (CRTC);

    - CRTC license requirements relating to such matters as anti-competitive conduct and consumer safeguards;

    - The CRTC regime of contribution charges (which are similar to access charges in the United States) with its associated traffic reporting requirements; and

    - Canadian government regulations restricting foreign ownership and control of facilities-based carriers operating in Canada.

    See "Business--Regulation" for a discussion of these and certain other regulatory risks and considerations relevant to our business.

INTERNATIONAL CALLING PRICES ARE DECLINING

    We compete for customers based primarily on price. Prevailing prices for international long distance services are declining worldwide. These price declines are due to a number of factors, including increased competition, particularly from the dominant local carriers and other carriers with substantial transmission networks and significant resulting cost advantages, and the erosion of the traditional pricing system for international long distance services. See "Business--The WORLDxCHANGE Network-- Costs of Call Origination, Transmission and Termination." We have no control over the prices set by our competitors, and when our competitors reduce their prices, we generally reduce our prices. Many dominant local carriers that had long enjoyed monopoly or near-monopoly pricing are substantially reducing their retail prices to protect market share and discourage competition. See "Business-- Competition." If calling prices continue to drop and are not offset by a substantial increase in our calling traffic or charges for additional services, or a decrease in our costs, we will experience shrinking revenues and gross margins, which will harm our business and depress the price of our common stock.

IF OUR INFORMATION SYSTEMS WERE TO FAIL, OUR ABILITY TO BILL OUR CUSTOMERS AND
  MANAGE OUR OPERATIONS COULD BE HARMED

    We rely heavily on our information systems to record and process large amounts of data quickly and accurately and to bill our customers. If our customer base continues to increase, we may need to make investments in new and upgraded information systems. We may encounter difficulties in integrating any revised or upgraded hardware, software and equipment technology that our suppliers may develop or use. Our business could be harmed and the price of our common stock could be depressed if we encounter delays or cost-overruns or suffer adverse consequences in implementing these systems. We have previously experienced problems with certain of our information systems. Should we experience additional problems with our billing and information systems in the future, our business could be harmed and our results of operations could be depressed. See "Business--The WORLDxCHANGE Network--Network Hardware and Software."

WE FACE YEAR 2000 TECHNOLOGY RISKS

    Year 2000 issues could harm our business and depress the price of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Year 2000 Computer Issues" for a discussion of these risks.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NOT BE SUCCESSFUL IN IMPLEMENTING
  OUR BUSINESS PLAN; WE HAVE HAD HISTORICAL LOSSES AND EXPECT TO HAVE FUTURE LOSSES

    We have a limited operating history. Although we were founded in 1991, we conducted only minimal business before 1993, and we have only been providing most of our current services in most of our current markets since 1996 or later. We have recently introduced or intend to introduce new services and features, including enhanced services such as Internet access services and e-commerce services and high-speed data access, which we have not historically offered to any significant extent. As a result of our limited operating history and experience, it will be difficult to accurately predict our revenues or results of operations. This may result in one or more future quarters where our financial results may fall below the expectations of analysts and investors, which could cause the price of our common stock to be depressed.

    Although we have achieved substantial revenue growth, we have experienced net losses for each fiscal year since our inception. For the nine months ended June 30, 1999, we had a net loss of $46.0 million, negative EBITDA of $22.7 million, and net cash used in operating activities was $4.5 million. In addition, as of June 30, 1999, we had total consolidated indebtedness of $129.4 million. We expect to have net losses through at least fiscal 2002 and cannot be certain that we will ever have profits or be able to repay principal and interest on money that we have borrowed. Our failure to achieve profitability could depress the price of our common stock.

WE ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER OUR DEBT OBLIGATIONS

    The legal documents governing our credit facility contain financial covenants, as well as restrictive covenants that impose limitations on our ability and the ability of certain of our subsidiaries to:

    - incur additional debt or guarantee debt;

    - pay dividends and make other distributions;

    - create liens on our property and that of certain of our subsidiaries;

    - enter into transactions out of the ordinary course of business;

    - prepay outstanding indebtedness;

    - enter into transactions resulting in a change of control of our company;

    - make capital expenditures or advances to our foreign subsidiaries beyond specified limits; and

    - make certain investments.

    These restrictions could prevent us from taking actions that may prove to be beneficial to shareholders or to our business. In addition, we are required to use 35% of the net proceeds of this and any future common stock offerings to repay our junior debt obligations. See "Certain Indebtedness."

WE FACE RISKS RELATING TO CARRIER AND OTHER WHOLESALE CUSTOMERS

    Our sales of transmission capacity to other carriers accounted for 45% of our consolidated net revenues for the nine months ended June 30, 1999, as compared to 42% for the fiscal year ended September 30, 1998. Carrier customers generally are extremely price sensitive. They often move their traffic from carrier to carrier based solely on small price changes, which may occur daily. As a result, margins from carrier revenues are usually very small. Moreover, we believe that carrier customers, particularly our smaller carrier customers, pose a higher credit risk on average than that posed by our retail customers as a whole. We have established credit criteria to address this risk, and we maintain an allowance for doubtful accounts receivable. However, we cannot be certain that these measures will adequately protect us against our credit risks.

IF WE ARE UNABLE TO OBTAIN OR IF WE INACCURATELY ESTIMATE REQUIRED TRANSMISSION
  CAPACITY, OUR COSTS WILL INCREASE AND OUR COMPETITIVE POSITION WILL BE HARMED

    Nearly all of our communications are carried on transmission lines. Our practice to date has been either to purchase ownership interests or IRUs in transmission lines or to lease the transmission capacity of another carrier or consortium of carriers, or to lease transmission capacity on a short-term basis. When we negotiate purchase and lease arrangements, we must estimate the future supply and demand for transmission capacity, as well as our customer calling patterns and traffic levels. We could suffer competitive disadvantages if we base our acquisitions of transmission capacity on inaccurate projections.

    In many of our markets outside of the United States, dominant local carriers are the only significant providers of transmission facilities. In these countries, carriers with a monopoly or near-monopoly position may provide lease transmission capacity at artificially high rates. In some areas, dominant local carriers may not be required by law to provide us with transmission capacity at all. Even when dominant local carriers are required by law to provide transmission capacity to other carriers, we and other private carriers have often experienced substantial delays in negotiating leases or other transmission arrangements. If we were unable to obtain sufficient transmission capacity, we would be forced to attempt to use the networks of other carriers at increased cost (if available at all), which would harm our business and depress the price of our common stock.

WE OBTAIN MOST OF OUR NETWORK EQUIPMENT FROM ONE SUPPLIER

    We purchase a significant portion of our switching equipment from Siemens AG. Siemens also provides a substantial portion of our technical support for this equipment. In addition, Siemens may from time to time introduce software and hardware upgrades, which increase the efficiency and/or features of our switching equipment. These upgrades frequently can be purchased only directly from Siemens. We cannot be certain that, as we expand our network, we will be able to acquire the necessary Siemens equipment or compatible equipment. If we are unable to do so on a timely basis or at a reasonable price or at all, we may experience delays, operational problems or increased expenses, any of which could harm our business and the price of our common stock. See "Business--The WORLDxCHANGE Network-- Network Hardware and Software."

IF WE LOSE THE SERVICES OF OUR KEY PERSONNEL, OUR OPERATIONS COULD BE HARMED

    Our success is substantially dependent upon the continued services of the key members of our management. We are highly dependent upon Roger Abbott, our chief executive officer and a director, and Christopher Bantoft, our president and a director. In addition, Walt Anderson, the chairman of our board of directors, has made important contributions to the strategic direction of our company and has facilitated recent access to outside capital. If we were to lose the services of Mr. Abbott, Mr. Bantoft, Mr. Anderson or any of the other members of our senior management team, our business could be harmed and the price of our common stock could be depressed.

    We are also highly dependent upon the efforts and contributions of our other key managerial and highly skilled employees. These employees are in great demand. We cannot be certain that we will be able to retain them or that we will be able to attract, integrate or retain these kinds of employees in the future. Our inability to do so could harm our business and depress the price of our common stock.

WE RELY ON THIRD PARTY SELLERS

    We expect to sell an increasing portion of our services through indirect distribution channels, including independent sales representatives, distributors and, to a lesser extent, resellers. We do not have control over these third party sellers or their agents and employees. Therefore, we cannot be certain that they will perform well for us or that their interests will be aligned with ours. In addition, we could lose the services of our third party sellers at any time and without notice. For example, our competitors may attract our third party sellers with financial and other incentives to leave us and go to work for our competitors. If our third party sellers fail to perform well or terminate their business relationships with us, our business could be harmed and the price of our common stock could be depressed.

    In addition, recent European Union regulations pertaining to commercial agents provide sales agents with far greater protection than under prior legislation. These recent regulations could require us to pay significant termination payments to our third party sellers in the event we have any disputes with them.

WE MAY HAVE TROUBLE MAINTAINING OUR CUSTOMER BASE

    We derive a substantial portion of our revenues from customers who are not obligated to purchase any minimum volume of service and may discontinue our service, without penalty, at any time. We believe that most of our customers perceive telecommunications providers to be relatively fungible and are therefore highly price sensitive. In addition to price competition, we also compete for our customers based on technological advances, marketing programs, billing functions and quality of service. As a result, we face a relatively high customer turnover rate. This, in turn, makes us vulnerable to significant fluctuations in the timing and amount of our revenues. If we lose a significant portion of our customers and are unable to replace them with other customers, our business would be harmed and the price of our common stock would be depressed.

OUR PRINCIPAL SHAREHOLDERS COULD HAVE SIGNIFICANT INFLUENCE OVER OUR AFFAIRS

    When this offering is complete, our executive officers and directors, members of their immediate families and affiliated entities will control, in the
aggregate, approximately    % of our outstanding common stock. As a result,
these shareholders will have majority control of our company, the ability to approve certain fundamental corporate transactions and to elect a majority of the members of our board of directors. The exercise of these powers may present conflicts of interest between these shareholders and the other owners of our capital stock. In addition, the fact that the ownership of our capital stock is concentrated in the hands of a few shareholders may have the effect of delaying, deferring or preventing a change of control of our company, even if such transaction may otherwise be desirable to the shareholders generally. Such concentration of ownership could also prevent the other shareholders from removing incumbent management even if factors warrant such removal. See "Principal Shareholders."

    In addition, upon completion of the issuance of our Series A Convertible Preferred Stock, a corporate affiliate of our chairman of the board will own all outstanding shares of this stock. Until the conversion of this stock, this affiliate will have an effective veto right over certain merger and other fundamental corporate transactions under California law. See "-- Description of Capital Stock--Preferred Stock-- Series A Convertible Preferred Stock."

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS

    We may pursue selected acquisitions, some of which could be material. Our ability to engage in acquisitions will depend on our ability to identify attractive acquisition candidates and, if necessary, obtain financing on satisfactory terms, which cannot be assured. We face the following challenges in undertaking acquisitions:

    - potential distraction to management;

    - integrating the network and operations of acquired businesses into our own;

    - integrating the acquired business's financial, computer and other systems into our own;

    - unanticipated liabilities or contingencies from the acquired company; and

    - reduced earnings or increased losses due to increased goodwill amortization, increased interest costs and costs related to integration.

    We could use our common stock to pay for acquisitions, which would dilute our shareholders' ownership interests in our company. If we are unsuccessful in addressing the challenges arising out of acquisitions, our business could be harmed and the price of our common stock could be depressed.

WE HAVE ADOPTED ANTI-TAKEOVER MEASURES THAT COULD DISCOURAGE TAKEOVER ATTEMPTS
  AND COULD LIMIT THE OPPORTUNITY FOR OUR SHAREHOLDERS TO RECEIVE A PREMIUM FOR THEIR SHARES

    Certain provisions in our articles of incorporation and bylaws may discourage, delay or prevent an acquisition of our company at a premium price. These provisions:

    - authorize the issuance of "blank check" preferred stock;

    - provide for a classified board of directors;

    - prohibit cumulative voting in the election of directors;

    - require a super-majority shareholder vote to effect certain amendments to our articles of incorporation and bylaws;

    - limit the persons who may call special meetings of shareholders; and

    - establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings.

    As a result of these provisions, our management could attempt to utilize these provisions to discourage or reject unsolicited bids to acquire us, including bids that may propose the payment to our shareholders of a premium over the then current market price of their shares. In addition, we may adopt a shareholder rights plan after the completion of this offering. This plan would cause substantial dilution to any person or group that attempts to acquire our company on terms not approved in advance by our board of directors. See "Description of Capital Stock--Anti-Takeover Provisions."

    Certain provisions of the California General Corporation Law, our shareholder rights plan and some of our employment agreements may delay, deter or prevent someone from acquiring us in a transaction that would provide our shareholders with a premium over the market price for our shares of common stock. In addition, the Federal Communications Commission and certain state public service commissions require prior approval of transfers of control.

    Our credit facility also prohibits us from entering into a change of control transaction without the prior consent of our lender. See "Certain Indebtedness."

THERE HAS NOT BEEN A PUBLIC MARKET FOR OUR COMMON STOCK; OUR STOCK PRICE MAY BE
  VOLATILE

    There has not been a market for our common stock, and there can be no assurance that a public market for our common stock will develop or be sustained after this offering. A number of factors, many of which we cannot control, may cause our stock price to fluctuate significantly, including:

    - variations in operating results;

    - changes in financial estimates by securities analysts;

    - changes in market valuations of telecommunications companies;

    - announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

    - our ability or inability to implement our expansion plans;

    - an adverse decision by a regulatory agency in one of our primary markets;

    - increases or decreases in reported holdings by insiders or mutual funds;

    - the hiring or departure of key personnel;

    - future sales of common stock; and

    - general stock market price and volume fluctuations.

A SIGNIFICANT PORTION OF OUR TOTAL OUTSTANDING SHARES ARE RESTRICTED FROM
  IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

    After this offering, and giving effect to the conversion of the Series A Convertible Preferred Stock into a total of 2,727,270 shares of common stock, we
will have outstanding       shares of common stock. This includes the
shares we are selling in this offering which may be resold in the public market
immediately. The remaining    %, or 39,693,141 shares, of our total outstanding
shares as of August 16, 1999 will become available for resale in the public market as shown in the chart below.

    As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

NUMBER OF SHARES / % OF     DATE OF AVAILABILITY FOR
TOTAL OUTSTANDING           RESALE INTO PUBLIC MARKET

5,262,175 /    %            IMMEDIATELY AFTER THE DATE
                            OF THIS PROSPECTUS UNDER
                            RULE 144(K)
235,749 /    %              90 DAYS AFTER THE DATE OF
                            THIS PROSPECTUS UNDER RULE
                            144 OR RULE 701
27,185,914 /    %           181 DAYS AFTER THE DATE OF
                            THIS PROSPECTUS UPON
                            EXPIRATION OF AN AGREEMENT
                            THESE SHAREHOLDERS HAVE
                            WITH THE UNDERWRITERS.
                            HOWEVER, THE UNDERWRITERS
                            CAN WAIVE THIS RESTRICTION
                            AND ALLOW THESE
                            SHAREHOLDERS TO SELL THEIR
                            SHARES AT ANY TIME UNDER
                            RULE 144.

7,009,303 /    %            BETWEEN 181 DAYS AND 365
                            DAYS AFTER THE DATE OF
                            THIS PROSPECTUS DUE TO THE
                            REQUIREMENTS OF THE
                            FEDERAL SECURITIES LAWS.

    Immediately after this offering, we intend to file registration statements under the Securities Act covering 7,659,721 shares of the common stock reserved for issuance upon exercise of options granted under our stock option plans or outside of these plans or to be granted under the 1999 Stock Option/Stock Issuance Plan. The registration statements are expected to be filed and become effective as soon as practicable after the closing of this offering. Accordingly, shares registered under the registration statements will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market beginning on the date the registration statements covering these shares becomes effective.

OUR QUARTERLY RESULTS ARE SUBJECT TO FLUCTUATION

    Our quarterly operating results are difficult to forecast with any degree of accuracy as they are subject to significant fluctuations resulting from a number of factors. Fluctuations in our results make it harder to identify and understand trends in our business and may lead to volatility in our stock price. Given our past fluctuations in quarterly results, we believe that period to period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

OUR RESULTS CAN MATERIALLY DIFFER FROM THOSE FORECAST OR EXPRESSED IN THE
  FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS

    This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "could," "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions and are not guarantees of future performance. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from those expressed or reflected in any forward-looking statement.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

               ACQUISITION OF MINORITY INTERESTS IN SUBSIDIARIES

    On August 24, 1999 we agreed to issue 1,450,000 shares of our common stock to the TVG Asian Communications Fund in exchange for its 40% interest in our Australian operating subsidiary. This transaction will close upon the receipt of required regulatory approvals in Australia. In addition, on August 10, 1999, we issued 104,763 shares of our common stock to Richard A. D. Vincent, a former executive officer of our Australian operating subsidiary, in exchange for 1,000,000 shares of common stock of our subsidiary, WxL International-Australia, Inc., which holds a majority equity interest in our Australian operating subsidiary.

                                USE OF PROCEEDS

    The net proceeds to be received by us from the offering are estimated to be
approximately $   million after deducting discounts, commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering as follows:

    - $ million to repay a portion of our subordinated indebtedness, which, after giving effect to this payment, will be due and payable on November 30, 2002; and

    - the remainder of the proceeds for network expansion and equipment purchases, other capital expenditures, sales and marketing, as well as to fund working capital and for general corporate purposes.

    While we currently intend to use the net proceeds of the offering in the manner described above, the actual allocation of funds among these uses will depend on future developments in or affecting our business, the competitive environment in which we operate, and the emergence of future opportunities. Pending use of the net proceeds as described above, the net proceeds will be invested in investment grade, short-term marketable securities.

                                DIVIDEND POLICY

    We have not declared or paid any cash dividends or distributions on our common stock since our inception. We anticipate that, for the foreseeable future, all earnings will be used to pay dividends on our Series A Convertible Preferred Stock or retained for use in our business, and no cash dividends will be paid on our common stock. See "Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock." Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansions, the ability of our subsidiaries to pay dividends or otherwise make cash payments or advances to us and restrictions, if any, under any future debt obligations, as well as other factors that our board of directors deems relevant. Our credit facility restricts our ability to pay cash dividends, including on our common stock and Series A Convertible Preferred Stock. In addition, under the terms of our Series A Convertible Preferred Stock, we are not permitted to pay any dividends on our common stock unless we have paid all required dividends on our Series A Convertible Preferred Stock.

                                 CAPITALIZATION

    The following table sets forth our unaudited cash and cash equivalents, short-term debt and capitalization as of June 30, 1999, (i) on an actual basis,
(ii) on a pro forma basis giving effect to our issuance of 1,554,763 shares of common stock in connection with the planned acquisition of minority interests in certain subsidiaries, at a deemed fair value of approximately $17 million (see "Acquisition of Minority Interests in Subsidiaries"), and the planned issuance of 30,000 shares of Series A Convertible Preferred Stock, convertible into 2,727,270 shares of common stock, for proceeds of $30 million, and (iii) on a pro forma as adjusted basis for the sale of the common stock offered hereby, at
an assumed initial public offering price of $    per share on a pro forma basis,
and the application of the net proceeds as described in "Use of Proceeds." The table should be read in conjunction with the Consolidated Financial Statements and notes thereto, which are included elsewhere herein.

                                                                                         AS OF JUNE 30, 1999
                                                                                 -----------------------------------
                                                                                                          PRO FORMA
                                                                                  ACTUAL     PRO FORMA   AS ADJUSTED
                                                                                 ---------  -----------  -----------
                                                                                            (IN MILLIONS)
Cash and cash equivalents......................................................  $    38.2   $    68.2    $
                                                                                 ---------  -----------  -----------
                                                                                 ---------  -----------  -----------
Short-term debt:
    Current portion of long-term debt and subordinated debentures..............  $     8.9   $     8.9    $     8.9
    Current portion of capital lease obligations...............................        8.1         8.1          8.1
                                                                                 ---------  -----------  -----------
      Total short-term debt....................................................  $    17.0   $    17.0    $    17.0
                                                                                 ---------  -----------  -----------
                                                                                 ---------  -----------  -----------
Long-term debt, net of current portion:
    Long-term debt.............................................................  $    22.4   $    22.4    $
    Notes......................................................................       64.0        64.0
    Capital lease obligations..................................................       26.0        26.0
                                                                                 ---------  -----------  -----------
      Total long-term debt.....................................................      112.4       112.4
Minority interest..............................................................        5.5      --           --

Shareholders' equity (deficit):
    Preferred stock no par value; 10,000,000 shares authorized;
      Series A Convertible Preferred Stock no par value; zero shares outstanding, actual; 30,000 shares issued and outstanding, pro forma;
        30,000 shares issued and outstanding, pro forma as adjusted............     --            30.0         30.0
    Common stock no par value; 100,000,000 shares authorized; 35,411,108 shares issued and outstanding, actual; 36,965,871 shares issued and outstanding,
      pro forma(1);       shares issued and outstanding, pro forma as
      adjusted(1)..............................................................       81.6        98.7
    Notes receivable from shareholders.........................................       (1.1)       (1.1)        (1.1)
    Accumulated other comprehensive income.....................................       (2.3)       (2.3)        (2.3)
    Accumulated deficit........................................................     (142.4)     (142.4)      (142.4)
                                                                                 ---------  -----------  -----------
      Total shareholders' equity (deficit).....................................      (64.2)      (17.1)
                                                                                 ---------  -----------  -----------
        Total capitalization...................................................  $    53.7   $    95.3    $
                                                                                 ---------  -----------  -----------
                                                                                 ---------  -----------  -----------

--------------------------

(1) Excludes:

    - 7,000,000 shares of common stock reserved under our stock option plans, of which 2,479,626 shares of common stock at a weighted average exercise
      price of $        per share are covered by outstanding options as of
      August 16, 1999;

    - 1,194,095 shares of common stock issuable upon the exercise of options granted by us outside of our stock option plans, with a weighted average
      exercise price of $        per share as of August 16, 1999; and

    - a total of       shares of common stock issuable upon the exercise of
      warrants outstanding or to be outstanding following the closing of this
      offering at a weighted average exercise price of $   per share.

                                    DILUTION

    The difference between the public offering price per share of the common stock and our net tangible book value per share after the offering constitutes the dilution to investors in the offering. Net tangible book value per share is determined by dividing our net tangible book value (tangible assets less total liabilities) by the applicable number of shares of common stock. At June 30, 1999, the pro forma net tangible book value (deficit) of our common stock was $(60.8) million, or $(1.64) per share of common stock based on a total of 36,965,871 shares outstanding. After giving effect to the sale of the shares of common stock offered hereby, at the initial public offering price per
share of $    , and the application of the net proceeds from such sale, our pro forma net tangible book value attributable to our common stock at June 30, 1999
would have been $    million or $    per share, representing an immediate
increase in pro forma net tangible book value of $    per share to existing
shareholders and an immediate dilution of $    per share to new investors.

    The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

Assumed initial public offering price per share...................................             $
  Pro forma net tangible book value (deficit) per share before the offering.......  $   (1.64 (1)
  Increase in net tangible book value per share attributable to new investors.....
                                                                                    ---------
  Pro forma net tangible book value per share after the offering..................
                                                                                               ---------
Dilution per share to new investors...............................................             $
                                                                                               ---------
                                                                                               ---------

--------------------------

(1) Pro forma net tangible book value gives effect to the issuance of a total of 1,554,763 shares of our common stock in connection with our planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries." Pro forma net tangible book value per share of common stock is computed by reducing pro forma total assets of $211.3 million at June 30, 1999 by $13.7 million (the amount of pro forma intangible assets), subtracting total pro forma liabilities of $258.4 million, and then dividing by 36,965,871 (the pro forma number of shares outstanding at June 30, 1999 after giving effect to the issuance of 1,554,763 shares in connection with our planned acquisition of minority interests in certain subsidiaries as described under "Acquisition of Minority Interests in Subsidiaries"). Pro forma net tangible book value excludes the effect of the planned issuance of 30,000 shares of Series A Convertible Preferred Stock for $30 million, which are convertible into 2,727,270 shares of common stock.

    The following table sets forth, with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from us, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share paid.

                                                           SHARES PURCHASED           TOTAL CONSIDERATION        AVERAGE
                                                       -------------------------  ---------------------------     PRICE
                                                          NUMBER       PERCENT        AMOUNT        PERCENT     PER SHARE
                                                       ------------  -----------  --------------  -----------  -----------
Existing shareholders................................    39,693,144            %  $  131,794,692            %   $    3.32
New investors........................................                          %                            %   $
                                                       ------------       -----   --------------       -----
    Total............................................                     100.0%  $                    100.0%
                                                       ------------       -----   --------------       -----
                                                       ------------       -----   --------------       -----

    The foregoing table assumes:

    - no exercise of outstanding options to purchase 3,673,721 shares of common
      stock at a weighted average exercise price of $   per share as of August
      16, 1999;

    - no exercise of warrants to purchase a total of       shares of common
      stock at a weighted average exercise price of $    per share;

    - the issuance of a total of 1,554,763 shares of common stock in connection with our planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries"; and

    - the conversion of the 30,000 shares of Series A Convertible Preferred Stock into 2,727,270 shares of common stock.

To the extent that any outstanding options or warrants are exercised, there may be further dilution to new investors. See "Capitalization" and "Management--Stock Option Plans."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    In the table below, we provide you with selected consolidated financial data of WORLDxCHANGE. The selected consolidated financial data as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of September 30, 1994, 1995 and 1996 and for the years ended September 30, 1994 and 1995 are derived from our audited consolidated financial statements that are not contained herein. The selected consolidated financial data as of June 30, 1999 and for the nine-month periods ended June 30, 1998 and 1999 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus, which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such information. Operating results for the nine months ended June 30, 1999 are not necessarily indicative of the results that are expected for fiscal 1999. When you read this selected consolidated financial data, it is important that you also read the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

                                                                                                         NINE MONTHS ENDED
                                                          YEAR ENDED SEPTEMBER 30,                            JUNE 30,
                                      ----------------------------------------------------------------  --------------------
                                                                                             PRO FORMA
                                                                                             ---------
                                        1994       1995       1996       1997       1998      1998(1)     1998       1999
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                          (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues............................  $    39.3  $   101.7  $   183.9  $   331.7  $   398.9  $   398.9  $   301.0  $   304.3
Cost of services....................       20.9       64.5      127.9      235.0      287.3      287.3      207.2      238.6
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit........................       18.4       37.2       56.0       96.7      111.6      111.6       93.8       65.7

Selling, general & administrative...       16.6       38.6       64.5      113.5      115.0      115.0       81.2       88.4
Depreciation and amortization.......        0.9        3.1        7.0        8.7       12.3       12.9        8.9       12.4
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).............        0.9       (4.5)     (15.5)     (25.5)     (15.7)     (16.3)       3.7      (35.1)

Interest expense....................        0.9        3.3        5.7        8.7       11.9       11.9        8.6       12.5
Other expense, net..................       (0.3)      (0.2)       0.6        3.4        1.4        1.4        0.2        0.2
Minority interest...................     --           (0.2)      (0.2)      (0.5)      (1.5)    --           (1.1)      (1.8)
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...................  $     0.3  $    (7.4) $   (21.6) $   (37.1) $   (27.5) $   (29.6) $    (4.0) $   (46.0)
Basic and diluted net income (loss)
  per share.........................  $    0.01  $   (0.27) $   (0.78) $   (1.34) $   (0.99) $   (1.01) $   (0.15) $   (1.41)
Shares used to compute basic and
  diluted net income (loss) per
  share.............................     27.398     27.572     27.572     27.734     27.760     29.315     27.734     32.696
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
EBITDA(2)...........................  $     1.8  $     1.4  $    (8.5) $   (16.8) $    (3.4) $    (3.4) $    12.6  $   (22.7)
Net cash provided by (used in)
  operating activities..............        0.3        2.6        7.6       (7.2)     (31.7)     (31.7)     (28.0)      (4.5)
Capital expenditures................        5.8       24.3        8.7       19.4       22.4       22.4       14.2       57.8

GEOGRAPHIC DATA:
Net revenues:
  North America.....................  $    39.3  $   100.9  $   171.4  $   291.7  $   321.8  $   321.8  $   244.9  $   238.0
  Pacific Rim.......................     --            0.3        7.5       24.4       58.4       58.4       43.5       43.0
  Europe............................     --            0.5        5.0       15.6       18.7       18.7       12.6       23.3
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total...........................  $    39.3  $   101.7  $   183.9  $   331.7  $   398.9  $   398.9  $   301.0  $   304.3
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                      PRO FORMA
                                      ---------
                                       1999(1)
                                      ---------

STATEMENT OF OPERATIONS DATA:
Revenues............................  $   304.3
Cost of services....................      238.6
                                      ---------
Gross profit........................       65.7
Selling, general & administrative...       88.4
Depreciation and amortization.......       12.8
                                      ---------
Operating income (loss).............      (35.5)
Interest expense....................       12.5
Other expense, net..................        0.2
Minority interest...................     --
                                      ---------
Net income (loss)...................  $   (48.2)
Basic and diluted net income (loss)
  per share.........................  $   (1.41)
Shares used to compute basic and
  diluted net income (loss) per
  share.............................     34.251
                                      ---------
                                      ---------
OTHER DATA:
EBITDA(2)...........................  $   (22.7)
Net cash provided by (used in)
  operating activities..............       (4.5)
Capital expenditures................       57.8
GEOGRAPHIC DATA:
Net revenues:
  North America.....................  $   238.0
  Pacific Rim.......................       43.0
  Europe............................       23.3
                                      ---------
    Total...........................  $   304.3
                                      ---------
                                      ---------

                                                        (FOOTNOTES ON NEXT PAGE)

                                                                                                                   AS OF
                                                                                                                  JUNE 30,
                                                                                                                    1999
                                                                     AS OF SEPTEMBER 30,                   ----------------------
                                                    -----------------------------------------------------                 PRO
                                                      1994       1995       1996       1997       1998      ACTUAL     FORMA(3)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                                                                    (IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents.........................  $     0.2  $     1.4  $     3.4  $     4.3  $    20.9  $    38.2   $    68.2
Working capital (deficit).........................       (4.5)     (15.1)     (35.4)     (50.4)     (37.0)     (41.8)      (11.8)
Total assets......................................       16.8       55.2       62.8      103.7      120.1      199.7       241.3
Short-term debt and capital lease obligations.....        2.7       13.5       15.7        9.5       20.3       17.0        17.0
Long-term debt, net of current portion............        4.5       24.9       24.7       49.2       99.3      112.4       112.4
Minority interest.................................     --         --            0.3        8.8        7.3        5.5      --
Total shareholders' deficit.......................       (1.1)      (8.6)     (32.0)     (68.9)     (89.6)     (64.2)      (17.1)

--------------------------

(1) The pro forma Statement of Operations Data give effect to:

    - the amortization of a portion of the newly created intangible assets resulting from the planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries." The amortization was based upon an estimated useful life of 20 years; and

    - the removal of losses previously allocated to the minority interest holders in certain subsidiaries.

(2) EBITDA represents operating income (loss) plus depreciation and amortization expense. We have included information concerning EBITDA herein because such information is commonly used in the telecommunications industry as one measure of an issuer's operating performance and historical ability to service debt. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by operating activities, is not necessarily comparable to similarly titled measures of other companies, should not be used as a measure of operating income and cash flows from operations as determined under generally accepted accounting principles and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with generally accepted accounting principles.

(3) The pro forma Balance Sheet Data give effect to:

    - the issuance of 1,554,763 shares of common stock by us for the planned acquisition of minority interests in certain subsidiaries, generating the following adjustments:

       -- the creation of an intangible asset in the amount of $11.6 million, representing the excess value of the stock issued over the minority interest recorded in the financial statements; and

       --  the elimination of the minority interest in these subsidiaries.

    - the planned issuance of 30,000 shares of our Series A Convertible Preferred Stock at a price of $1,000 per share convertible into 2,727,270 shares of common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS, THE NOTES THERETO AND THE OTHER FINANCIAL DATA INCLUDED ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO HISTORICAL INFORMATION, THE FOLLOWING DISCUSSION AND OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVES RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY FORWARD-LOOKING INFORMATION DUE TO FACTORS DISCUSSED UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    GENERAL

    We are a leading global telecommunications company that specializes in providing high-quality, low-cost domestic and international telecommunications services. We have established retail and wholesale operations in North America, Europe and the Pacific Rim. Our global facilities include 40 switches located in major metropolitan areas in 12 countries. Our network has been designed to give us the ability to simultaneously carry voice and data. We connect our switches with a network of owned and leased undersea and land-based fiber optic cables. Our revenues have grown from $184 million in fiscal 1996 to $332 million in fiscal 1997 to $399 million in fiscal 1998.

    REVENUES

    We obtain our revenues from providing international and domestic telecommunication services to retail and wholesale customers on four continents. Our retail revenues are derived from usage generated by residential and commercial customers. Our wholesale revenues are comprised of revenues generated from sales to other U.S. and foreign telecommunications carriers and resellers.

    Revenues are derived mainly from the number of minutes (or fractions thereof) used by our customers and billed by WORLDxCHANGE and are recognized upon completion of the calls, as well as, to a lesser extent, from certain recurring and non-recurring fees that are recognized when services are provided. Prices for long distance calls have decreased substantially in many of the markets that we serve due to increased competition and to cost reductions associated with technological advancements. As a consequence, we have experienced and expect to continue to experience declining revenues per minute in these markets. We expect that increased minute volumes will more than offset the impact on our revenue from declining revenues per minute.

    We have experienced substantial growth with revenues increasing from $183.9 million in fiscal 1996 to $398.9 million in fiscal 1998. Our recent growth shows revenue increasing in each of the first three quarters of fiscal 1999: from $89.9 million in the first quarter to $100.8 million in the second quarter to $113.6 million in the third quarter.

    Our total retail revenues have grown significantly, from $69.2 million in fiscal 1996 to $191.7 million in fiscal 1998. Our foreign retail revenues have increased from $10.7 million in fiscal 1996 to $68.1 million in fiscal 1998. We have achieved our retail growth primarily through the use of direct mail marketing campaigns in Europe, the U.S. and Australia, as well as through agent sales. We have achieved substantial revenue growth despite the fact that we have historically been hampered by cash constraints and at times during these periods have had to curtail spending on sales and marketing programs. We believe that our direct mail and other marketing programs will become increasingly effective as we obtain the cash resources required to consistently fund them.

    The following table reflects percentages of total revenue from our North American and non-North American operations and by type of customer for fiscal 1996, 1997, and 1998 and the nine months ended June 30, 1998 and 1999:

                                                                                                            NINE MONTHS
                                                                                                               ENDED
                                                                          YEAR ENDED SEPTEMBER 30,            JUNE 30,
                                                                       -------------------------------  --------------------
                                                                         1996       1997       1998       1998       1999
                                                                       ---------  ---------  ---------  ---------  ---------
Retail:
North America........................................................         32%        34%        31%        32%        31%
Outside North America................................................          6          8         17         17         18
                                                                       ---------  ---------  ---------  ---------  ---------
    Total Retail.....................................................         38         42         48         49         49

Carrier:
North America........................................................         48         46         40         38         41
Outside North America................................................          1          3          2          2          4
                                                                       ---------  ---------  ---------  ---------  ---------
    Total Carrier....................................................         49         49         42         40         45

Operator Services....................................................         13          9         10         11          6
                                                                       ---------  ---------  ---------  ---------  ---------
    Total Revenues...................................................        100%       100%       100%       100%       100%

    As we implement our growth strategy, we expect our operations outside North America, particularly in Europe, to contribute an increasingly larger percentage of our revenues. In addition, we expect carrier revenue to become a smaller percentage of total revenue as our marketing efforts continue to focus on retail customers. Carrier customers are generally more price-sensitive and revenues from carriers generally generate lower gross margins than revenues from retail customers. Although we continue to sell and market our operator services, we have reduced the level of marketing associated with this business and do not anticipate these revenues to grow.

    COST OF SERVICES

    Cost of services is our largest expense and consists of both variable and fixed costs. Variable costs include costs associated with the origination and termination of calls. Virtually all calls we carry must be originated and terminated by a local carrier. Variable costs also include the cost of transmitting calls using the long distance facilities of other carriers, which we use if we cannot carry the traffic over our own network. These local and long distance carriers charge on a per minute basis. Our fixed costs consist of leased point-to-point cable capacity, which typically requires fixed monthly payments regardless of usage. Because the cost of leased lines is fixed, transmitting a greater portion of our traffic over the leased lines reduces our incremental marginal transmission costs. Accordingly, once certain volume levels are reached, leased line capacity can be more cost-effective than capacity acquired from other long distance carriers.

    Capitalized costs associated with our ownership interests in cables, known as "MIUs", and long-term rights of use in cables or other facilities, known as "IRUs", are expensed in depreciation and amortization and are therefore not accounted for as part of cost of services. To the extent our expanded use of MIUs or IRUs reduces our utilization of leased lines and the facilities of other long distance carriers, we believe the increase in depreciation expense associated with the MIUs or IRUs will be fully offset by a decrease in our variable and fixed cost of services.

    We intend to continue to reduce our dependence on transmission arrangements with other carriers by increasing the percentage of our traffic carried on our network. We plan to expand the geographic scope and capacity of our network. Our strategy is to bring our network as close to the end user as possible, reducing the need to use other carriers' networks. We believe that control of network infrastructure is critical to enhancing our position as a high-quality, low-cost provider of communications services and will enable us to better manage service offerings.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Our selling, general and administrative expenses consist of commissions paid to our independent agents and direct sales force, advertising and promotional costs, direct mail expenses, employee compensation, occupancy, insurance, professional fees, bad debt expense, expenses relating to customer service operations and the costs related to maintaining and supporting our systems. As we start operations in new countries, we incur significant start-up costs associated with establishing a supporting infrastructure, particularly for hiring and training of personnel, leasing office space and paying various fees in conjunction with our business. As we increase our sales and marketing efforts and commence operations in new countries, we expect that our sales and marketing expenses will increase.

    DEPRECIATION AND AMORTIZATION EXPENSES

    Depreciation and amortization expenses consist of depreciation of all fixed assets and computer equipment, as well as amortization of the fixed costs associated with our:

    - owned and leased switching platforms, which have been capitalized and are being amortized over their estimated useful lives or the term of the lease, which is typically five to seven years; and

    - MIU or IRU interests in international undersea and on-land fiber-optic cable systems, which are being amortized over their estimated useful lives, which is typically 20 years.

    Following the offering, as we expand our network, we expect depreciation and amortization expenses to increase significantly.

    INTEREST EXPENSE

    Interest expense principally consists of interest payable on our revolving credit agreement, subordinated notes, notes payable and capital leases. Following the offering, as we incur additional indebtedness to expand our network, we expect interest expense to increase.

    INCOME TAXES

    As of September 30, 1998, we had net operating loss carryforwards available for federal, state, and foreign tax purposes of approximately $43.0 million, $29.9 million and $26.5 million, respectively. The federal net operating loss carryforwards will begin expiring in 2007 and the state net operating loss carryforwards will expire from 1999 through 2003, unless previously utilized. The Canadian and Netherlands net operating loss carryforwards, in the amounts of $4.7 million and $700,000, respectively, will begin expiring in 2002. Our other foreign net operating loss carryforwards carry forward indefinitely. The realization of future domestic benefits from net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code if certain cumulative changes occur in our equity ownership. We have not recognized any income tax benefit in our historical financial statements because we believe the realization of the deferred tax asset is uncertain. See Note 7 to Consolidated Financial Statements.

    QUARTERLY RESULTS OF OPERATIONS

    The following table sets forth certain unaudited quarterly results of operations data for each of the three quarters in the nine month period ended June 30, 1999. In our opinion, this information has been prepared substantially on the same basis as the audited financial statements appearing elsewhere in this prospectus, and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the unaudited quarterly results of operations data.

                                                                                        THREE MONTHS ENDED
                                                                               -------------------------------------
                                                                               DECEMBER 31,    MARCH 31,   JUNE 30,
                                                                                   1998          1999        1999
                                                                               -------------  -----------  ---------

                                                                                           (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues.....................................................................    $    89.9        $100.8      $113.6
Cost of services.............................................................         70.4          79.4        88.8
                                                                                    ------    -----------  ---------
Gross profit.................................................................         19.5          21.4        24.8
Selling general and administrative...........................................         27.9          29.2        31.3
Depreciation and amortization................................................          3.6           4.1         4.7
                                                                                    ------    -----------  ---------
Operating loss...............................................................        (12.0  )      (11.9 )     (11.2)
Interest expense.............................................................          4.3           3.8         4.3
Other expense, net...........................................................          0.1            --         0.1
Minority interest............................................................         (0.6  )       (0.5 )      (0.7)
                                                                                    ------    -----------  ---------
Net loss.....................................................................  ($     15.8  )     ($15.2 )    ($14.9)
                                                                                    ------    -----------  ---------
                                                                                    ------    -----------  ---------

    REVENUES. Our revenues increased in each of the first three quarters of fiscal 1999, primarily due to increased revenues in North America and Europe. In October 1998, we initiated a multilevel marketing program in North America to augment our direct mail marketing efforts and provide an added retail sales distribution channel. We also expanded our sales and marketing efforts for our calling card products. In Europe, revenues have grown due to increased marketing expenditures on direct mail campaigns and direct sales. These increases have been offset in part by planned decreases in our operator services revenues.

    COST OF SERVICES. Cost of services has increased proportionately with increased revenues, keeping gross margin percentages relatively constant during the three quarters. In April 1999 we began using on-land fiber optic cable capacity in the United States, allowing us to reduce our leased network capacity and improve our North American gross margins. In Europe margins have declined over the quarters as we have increased our leased network facilities to provide us with the capacity needed for our expected future growth. We expect our European gross margins to improve as we more fully utilize this capacity. Gross margins in the Pacific Rim have remained relatively constant.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative spending levels increased due to increased sales and marketing spending and the continued expansion of our European infrastructure. In spite of increased sales and marketing spending during the quarters, selling, general and administrative expenses as a percentage of revenues continued to improve each quarter. This improvement has been due to the implementation in our North American operations of a cost reduction program to streamline general and administrative expenses.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expense increased during the quarters as we made $57.8 million in capitalized purchases during this period to expand the geographic scope and available capacity of our network.

    INTEREST EXPENSE. Interest expense fluctuated commensurate with the level of quarterly indebtedness. The decline in interest expense in the second quarter from the first quarter was due to a reduction in our notes payable of $8.5 million. The increase of interest expense in the third quarter from the second quarter was due to an increase in our indebtedness associated with the purchase of our on-land fiber optic cable capacity in the United States.

RESULTS OF OPERATIONS

    NINE MONTHS ENDED JUNE 30, 1999 COMPARED TO NINE MONTHS ENDED JUNE 30, 1998

    REVENUES. Total revenues increased by 1.1% to $304.3 million in the first nine months of fiscal 1999 from $301.0 million for the first nine months of fiscal 1998. The increase in revenues was primarily associated with an increase in European retail revenues, which was partially offset by a decrease in retail and operator services revenues in North America.

    In North America, revenues decreased by 2.8% to $238.0 million for the first nine months of fiscal 1999 from $244.9 million for the first nine months of fiscal 1998. The decrease was primarily attributable to a decline in revenues from operator services of 46.4% from $33.0 million for the first nine months of fiscal 1998 to $17.7 million for the same period of fiscal 1999. The decline in operator services revenues was due to our strategic decision to reduce marketing efforts in the operator services market. The decrease was also attributable to a decline in retail revenues. These revenues declined 3.0% from $96.7 million for the first nine months of fiscal 1998 to $93.8 million for the first nine months of fiscal 1999. Our retail revenues declined due to cash constraints experienced during the last half of fiscal 1998, which caused us to curtail our direct mail and other marketing programs, which had a negative impact on fiscal 1999 revenues. Our North American carrier revenues increased 9.8% to $126.5 million for the first nine months of fiscal 1999 from $115.2 million for the first nine months of fiscal 1998.

    In the Pacific Rim, revenues decreased by 1.1%, to $43.0 million for the first nine months of fiscal 1999 from $43.5 million for the first nine months of fiscal 1998. This decline, which followed strong growth in each of the prior two fiscal years, was primarily attributable to the loss of our largest reseller customer, which accounted for approximately 23% of this region's fiscal 1998 revenues. This reseller's business was purchased by a competitor and the traffic began to migrate off our network in October 1998. A substantial portion of the reduction in revenues attributable to the reseller was offset by increased retail revenue generated through direct mail and agent sales. Currently, none of our customers accounts for more than five percent of this region's revenues.

    In Europe, revenues increased by 84.9% for the first nine months of fiscal 1999 to $23.3 million from $12.6 million for the same period of fiscal 1998, primarily due to increases in retail revenues. Retail revenues increased due to geographic expansion in the region and increased direct mail campaigns in the region. We believe Europe will continue to provide us with an opportunity for revenue growth due to the expanding deregulation of the European telecommunications market, the recent achievement of interconnection in existing markets, and our plans to enter additional European countries.

    COST OF SERVICES. Cost of services increased by 15.1% to $238.6 million for the first nine months of fiscal 1999 from $207.2 million for the same nine months in fiscal 1998 and, as a percentage of revenue, increased to 78.4% from 68.8%. Cost of services as a percentage of revenue increased primarily as a result of decreasing margins associated with carrier revenues. Carrier revenues as a percentage of total revenues increased for the first nine months of fiscal 1999 compared to the same period of fiscal 1998. These revenues have lower gross margins than the gross margins from retail and operator services revenues. Cost of services as a percentage of revenues increased in North America from 72.8% for the first nine months of fiscal 1998 to 83.3% for the same period of fiscal 1999. Cost of services as a percentage of revenues decreased in the Pacific Rim from 77.7% for the first nine months of fiscal 1998 to 73.9% for the same period of fiscal 1999. Cost of services as a percentage of revenues increased in Europe from 74.4% for the first nine months of fiscal 1998 to 78.3% for the same period of fiscal 1999. This increase was due to additional costs associated with the expansion of our European network infrastructure in anticipation of future growth in our customer base.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 8.9% to $88.4 million for the first nine months of fiscal 1999 from $81.2 million for the same period in fiscal 1998 and, as a percentage of revenues, increased from 27.0% to 29.1%. The increase was primarily due to increased spending in Europe and the Pacific Rim, offset in part by reduced general and administrative spending in North America. These expenses in Europe increased from $6.9 million for the first nine months of fiscal 1998 to $13.8 million for the first nine months of fiscal 1999. This increase was due to increased sales, operations and back office infrastructure to support sales growth and the expansion into new markets in Europe. Selling, general and administrative expenses in the Pacific Rim increased by 14.0% to $16.3 million for the first nine months of fiscal 1999 from $14.3 million for the same period of fiscal 1998. This increase was due to growth in the supporting infrastructure and increased staffing levels in customer service in our Pacific Rim markets. Selling, general and administrative expenses in North America decreased to $57.5 million for the first nine months of fiscal 1999 from $59.4 million for the same period of fiscal 1998. The decline in these expenses in North America was due to our efforts to streamline our North American operations and reduce overall spending costs. We expect selling, general and administrative expenses to continue to grow as revenues increase and as we continue to expand into new markets and build infrastructure.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses increased by 39.6% to $12.4 million for the first nine months of fiscal 1999 from $8.9 million in the first nine months of fiscal 1998. The increase in depreciation and amortization was due to the continued build-out of our network and supporting infrastructure.

    INTEREST EXPENSE. Interest expense increased by 44.2% to $12.4 million for the first nine months of fiscal 1999 from $8.6 million in the first nine months of fiscal 1998. The increase was primarily due to interest associated with the subordinated promissory notes issued between May and August of 1998.

    FISCAL 1998 AS COMPARED TO FISCAL 1997

    REVENUES. Total revenues for fiscal 1998 increased by 20.3% to $398.9 million from $331.7 million for fiscal 1997. Growth in revenues during 1998 was attributable primarily to an increase in traffic volume, offset in part by a decline in average carrier prices. Total revenues for fiscal 1998 were also negatively impacted by our inability to bill for certain calls during the period due to technical difficulties with a newly installed switch.

    In North America, our revenues for fiscal 1998 increased by 10.3% to $321.8 million, primarily as a result of substantial increases in sales of residential and operator services. Revenues from residential customers increased by 13.5% to $116.1 million for fiscal 1998 from $102.3 million for fiscal 1997. The increase in residential revenues was due to increased promotional spending in late fiscal 1997, which stimulated growth in the first half of fiscal 1998. Revenues from operator services increased by 51.7% to $40.5 million for fiscal 1998 from $26.7 million for fiscal 1997. Revenues from carrier and commercial customers were relatively stable.

    In the Pacific Rim, revenues increased by 139.3% to $58.4 million for fiscal 1998 from $24.4 million for fiscal 1997, reflecting significant increases in the usage of our services by residential and commercial customers.

    In Europe, revenues increased by 19.9% to $18.7 million for fiscal 1998 from $15.6 million for fiscal 1997, reflecting significant increases in the usage of our services by residential and commercial customers.

    COST OF SERVICES. Cost of services increased by 22.2% to $287.3 million for fiscal 1998 from $235.0 million for fiscal 1997 and, as a percentage of revenues, increased to 72.0% for fiscal 1998 from 70.9% for fiscal 1997. Cost of services increased as a percentage of revenues as a result of lower margins associated with carrier revenues. Although our carrier costs decreased during fiscal 1998 due to competitive pricing pressures, we were unable to maintain the gross margins we experienced in 1997. In addition, during the fourth quarter of fiscal 1998, we experienced technical problems with a newly installed switch. The problems included the failure of the switch to record billing information for certain calls. As a result, we were unable to bill for all of our calls. This resulted in our incurring costs for calls with no corresponding revenues, which reduced overall gross margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. In fiscal 1998, selling, general and administrative expenses increased by 1.4% to $114.9 million from $113.5 million for fiscal 1997 and, as a percentage of revenue, decreased to 28.8% for fiscal 1998 from 34.2% for fiscal 1997. A significant portion of the increase in spending was directly related to the increase in revenues, as marketing and sales expenses increased due to increases in commissions, marketing, and other related expenses. Selling, general and administrative expenses, as a percentage of revenue, declined due to efficiencies gained as our revenues increased.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses increased by 41.4% to $12.3 million for fiscal 1998 from $8.7 million for fiscal 1997. This increase was due to the expansion of our network and capital deployed as we entered new markets.

    INTEREST EXPENSE. Interest expense increased by 36.8% to $11.9 million in fiscal 1998 from $8.7 million in fiscal 1997. The increase in interest was due to the increase in the level of debt and capital lease obligations we incurred in order to fund our network expansion.

    FISCAL 1997 COMPARED TO FISCAL 1996

    REVENUES. Total revenues for fiscal 1997 increased by 80.4% to $331.7 million from $183.9 million for fiscal 1996. Growth in revenues during fiscal 1997 was attributable primarily to an increase in traffic volume and was offset in part by a decline in average prices.

    In North America, revenues for fiscal 1997 increased by 70.1% to $291.6 million from $171.4 million for fiscal 1996, primarily as a result of substantial increases in sales of international long distance services. Revenues from carrier customers for fiscal 1997 increased by 73.0% to $153.3 million from $88.6 million for fiscal 1996, while revenues from retail customers for fiscal 1997 increased by 91.1% to $111.6 million from $58.4 million for fiscal 1996. Revenues from operator services increased 9.0% to $26.7 million for fiscal 1997 from $24.5 million for fiscal 1996.

    In the Pacific Rim, revenues in fiscal 1997 increased by 225.3% to $24.4 million from $7.5 million in fiscal 1996. Revenues from retail customers increased to $21.8 million in fiscal 1997 from $7.5 million in fiscal 1996. We commenced operations in the Asia Pacific region by entering the Australian market in 1995.

    In Europe, revenues increased by 212.0% for fiscal 1997 to $15.6 million from $5.0 million for fiscal 1996. This increase was primarily attributable to increased sales to carrier customers, which grew from $1.7 million for fiscal 1996 to $9.4 million for fiscal 1997. Revenues from retail customers increased from $3.3 million for fiscal 1996 to $6.2 million for fiscal 1997 due to the establishment of operations in additional European markets and increased business in existing markets during fiscal 1997. We commenced operations in Europe by entering the U.K. market in 1995.

    COST OF SERVICES. Cost of services increased by 83.9% to $235.0 million for fiscal 1997 from $127.8 million for fiscal 1996 and, as a percentage of revenues, increased to 70.9% for fiscal 1997 from 69.5% for fiscal 1996. Cost of services as a percentage of revenue increased primarily due to higher transmission costs. Transmission costs increased as we invested in new transmission capacity, as part of our growth strategy, which capacity was not fully utilized. In addition, because certain of our lowest-cost suppliers of switched transmission would not furnish us with sufficient capacity due to our slow payment history during fiscal 1997, we were forced to obtain switched transmission capacity on more expensive terms.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. In fiscal 1997, selling, general and administrative expenses increased by 75.7% to $113.5 million from $64.6 million for fiscal 1996 and, as a percentage of revenue, decreased to 34.2% for fiscal 1997 from 35.1% for fiscal 1996. A significant portion of the percentage decrease was directly related to increased efficiencies as a result of the revenue growth.

    DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses increased by 24.3% to $8.7 million for fiscal 1997 from $7.0 million for fiscal 1996. The increase in depreciation and amortization was due to the expansion of our network and capital deployed as we entered new markets.

    INTEREST EXPENSE. Interest expense increased by 50.0% to $8.7 million for fiscal 1997 from $5.8 million for fiscal 1996. The increase in interest was due to the increase in the level of debt and capital lease obligations we incurred. The level of debt and capital lease obligations increased in conjunction with network expansion and the expansion of our operations into new markets.

    OTHER INCOME/EXPENSE. Other expenses increased to $3.4 million for fiscal 1997 from approximately $600,000 for fiscal 1996 as we increased our accruals and reserves for certain domestic and international taxes other than income taxes.

LIQUIDITY AND CAPITAL RESOURCES

    As a consequence of the rapid expansion of our business and our historical capital constraints, we have incurred cumulative net losses from inception in 1991 through June 30, 1999. These losses and associated negative cash flows resulted primarily from start-up costs, marketing expenses and capital expenditures required to build and deploy our network. Following the offering, we expect to continue to significantly expand our operations, to continue building our worldwide network and to increase our customer base and marketing operations. We have utilized cash provided from financing activities to fund losses and capital expenditures. The sources of this cash have primarily been private placement equity offerings, the issuance of subordinated debt, capital lease and vendor financing and our revolving credit facility.

    For the first nine months of fiscal 1999, cash used in operating activities was $4.5 million, primarily composed of a net loss of $46.0 million, offset by an increase in operating working capital and non-cash charges relating to the provision for bad debt and depreciation and amortization. Cash used for investing activities, primarily capital expenditures, totaled $25.1 million in the first nine months of fiscal 1999. Cash provided by financing activities amounted to $46.9 million, primarily consisting of the receipt of $70.0 million in private placement equity offerings, offset by repayments of certain subordinated debt. As of June 30, 1999, we had $38.2 million in cash.

    As of September 30, 1998, we had approximately $20.9 million in cash. Our net cash used in operating activities was $31.7 million in fiscal 1998, primarily caused by a net loss of $27.5 million, a decrease in operating working capital of $28.0 million, and $27.5 million of non-cash charges consisting of the provision for bad debts and depreciation and amortization. Cash used for investing activities totaled $12.0 million in fiscal 1998, which was for capital expenditures. The capital expenditures primarily consisted of purchases associated with the expansion of our network, computers, and general equipment. Net cash provided by financing activities totaled $60.5 million for fiscal 1998, which consisted of $55.2 million in proceeds from the issuance of subordinated debt, $10.0 million from a private placement equity offering, a $0.7 million increase in our revolving credit facility, offset by $5.3 million in the repayment of debt and capital lease obligations. Net cash used in operating activities for fiscal 1997 was $7.2 million, and net cash provided by operating activities for fiscal 1996 was $7.6 million. Net cash used in investing activities, principally capital expenditures, was $10.9 million and $3.1 million for fiscal 1997 and 1996, respectively. We financed these capital expenditures primarily with long-term debt. Net cash provided by financing activities for fiscal 1997 was $18.8 million, and net cash used in financing activities for fiscal 1996 was $2.3 million.

    In October 1997, the California Public Utilities Commission issued its final order which imposed a $19.6 million fine against us, $2.0 million of which was charged against earnings in fiscal 1997 and was paid in April 1998 and the remainder of which is suspended by the CPUC subject to our refraining from committing any violations of statutes or CPUC directives. See "Business--Legal Proceedings."

    Capital expenditures, including assets acquired by incurring capital lease obligations, for fiscal 1996, 1997 and 1998 totaled $8.7 million, $19.4 million, and $22.4 million, respectively. We expect to continue to make significant capital expenditures during fiscal 1999 and fiscal 2000, including the purchase of telecommunications equipment such as digital subscriber line and Asynchronous Transfer Mode equipment, additional interests in undersea cables, investments in U.S. and European fiber optic networks and network management systems. We also intend to enhance our network infrastructure, including by making further improvements to our billing systems and management information systems. Total estimated capital expenditures for fiscal 1999 are $67.0 million, of which $57.8 million had been spent as of June 30, 1999. Total estimated capital expenditures for fiscal 2000 are $142.0 million. Included in the fiscal 2000 estimate is approximately $113.0 million for our planned buildout of our U.S. and European networks and interests in undersea cables. These capital expenditures will increase the geographic scope of our operations. We expect that the implementation of our network expansion plans will reduce the cost of transmission on a per minute basis as traffic volumes increase on our network. In order to finance the planned network expansion in fiscal 2000 we intend to use a portion of the proceeds of this offering, together with capital lease and vendor financing and the issuance of additional debt and/or equity securities. We cannot assure you that we will be able to obtain such financing or raise additional capital on acceptable terms or at all. If we are not successful in obtaining this additional financing, we would be forced to delay or curtail our planned network expansion. See "Risk Factors--We Are Subject to Certain Restrictions Under Our Debt Obligations," "Risk Factors-- The Costs of Expanding Our Business Will Be Significant; We Will Need Additional Capital to Complete the Build-out of Our European Network" and "Use of Proceeds."

    We have utilized capital lease and vendor financing to assist in financing the building of our network, systems and infrastructure. As of June 30, 1999, the balance of capital lease financing obligations totaled $34.0 million, primarily relating to the lease of our switching platforms in North America. In addition, as of June 30, 1999 we had $22.5 million in obligations owed to vendors.

    In March 1997, we entered into our revolving credit facility, which consists of an accounts receivable-based revolving credit facility and a term loan. The credit facility allows us to borrow up to a maximum of $35.0 million, subject to certain restrictions and borrowing base limitations. The available borrowing base under the revolving credit agreement is determined as a specified percentage of eligible accounts receivable. The balance outstanding on the revolving credit agreement is reduced by the application of payments received on collections of accounts receivable. The accounts receivable revolving credit facility had an outstanding balance of approximately $22.4 million at June 30, 1999, which approximates the maximum available pursuant to the borrowing base limitations. This facility bears interest at the prime rate plus 2.75%, is repaid through collections of accounts receivable, and matures in October 2000. The term loan, which at June 30, 1999 had an outstanding balance of approximately $4.1 million, bears interest at the prime rate plus 6.75%, requires monthly reductions of principal of $300,000 plus interest, and matures in October 2000. As of June 30, 1999 we were in compliance with the restrictive covenants under the credit facility. Our obligations under the credit facility are secured by a first position in substantially all of our property.

    In fiscal 1997, we sold a 40% interest in WorldxChange Pty. Ltd., our Australian operating subsidiary, to an affiliate of the Asian Infrastructure Fund. The proceeds of approximately $9.0 million from this sale were used to finance working capital requirements and the expansion of this operating subsidiary. We have recently agreed to repurchase the 40% interest in WorldxChange Pty. Ltd. See "Acquisition of Minority Interest in Subsidiaries."

    From May through August 1998, we issued and sold subordinated promissory notes in the aggregate principal amount of $55.0 million. These notes bear interest at the rate of 12.5% per annum, provide for quarterly payments of interest only and mature on November 30, 2000. These notes provide

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the lender the right to require us to use 35% of the net proceeds from any private placement or public offering of our common stock, including this offering, to repay the notes. The balance of these notes at June 30, 1999 was $45.2 million.

    In September 1998, we sold 788,127 shares of our common stock in a private placement at a price of $12.69 per share for total proceeds of $10.0 million. In December 1998, we sold 871,087 shares of our common stock in a private placement at a price of $11.48 per share for total proceeds of $10.0 million. In March 1999, we sold 3,000,000 shares of our common stock in a private placement at a price of $10.00 per share for total proceeds of $30.0 million. In June 1999, we sold 2,727,270 shares of our common stock in a private placement at a price of $11.00 per share for total proceeds of $30.0 million. The offerings raised a total of $80 million. The proceeds from these private placements were used for network expansion, to pay for direct mail campaigns and other marketing activities, to repay subordinated debentures, and to prepay a portion of our subordinated promissory notes and for other corporate purposes.

    In August 1999, we entered into an agreement to sell 30,000 shares of our Series A Convertible Preferred Stock in a private placement for total proceeds of $30.0 million. These shares are convertible into 2,727,270 shares of our common stock. Prior to the conversion of these shares, we are obligated to pay the holder of these shares an annual dividend equal to 4% of the face amount of these shares.

    We entered into two agreements during the nine month period ended June 30, 1999 for the acquisition of capacity on land-based fiber optic cable systems for a total price of $45.0 million. The vendors have agreed to finance 90% of the commitment at 12% interest, with monthly principal and interest payments over a five year amortization period. As of June 30, 1999, we had acquired approximately $16.0 million, leaving $29.0 million to be ordered by November 1999.

    We believe that we will be able to satisfy our operating cash requirements for at least the next 12 months from a combination of cash on hand, the proceeds of this offering, availability under our vendor financing arrangements, and our secured credit facility. In order to complete our planned network expansion, we must raise additional capital through the issuance of debt and/or equity securities. If we are not successful in obtaining this additional financing, we would be forced to delay or curtail our planned network expansion in order to satisfy our operating cash requirements.

MARKET RISK

    The carrying value of cash and cash equivalents approximates fair value due to the short-term, highly liquid nature of the cash equivalents, which have maturities of three months or less. Interest rate fluctuations would not have a significant effect on the fair market value of cash equivalents held by us.

    At June 30, 1999 we had outstanding debt, excluding capital lease obligations, in the amount of $95.4 million, of which $68.9 million is fixed interest debt. The remaining $26.5 million carries adjustable interest rates at the prime rate plus 2.75%. A one percent change in the interest rate would change interest payments by approximately $22,100 per month.

FOREIGN CURRENCY EXPOSURE

    While an increasing amount of our revenues will be denominated in non-U.S. currencies, a disproportionate portion of our expenditures, including interest, will be denominated in U.S. dollars. In addition, the assets and liabilities of our non-U.S. subsidiaries are generally denominated in local currencies. Accordingly, we may be subject to significant foreign currency exchange risks. In addition, we may in the future acquire interests in entities that operate in countries where the expatriation or conversion of currency is restricted. We currently do not hedge against foreign currency exchange risks, but may in the future. Because of the number of currencies involved, our constantly changing foreign currency exposure and the fact that all foreign currencies do not fluctuate in the same manner against

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the U.S. dollar, we cannot quantify the effect of exchange rate fluctuations on our future financial condition or results of operations.

EURO CONVERSION

    On January 1, 1999, several member countries of the European Union established fixed conversion rates and adopted the euro as their new common legal currency. Since that date, the euro has traded on currency exchanges, although the legacy currencies will remain legal tender in the participating countries for a transition period between January 1, 1999 and January 1, 2002. During the transition period, parties can elect to pay for goods and services and transact business using either the euro or a legacy currency. Between January 1, 2002 and July 1, 2002, the participating countries will introduce euro currency coins and withdraw all legacy currencies.

    The euro conversion may affect cross-border competition by creating cross-border price transparency. We are assessing our pricing and marketing strategy in order to insure that it remains competitive in a broader European market. In addition, we are reviewing whether certain existing contracts will need to be modified. Our currency risks and risk management for operations in participating countries may be reduced as the legacy currencies now trade at a fixed exchange rate against the euro. We will continue to evaluate issues involving introduction of the euro. However, based on current information and assessments, we do not expect that the euro conversion will have a material adverse effect on our results of operations or financial condition.

SEASONALITY

    Our European and Australian operations experience seasonality during the summer seasons of those regions, which results in decreased customer calling volumes.

RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income. This standard is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. We have adopted this standard in our financial statements.

    Also, in June 1997, the Financial Accounting Standards Board issued SFAS No. 131 (SFAS 131), Segment Information. This standard is effective for fiscal years beginning after December 15, 1997. SFAS 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. Operating segments, as defined by SFAS 131, are components of an enterprise for which financial information is available and evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating the segment performance. We have adopted this standard in our financial statements.

YEAR 2000 COMPUTER ISSUES

    The Year 2000 problem is the result of computer programs, microprocessors and embedded date reliant systems using two digits rather than four to define the applicable year. If not corrected, these programs and systems may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause systems to fail, lock up or generate erroneous results.

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
    In mid-1998, we commenced an assessment of our internal systems to determine whether they were Year 2000 compliant. The fundamental ability of our network to carry calling traffic has been tested for Year 2000 compliance and has passed. We are currently in the process of remediating our remaining systems and functions for Year 2000 compliance. We expect this process to be completed by September 30, 1999.

    Our remaining Year 2000 preparedness efforts have principally focused on the implementation of a Year 2000 compliant billing software package for our North American operations. This process involves replacing our existing North American billing software, which is not Year 2000 compliant, with a compliant version from the same vendor and then customizing the new version to integrate it into our billing platform. We have scheduled a series of tests, which will be internally conducted, supervised and reviewed, for mid-September 1999 to assess the new North American billing software and all other systems and functions. The billing systems used in our overseas operations have all been previously tested and found to be Year 2000 compliant.

    In addition to our remediation efforts, we have established contingency plans in the event that any of our systems or functions were to fail as a result of the Year 2000 problem. We have arranged to have the employees who were involved in our Year 2000 preparedness efforts on-site or available on short notice to augment our normal trouble-shooting team. These employees, on a rotating basis, will provide 24-hour availability of Year 2000 expertise should unforeseen problems arise. There can be no assurance that our contingency plans will allow us to avoid delays, disruptions and losses in our operations if our systems are not successfully remediated. If any of our systems were to fail as a result of the Year 2000 problem or for any other reason, our business could be harmed and the price of our common stock could be depressed.

    We have budgeted a total of approximately $4.25 million, representing approximately 50% of our total information technology budget for fiscal 1999, for Year 2000 preparedness efforts. Of this amount:

    - approximately $1 million is budgeted for detection of Year 2000 problems; and

    - approximately $3.25 million is budgeted for remediation, internal testing and verification of Year 2000 preparedness.

    As of August 1, 1999, approximately 30 of the 65 full-time employees in our information technology department were fully engaged in Year 2000 preparedness activities. Staffing will increase beginning in the month of August to nearly 40 full-time employees and contractors to complete the integration, testing and remediation of any new problems found during the course of testing.

    We are in the process of communicating with key carriers and other vendors and suppliers upon which our operation and infrastructure are dependent to determine the extent to which we are vulnerable to a failure resulting from the inability of these parties to correct their own Year 2000 issues. We have taken steps to ensure that services and products provided to us by these parties are Year 2000 compliant. Although there can be no assurance that the carriers and vendors with whom we do business, or the products or services they provide, are Year 2000 compliant, we are working with each one to understand their Year 2000 preparedness levels. Also, we will be reviewing any Year 2000 contingency plans of these vendors and carriers. Should these services be disrupted, and depending upon the extent and duration of any such disruptions, our business and common stock price could be adversely affected.

    We are also vulnerable to disruptions in the economy generally resulting from Year 2000 problems. We could be subject to litigation resulting from disruptions in our services. Any such litigation could harm our business and depress the price of our common stock.

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
                                    BUSINESS

OUR COMPANY

    We are a leading global telecommunications company that specializes in providing high-quality, low-cost domestic and international telecommunications services. We have established retail and wholesale operations in North America, Europe and the Pacific Rim. Our global facilities include 40 switches located in major metropolitan areas in 12 countries. Our network has been designed to give us the ability to simultaneously carry voice and data. We connect our switches with an extensive network of owned and leased undersea and land-based fiber optic cables. Our revenues have grown from $184 million in fiscal 1996 to $332 million in fiscal 1997 to $399 million in fiscal 1998. According to the 1999 edition of Telegeography, in 1997 we were the 39(th) largest telecommunications carrier of international minutes in the world and the fourth largest of the non-monopoly or non-former monopoly carriers behind MCI WorldCom, Sprint and Pacific Gateway Exchange.

    We currently serve more than 750,000 residential and commercial retail customers each month. Our services currently include international and domestic long distance telephone service, post-paid and pre-paid calling card services, operator services, Internet access and e-commerce services. We market these services through direct mail, independent agents, direct sales and media advertising. By the end of 1999, we intend to offer high-speed data networking services through DSL technology to our customers in North America, with service to European and Australian customers to follow.

    We currently have established operations in the United States, Australia, Canada, The Netherlands, New Zealand and the United Kingdom and have recently obtained, or expect shortly to obtain, interconnection for our operations in Belgium, Chile, France, Germany, Guatemala and Sweden, after which we plan to expand our marketing efforts in these countries. We plan to establish operations in El Salvador, Italy, Japan, Spain and Switzerland within the next 15 months. We also plan to begin the installation and integration of ATM switches across our global network to allow for the seamless transport of voice, data and video.

    We entered the U.S. market during 1992 and quickly recognized the opportunities presented by the international long distance market both in the United States and abroad. Our strategy is to continue to expand our global network to enhance our ability to provide high-quality, low-cost telecommunications services to our growing customer base. In the United States, we target customers with international long distance usage. In foreign markets, our strategy is to establish operations in key metropolitan areas early in the deregulation process to position ourselves to accelerate our growth after obtaining connection to the networks of the dominant carriers in those markets. Using this strategy, we have increased our international revenues from $44.5 million for fiscal 1997 to $84.5 million for fiscal 1998. We believe there are significant opportunities for continued growth in overseas markets.

INDUSTRY OVERVIEW

    The industry is being shaped by the following trends:

    - deregulation and privatization of telecommunications markets worldwide;

    - diversification of services through technological innovations;

    - globalization of major carriers through market expansion;

    - consolidation and strategic alliances;

    - greater consumer demand;

    - increases in international business travel; and

    - privatization of national carriers, growth of computerized transmission of voice and data information.

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These trends have sharply increased the use of, and reliance upon, telecommunications services throughout the world. We believe that despite these trends, a high percentage of international businesses and residential consumers continue to be subject to high prices and poor quality of service in comparison to the United States. Demand for improved service and lower prices have spurred deregulation and created opportunities for private industry to compete in previously closed or restricted sectors of the international market. Increased competition, in turn, has spurred a broadening of products and services, and new technologies have contributed to improved quality and increased transmission capacity and speed.

    Measured in minutes, international long distance switched telecommunications grew at an average annual rate exceeding 14% between 1989 and 1997, making it one of the fastest-growing segments of the long distance industry. International Telecommunications Union forecasts project continued growth in this segment at a compound annual rate of approximately 12% to 18% from 1997 to 2001. Based on this forecast, worldwide international long distance traffic is projected to increase from approximately 81.8 billion minutes in 1997 to between approximately 128.7 billion and 158.6 billion minutes by the year 2001. We believe that the last decade of industry growth as well as the projected future industry growth are based on a combination of:

    - regulatory liberalization of the telecommunications industry;

    - privatization of the dominant local carriers;

    - the opening of geographic markets to foreign competition;

    - substantial investment in the telecommunications infrastructure;

    - greater consumer access to international long distance services attributable in part to the increase in the number of households with telephones; and

    - technological advances.

    Regulatory liberalization and technological advances have also broadened the range of telecommunications and information services that are now available to consumers. In addition to traditional person-to-person long distance calling, telecommunications and other companies now provide such services as voicemail, faxmail and electronic mail, as well as itemized billing, telephone debit and calling cards, and intranet and Internet services, some of which are not regulated at this time. This greater variety of services, combined with generally declining prices, has contributed to the increase in the volume of long distance traffic.

    International long distance calling prices have historically been determined by international settlement rates, which are the rates that a carrier (often a dominant local carrier) charges to terminate an international call in its home country. Historically, national monopolies set these rates at arbitrary, artificially high levels that enabled many carriers to enjoy high gross margins on international calls. Intensifying competition in many countries has caused international settlement rates to decline for the last several years. In addition, a greater percentage of calls is being placed outside the international settlement rate system altogether, resulting in further price declines. Moreover, practices such as "refile" (where traffic originating from a particular country is rerouted through another country with a lower settlement rate), off settlement rate terminations (where a local carrier agrees to terminate an international call at rates below the settlement rates) and transit (where a carrier agrees to terminate another carrier's traffic to a particular country at a negotiated price other than the settlement rate) are becoming increasingly common. We believe that all of these factors, combined with advances in technology, are leading to the end of the international settlement rate system.

    Regulatory initiatives are also mandating reductions in settlement rates. We expect that many countries will implement lower settlement rates over the next several years. Prices may decline further as a result of recent FCC decisions modifying the Commission's regulatory requirements for the provision of international services. See "--Regulation--United States--FCC International Regulation."

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
    THE U.S. MARKET

    The U.S. domestic long distance companies had approximately $105 billion in revenue in 1998. While AT&T, MCI WorldCom and Sprint accounted for the overwhelming share of that revenue, there are literally hundreds of competitors. The U.S. market is among the most competitive and deregulated in the world. Carriers compete on the basis of price, quality of service, customer service, and the ability to provide value-added services. The Regional Bell Operating Companies are currently precluded from providing long distance service in their local exchange operating territories, but it is expected that the first instances of such authority will be granted soon, paving the way for the entry of additional major competitors.

    The U.S. international long distance telecommunications market accounted for approximately 33% of worldwide long distance traffic originations in 1997. The profitability of the U.S. international long distance market is determined principally by the spread between settlement rates, which are the rates paid to other carriers to terminate an international call, and billed revenues. Settlement rates have been declining due to increased competition resulting from regulatory liberalization and political pressure arising from increased global trade. The costs of leased capacity have also declined as technological advances, investments in the telecommunications infrastructure and regulatory liberalization have increased the availability of transmission lines. We believe that settlement rates and costs for leased capacity will continue to decline, although we cannot be certain of this. See "Risk Factors--International Calling Prices Are Declining."

    THE EUROPEAN MARKET

    The European international long distance telecommunications market accounted for approximately 43% of worldwide long distance traffic originations in 1997. A fully liberalized single market for continental European telecommunications is expected to arise. Already deregulation is stimulating competition. As of August 1, 1998, there were more than 400 facilities-based carriers competing to provide international service in Europe.

    As alternative wholesale networks are constructed in continental Europe, it is becoming less expensive to operate a retail long distance business there. Since such projects have been announced or completed, the costs associated with the operation of European long distance facilities has begun to decline rapidly. For example, over a period of less than one year, the cost of an E-1 circuit, which is a European unit of measure representing the capacity to carry 30 calls simultaneously, from London to Stockholm has declined from approximately $21,000 to approximately $12,000 per month. We believe that these cost declines will continue to outpace declines in prices for long distance services because:

    - dominant local carriers in markets for retail national and international long distance services are reluctant to reduce prices; and

    - enhanced services and generally lower prices should increase the demand for long distance services.

However, there can be no assurance in this regard. See "Risk Factors--We Have Many Competitors Who Enjoy Significant Competitive Advantages Over Us" and "Risk Factors--International Calling Prices Are Declining."

    PACIFIC RIM MARKET

    Led by Australia and New Zealand, the telecommunications industries in the countries of the Pacific Rim are becoming increasingly liberalized. Australia and New Zealand have for some time allowed full facilities-based competition. Each of these countries also actively fosters competition by establishing regulatory bodies empowered to monitor and curtail anti-competitive practices and promulgating rules and regulations intended to promote competition.

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
    The pace of regulatory liberalization in the Pacific Rim is accelerating, with recent liberalization developments occurring in Japan, Guam, Hong Kong, Malaysia, the Philippines and other Pacific Rim countries. Several of these markets generate significant long distance traffic. We believe that a number of these markets potentially offer attractive growth opportunities. However, we cannot assure you that the pace of liberalization will continue at its current rate or at all in these countries, or that these markets will ultimately become open to full or significant competition.

    THE LATIN AMERICAN MARKET

    During the last few years, several Latin American countries have taken preliminary steps to liberalize the regulation of their telecommunications markets. The markets of Chile, the Dominican Republic, El Salvador, Guatemala and Mexico are among the most liberalized. Several other countries have also partially or totally privatized their dominant local carriers, including Argentina, Mexico, Peru and Venezuela. Some of the more significant developments in the liberalization of the Latin American international long distance market include:

    - Telmex, the dominant local carrier in Mexico, was recently privatized and, since 1997 has been required to interconnect with the networks of competing carriers;

    - Venezuela approved the provision of value-added services and has announced plans to implement full regulatory liberalization by January 1, 2000; and

    - Brazil is in the process of privatizing its dominant local carrier, has established an independent regulator, and is opening its telecommunications market to competition.

OUR COMPETITIVE STRENGTHS

    We believe we have positioned ourselves to compete successfully in the domestic and international marketplace and have the following competitive strengths:

    ESTABLISHED GLOBAL COMMUNICATIONS NETWORK

    We have established a worldwide telecommunications network that enables us to carry calling traffic on a high-quality, cost-effective basis. This network includes:

    - 40 switches in 12 countries;

    - ownership interests in 14 undersea cable systems, and IRUs in an additional 11 undersea cable systems, comprising in total over 340 E-1 circuits;

    - IRUs in more than 25 million DS-0 miles of on-land fiber optic cable capacity in the United States;

    - seven satellite earth stations at locations in the United States and abroad.

    In addition, we have interconnection agreements in Australia, Belgium, Canada, Chile, France, Germany, Guatemala, The Netherlands, New Zealand and the United Kingdom.

    WE HAVE A SEASONED MANAGEMENT TEAM WITH SIGNIFICANT OWNERSHIP

    We have assembled a seasoned and aggressive management team. This team includes our chairman, Walt Anderson, who founded Esprit Telecommunications, Mid Atlantic Telecom and Telco Communications and oversaw their growth until they were acquired. Tom Cirrito, a director of our company, also founded several long distance telecommunications carriers, including Telco Communications and the Long Distance Wholesale Club. Chris Bantoft, our president and a director, is a former senior executive who was based in Europe with ACC, an international carrier that was recently acquired by AT&T. These individuals complement the skills of our company's founder and chief executive officer, Roger Abbott, as well as of our other senior executives, who have experience in

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
management, multinational sales and marketing, network operations and engineering, finance and regulatory matters. Through corporate affiliates, Mr. Anderson and Mr. Cirrito recently purchased a total of $120 million of our equity securities.

    INNOVATIVE AND DIVERSE MARKETING STRATEGY

    We use a variety of marketing channels to reach our customers. These channels include direct mail, multilevel marketing, independent sales agents, direct sales and media advertising. In October 1998, we introduced our innovative "xPectations ML" multilevel marketing program. This allows participating representatives to earn commissions based on revenues we collect from new pre-subscribed and dial-around long distance customers, as well as Internet access and prepaid calling card customers that they sign up. In addition, these representatives earn commissions based on revenues we collect from customers signed up by other representatives that they recruit to the program. We also use the Internet to provide on-line commission information and accounting, call details, pre-approved advertising, marketing information and alerts, chat rooms and on-line trouble reporting for program representatives. We also provide program representatives with a Web site, which we host. This allows our representatives to use a professionally designed Web site to market our services while allowing us to retain control over the advertising content. We have recruited more than 7,000 representatives into this program since its introduction.

    ADVANCED OPERATIONAL SYSTEMS

    We have developed proprietary software and information systems that allow us to manage our business using real-time information. We believe we are one of the few companies with systems that provide management with daily network cost information on a route-by-route basis, which enables us to calculate our variable gross margins by type of service on a daily basis throughout the world. We believe these analytical tools allow us to quickly identify new market growth and cost-saving opportunities, as well as to manage our business effectively.

    HIGH-QUALITY CUSTOMER CARE

    We have developed an advanced customer care platform that enables us to communicate with our customers over a variety of media, including the Internet. We have engineered and designed call centers that incorporate access to our customer information with real-time information dissemination and trouble-shooting. The proprietary billing system that we use in our foreign markets provides significant competitive advantages, such as integration with our switching systems to provide instant account set-up and other benefits, adaptability for pre-paid and post-paid calling card services, compatibility with every currency, and flexibility to implement appropriate rate and discount plans as competitive conditions warrant.

OUR STRATEGY

    Our objective is to position ourselves as a leading total solution provider of high-quality, low-cost communications services, including voice, data and Internet protocol services. Our strategy for achieving this objective consists of the following key elements:

    EXPAND OUR NETWORK AND ENTER KEY NEW MARKETS

    Within the next 15 months, we intend to initiate operations in five additional countries. We recently began developing our European network consisting of fiber optic lines to be constructed by us in selected cities, long-term IRUs in dark fiber and in operational capacity owned by other carriers, and leased capacity. We expect to decrease our transmission costs by increasing the use of our network. It costs us less to carry calls over our network than to do so over other carriers' networks, since our

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
owned transmission capacity entails fixed costs regardless of the volume of traffic carried. In contrast, we pay per-minute charges to transmit calls over other carriers' networks.

    INTEGRATE BROADBAND CAPABILITIES INTO OUR NETWORK

    We intend to expand the technological capability of our network. We plan to incorporate into our network high-speed DSL multiplexing equipment for the end-user as well as our central switching offices, which will enable us to provide high-speed, local data network services. We also intend to install ATM switches in key switching locations within our network, which will enable us to provide integrated voice, data and video communications services.

    EMPHASIZE OUR HIGHER MARGIN RETAIL BUSINESS

    We intend to concentrate our future growth in the retail market segment while continuing to sell excess network capacity to other carriers and wholesale customers. We believe that the retail segment offers several advantages, including:

    - higher margins;

    - higher barriers to entry because of the significant investments required to develop sales, marketing and customer support;

    - greater opportunities to bundle local, data and other value-added services, such as DSL Internet access and e-commerce services;

    - greater opportunities to increase name recognition and build brand loyalty; and

    - reduced concentration on large wholesale customers who have higher credit and cancellation risks.

    EXPAND OUR MARKETING PROGRAMS IN EXISTING AND NEW MARKETS

    We believe that we have developed a cost-effective and successful marketing platform. We believe that we can increase our retail sales by expanding our marketing programs in existing markets and aggressively implementing them in new foreign markets. We intend to emphasize our Internet, e-commerce and multi-level marketing activities. For example, we intend to expand our recently introduced "xPectations ML" multi-level marketing program both in the United States and overseas.

    EXPAND OUR INTERNET AND E-COMMERCE SERVICE OFFERINGS

    We recently began offering Internet access services in several of the countries in which we operate and intend to offer these services in other markets in the near future. Our planned installation of DSL equipment on our network will enable us to provide customers with continuously connected, high-speed Internet access. We provide an Internet-based billing and customer care platform that allows our customers to sign up for our services and make changes to the services they select, view their call data, generate customized billing reports, and make billing and service inquiries. We also recently introduced our e-commerce program in the United States by developing a user-friendly Web site for the sale and recharge of prepaid calling cards. We intend to offer this program in other markets, as well as to expand the range of products and services offered through the Internet.

    PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES

    To date we have achieved all of our growth internally. Although we intend to continue to emphasize internal growth, we also plan to pursue strategic acquisitions and alliances. We will seek to acquire or partner with complementary companies that:

    - will provide us with access to attractive new geographic markets;

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
    - have an established customer base or marketing channels;

    - have a complementary network; or

    - have innovative telecommunications services or technologies.

SERVICES

    We provide a variety of retail telecommunication and information services, including international and domestic long distance telephone service, post-paid and pre-paid calling card services, operator services, Internet access and e-commerce services, to our residential and commercial customers. We also provide wholesale and resale services to our carrier customers. Our services are discussed below.

    RETAIL SERVICES

    We offer international and domestic long distance telephone service, post-paid and pre-paid calling card services, and Internet access services in all of our primary geographic markets, including the United States, Australia, Belgium, Canada, France, Germany, The Netherlands, New Zealand and the United Kingdom. We also offer e-commerce services in the United States, Australia and Canada. Each of these services is described in more detail below.

    INTERNATIONAL AND DOMESTIC LONG DISTANCE TELEPHONE SERVICE. International and domestic long distance telephone service is accessed from a customer's billing location, such as the home or office. In North America, Germany and New Zealand, customers who have pre-subscribed our service may access the WORLDxCHANGE network by dialing "1+". U.S. customers who have not pre-subscribed our service may access our network by dialing a seven-digit code. Most of our U.S. residential customers use the dial around method. In other countries, our customers generally must dial a three- to seven-digit access code. We expect to add a pre-subscription option for these customers as that service becomes available to us. Our international and domestic long distance telephone service generally enables customers to call to any destination.

    CALLING CARD SERVICES. We sell post-paid and pre-paid calling card services in most of the countries in which we operate. In these countries, customers access our calling card service by dialing a national toll free number or a local access number. Our services can be accessed from outside a customer's home country through an international or national toll free number or a local access number.

    INTERNET ACCESS SERVICES. We introduced our Internet access service, known as "wxc.net", in June 1999. We plan to increase the number of markets in which we offer our Internet access services. Our customers access our Internet service by dialing a local or toll-free number. We offer this service to retail customers for a fixed monthly price, which we believe is discounted from the prices charged by the major Internet access providers. We believe offering Internet access will increase usage of our services, generate additional revenue and help us attract and retain customers.

    e-COMMERCE SERVICES. We believe it will be important for us to capitalize on the growing popularity of the Internet. We have implemented several e-commerce services and expect to introduce additional Internet services in the near future. For example, in July 1999, we introduced "Virtual PIN," a program under which our customers are able to purchase and recharge prepaid calling cards exclusively through our Web site, which may be accessed at www.worldxchange.com. We also offer our North American customers the "iPlan" billing option, under which they can receive a discount by having their bills rendered over the Internet instead of by paper invoice. Other features allow our customers, via the Internet, to sign up for our services and make changes to the services they select, view their call data, generate customized billing reports, and make billing and service inquiries. We intend to offer Internet-accessed pre-paid calling cards and paperless "iPlan" billing in additional markets in the near future.

    Our e-commerce strategy also includes our "xPectations ML" multi-level marketing program. Under this program, independent representatives can obtain their own Web site, which we host. This allows the representatives to use a professionally-designed Web site to market our services to potential customers and the xPectations ML program to prospective new representatives while allowing us to retain control over the advertising content on the site.

    We believe that e-commerce represents a significant growth opportunity for us. We believe that these services will appeal to a desirable segment of the population that is:

    - technologically proficient;

    - makes a significant number of long distance calls; and

    - represents a broad geographic base.

E-commerce services also generally have lower associated sales and marketing, billing and customer service costs.

    OTHER RETAIL SERVICES. We also provide the other retail services described below. These services currently account for a relatively small portion of our revenues. We currently intend to continue providing these services as ancillary offerings.

    - TOLL-FREE SERVICE. We provide domestic toll-free service to customers in most of the countries where we operate. Our toll-free customers also may obtain an enhanced feature known as "follow me" service, under which toll-free calls are automatically forwarded to alternate numbers until answered.

    - DIRECTORY ASSISTANCE. We provide our U.S. and Canadian long distance customers with nationwide directory assistance service 24 hours a day.

    - DEDICATED ACCESS SERVICE. This service provides customers with a dedicated, leased transmission line that connects the customer's business directly to our network. This service is marketed to high-volume customers in the United States and can be used for voice, data, video and Internet access.

    - OPERATOR SERVICES. In the United States, we offer 24-hour operator service to customers that have pre-selected our service. We also offer alternative operator services predominately for U.S. bound calls originating from hospitality locations in Latin American countries. We process collect, third-party, person-to-person and calling card calls and generally share a percentage of call revenues with the location owner and/or the agent or agents procuring such locations.

    WHOLESALE SERVICES

    CARRIER SERVICES. We sell long distance transmission capacity to carriers through our direct sales force in the United States, Australia, Belgium, Canada, The Netherlands, New Zealand and the United Kingdom. These customers, which include some of the largest carriers in the world, may purchase capacity from us to carry traffic where they do not have their own routes of if they require additional or reserve capacity. These carrier customers use our transmission capacity to provide service to their customers.

    By selling transmission capacity to carrier customers where all or a portion of the traffic is transmitted over a route or routes on which we have unused capacity, we can generate additional revenues without incurring significant marginal costs. In addition, by selling carriers capacity purchased from third-party vendors, we increase the amount of transmission capacity that we purchase overall, which may allow us to obtain volume discounts on our purchases of transmission capacity from these third-party vendors. This in turn may allow us to generate higher margins and/or offer better pricing on our retail services. See "Risk Factors--We Face Risks Relating to Carrier and Other Wholesale Customers."

    OTHER WHOLESALE SERVICES. We sell transmission capacity to customers that offer their own branded products and services such as private label calling cards. In addition, we also sell transmission capacity to resellers for subsequent sale of long distance services to their customers. We intend to increase the amount of capacity that we sell to resale customers in overseas markets, since this channel typically generates higher margins than wholesale carrier sales. See "Risk Factors--We Face Risks Relating to Carrier and Other Wholesale Customers."

THE WORLDxCHANGE NETWORK

    As of June 30, 1999, our network consisted of:

    - 40 switches in 12 countries;

    - IRUs in more than 25 million DS-0 miles of on-land fiber optic cable capacity in the United States;

    - seven satellite earth stations at locations in the United States and abroad; and

    - an international transmission network consisting of direct ownership interests and IRUs, comprising over 340 E-1 circuits, including rights on the following undersea cables:

                                                         SERVICE STATUS OR
                                                         PLANNED CALENDAR
                                                          QUARTER SERVICE      MIU/      TOTAL E1
UNDERSEA CABLE                                                 DATE             IRU      CAPACITY
------------------------------------------------------  -------------------  ---------  -----------
Americas-I............................................      In Service          MIU              1
APCN..................................................      In Service          IRU              2
Atlantic Crossing.....................................      In Service          IRU            126
Cantat 3..............................................      In Service          MIU              2
Canus 1...............................................      In Service          IRU              2
Columbus II...........................................      In Service          MIU              1
F.L.A.G...............................................      In Service          IRU              7
Guam-Philippines......................................      In Service          MIU              3
HAW-5.................................................      In Service          IRU              1
Jasuraus..............................................      In Service          IRU              2
PacRim East...........................................      In Service          MIU              9
Pan American..........................................      In Service          MIU             10
PTAT..................................................      In Service          IRU              1
Taino-Caribe..........................................      In Service          IRU              1
Tasman 2..............................................      In Service          IRU              3
TAT-12/TAT-13.........................................      In Service          MIU              5
TPC-5.................................................      In Service          MIU              4
UK-Belgium 6..........................................      In Service          IRU              3
UK-Germany 6..........................................      In Service          MIU             42
UK-Japan..............................................      In Service          MIU              3
UK-Netherlands 12.....................................      In Service          IRU              1
China-US..............................................        Q1 2000           MIU              2
Columbus-III..........................................        Q4 1999           MIU             11
Maya 1................................................        Q2 2000           MIU              9
Southern Cross........................................        Q1 2000           MIU             89

    In addition, we have interconnection arrangements in Australia, Belgium, Canada, Chile, France, Germany, Guatemala, The Netherlands, New Zealand and the United Kingdom. On the inside cover of this prospectus there is a graphic illustration of our network. We intend to continue to make substantial investments in network infrastructure, particularly investments in ATM and DSL equipment and in a fiber optic cable network in Europe. See "--Development of Broadband Network Capabilities" and "--European Network--Network Expansion."

    COSTS OF CALL ORIGINATION, TRANSMISSION AND TERMINATION

    The major components of our costs include the cost of origination, transmission and termination. We believe that our ability to control these costs will be an important factor in our overall financial performance.

    ORIGINATION AND TERMINATION. In general, we pay a per-minute fee to originate and terminate calls. We can reduce the costs of our U.S. calls by having direct interconnection with the applicable local telephone companies, which allows us to carry a larger portion of each call on our network. We can reduce these costs outside North America by interconnecting with the dominant local carriers. In addition, these interconnections allow us to provide network access through abbreviated dialing and to transport calls on our network originating in a greater number of cities. We can also achieve higher transmission quality and improved reliability through direct interconnection.

    TRANSMISSION. In Europe we have begun developing a network consisting of fiber optic lines to be constructed by us in selected cities, long-term IRUs in dark fiber and in operational capacity owned by other carriers, and leased capacity. We currently use a combination of direct ownership interests in undersea cables, IRUs in on-land and undersea cables, leased lines and arrangements with other carriers to manage our transmission costs. We usually try to acquire ownership interests in undersea cables and/or IRUs that connect network cities with substantial calling traffic between them. However, we have used leased lines in regions where IRUs are either too expensive or if we believe IRU prices will decline, or where IRUs are not available. For example, in continental Europe, we have used leased lines and intend to construct our network and obtain IRUs. See "--Our Strategy--Expand Our Network and Enter Key New Markets" and "--European Network--Network Expansion." We are able to reduce our incremental transmission costs by transmitting a greater percentage of calls over these owned facilities, IRUs and leased lines because they involve only an initial capital outlay or a fixed monthly payment. Once we have generated enough traffic to cover the costs of IRUs and leased lines, there is no significant marginal cost to us for carrying additional calls over these IRUs and leased lines. In some cases, we use compression or multiplexing equipment to further increase the capacity of our IRUs.

    OTHER. In addition to the cost of origination, transmission and termination, the other costs of our network relate primarily to switching equipment, compression equipment, our Internet protocol overlay and facility/network management and related software.

    NETWORK OPERATIONS

    NORTH AMERICA. We monitor and maintain the North American portion of our network from a centralized network operations center in San Diego, which operates 24 hours a day. By centralizing the North American network monitoring function, we are able to monitor the network more effectively and on a more cost-efficient basis.

    OVERSEAS OPERATIONS. Currently, each of our foreign operating subsidiaries monitors their own domestic switching and network infrastructure. In our San Diego network operation center we monitor the intercontinental and intercountry portion of our network. Our proprietary switch, which we refer to as the TCIB 2000, has sophisticated alarm capabilities that facilitate the monitoring process. We are in the process of centralizing the management of our overseas network on a company-wide basis through our network operation center in San Diego. As part of the centralization process, we are modifying our existing TCIB 2000 software to allow it to be integrated with the other network alarm and monitoring software that we use. Each of our foreign operating subsidiaries will continue to monitor their domestic portion of our overseas network as we gradually centralize the monitoring function to our network operation center.

    INFORMATION SYSTEMS. Our information systems are one of our key assets. The systems we have developed provide us with vital "real time" operating information and statistics. Specifically, these systems provide the following information:

    - customer usage, broken down by country and by time period within country, in order to track sales and enable management to respond to any loss of traffic from particular customers;

    - country usage, detailed by vendor or customer, which assists management with route and network planning;

    - vendor rates, through an audit report that allows management to determine which vendors have the lowest rates for a particular market for a given time period;

    - vendor usage by minute, enabling management to confirm and audit vendor invoices and calculate the value of minutes purchased from our vendors and to determine operating margins;

    - reports that are used to identify routes that are generating negative variable margins as well as to highlight routes experiencing substantial surplus usage;

    - regional reporting, broken down by originating and terminating areas, which facilitates RBOC access charge audits; and

    - daily variable network cost information on a route-by-route basis, which enables us to monitor our gross margins by product line on a daily basis throughout the world.

    We use our information systems to monitor carrier traffic volumes and patterns and price schedules. These systems allow us to respond in real time to changes in these traffic volumes, patterns and prices and assist us in effecting least-cost routing. We have installed a wide area network linking all of our switch sites in North America, which coordinates the use of our systems. In addition, we operate and maintain a sophisticated intranet in the United States, which has automated most of our operations reporting functions. These systems allow us to assess and resolve quickly many customer billing and collection problems; monitor and determine production by and compensation or commissions owed to agents, sales representatives and distributors; and determine proper pricing for our services.

    TCIB 2000 FEATURE PLATFORM. The TCIB 2000 feature platform is an integrated suite of services that includes switching, billing and customer care. These services can be and are integrated with other platforms like the Siemens EWSD switch. The TCIB 2000 system has been designed to be integrated into the operations of each of our current and planned international operating subsidiaries. Due to its relatively low cost and ease of installation, the TCIB 2000 system enables us to initiate service in new locations quickly and efficiently. We expect that the TCIB 2000 system will facilitate integration and central oversight of our foreign operating subsidiaries. See "Risk Factors--If Our Information Systems Were to Fail, Our Ability to Bill Customers and Manage Our Operations Could Be Harmed."

    DEVELOPMENT OF BROADBAND NETWORK CAPABILITIES

    We intend to expand the technological capability of our network to enable us to provide our customers with a fully integrated, total solution communications package. These efforts will focus principally on two technologies: digital subscriber line (DSL) technology and Asynchronous Transfer Mode (ATM) technology. These technologies, and our plans to acquire and integrate them into our network, are discussed below.

    DSL TECHNOLOGY. DSL technology enables data transport over telephone lines at speeds many times faster than common dial-up modems. This technology works by encoding information in a digital format, which allows for dramatically faster and more efficient transmission of data over telephone lines. DSL technology facilitates a number of applications, including Internet access, intranets, extranets, telecommuting, e-commerce, e-mail, video conferencing and multimedia. Collectively, these applications represent the fastest-growing segment of the telecommunications industry.

    DSL technology requires equipment that is installed at the end-user's location and at our central switching offices. At the end-user's location, DSL modems are connected with the end-user's computer, local area network or enterprise router. These connections will also require on-site wiring into the telephone lines leading into the end-user's location. We expect to use outside contractors to install end-user DSL modems. In our central switching offices, we plan to install DSL multiplexing equipment, which compresses data received via the end-user's DSL modem for transmission over our network. Over approximately the next 12 months, we plan to spend approximately $5 million to acquire central office multiplexing equipment, which will be installed in our largest metropolitan market areas. We will acquire DSL modems, which currently range in price from approximately $300 to $2,000 per unit, as end-user demand warrants. A significant portion of the build-out of our DSL network will be directly related to the demand of paying subscribers, which will result in a success-based deployment of capital.

    ATM TECHNOLOGY. ATM technology enables the integrated and simultaneous transport of voice, data and video over the same transmission lines. This technology works by bundling the otherwise disparate signals of voice, data and video transmissions into packets, which are then sent simultaneously through communications circuits in an efficient manner. The result to our customers will be seamless transmission of their diverse communications using a single point of connection. During the next 12 months, we plan to spend approximately $5 million to acquire approximately 40 ATM switches, which we plan to install in various locations across our global network.

    NORTH AMERICAN NETWORK

    We have switches in each of the 12 cities listed below that are connected with a fiber optic backbone.

Chicago             Miami               Seattle
Dallas              Montreal            Toronto
Honolulu            New York            Vancouver
Los Angeles         Ottawa              Washington D.C.

    Through our interconnection with the local telephone companies, we are able to connect with approximately 85% of the U.S. market.

    We connect or are in the process of connecting the North American portion of our network with other regions of the world through our direct ownership interests or IRUs on the Americas-I, Atlantic Crossing, Canus 1, China-US, Columbus II, HAW-5, Southern Cross, Taino-Caribe and TPC-5 undersea cables.

    U.S. NETWORK. Prior to March 1999, we leased approximately 17.5 million route miles of fiber optic transmission capacity, representing most of our U.S. transmission capacity, from MCI WorldCom. As those leases expired, we converted them to long-term IRU arrangements covering the same capacity. The new IRU arrangements significantly reduced our monthly cost associated with this capacity. The IRU arrangements also allow us to add additional capacity in the future.

    In February 1999, we entered into a five-year lease with Level 3 Communications covering approximately 19.4 million route miles of fiber optic transmission capacity. This lease is convertible into a 15-year IRU on the same capacity at the end of the lease. We are obligated under this lease-IRU arrangement to order all of the capacity by November 11, 1999.

    We also currently have leased transmission capacity in the United States from other carriers. We intend to replace most of this leased capacity with capacity obtained under the IRU arrangements described above. This will further reduce our domestic transmission costs.

    EUROPEAN NETWORK

    We have six TCIB 2000 switches in continental Europe and the United Kingdom. We intend to install 23 additional TCIB 2000 switches in those European countries where we presently operate, as well as in new European markets within the next 12 months. In addition, as our call traffic increases, we may replace the TCIB 2000 switches with the higher capacity Siemens EWSD switches in certain major cities, such as London and Frankfurt. The table below lists the location of each of our existing switches in Europe, the locations and the calendar quarter in which we expect to commence operation of switches that we plan to install over the next 18 months, whether we are interconnected in at least one location in the specified country, and, if we are not currently so interconnected, the calendar quarter in which we expect to obtain interconnection to the dominant local carrier in at least one location in that country. There can be no assurance that we will achieve interconnection or become operational in any location by the indicated date or at all.

                                                             EXPECTED DATE OF              EXPECTED DATE OF
LOCATION                                                         OPERATION                 INTERCONNECTION
-------------------------------------------------------  -------------------------  ------------------------------
BELGIUM................................................                                       Interconnected
  Brussels.............................................           Operational
  Antwerp..............................................               Q1 2000
FRANCE.................................................                                       Interconnected
  Paris................................................           Operational
  Bordeaux.............................................               Q2 2000
  Lille................................................               Q2 2000
  Lyons................................................               Q2 2000
  Marseilles...........................................               Q3 2000
  Toulouse.............................................               Q3 2000
GERMANY................................................                                       Interconnected
  Frankfurt............................................           Operational
  Berlin...............................................               Q1 2000
  Bonn.................................................               Q2 2000
  Cologne..............................................               Q1 2000
  Dusseldorf...........................................               Q1 2000
  Hamburg..............................................               Q2 2000
  Mannheim.............................................               Q2 2000
  Munich...............................................               Q1 2000
  Stuttgart............................................               Q3 2000
ITALY..................................................                                              Q4 2000
  Milan................................................               Q4 2000
  Rome.................................................               Q4 2000
THE NETHERLANDS........................................                                       Interconnected
  Amsterdam............................................           Operational
  Zoetermeer...........................................               Q1 2000
SPAIN                                                                                                Q4 2000
  Barcelona............................................               Q4 2000
  Madrid...............................................               Q4 2000
SWEDEN.................................................                                              Q3 2000
  Stockholm............................................           Operational
SWITZERLAND............................................                                              Q2 2000
  Geneva...............................................               Q2 2000
  Zurich...............................................               Q2 2000
UNITED KINGDOM.........................................                                       Interconnected
  London...............................................           Operational
  Glasgow..............................................               Q3 2000
  Manchester...........................................               Q1 2000

    We connect the European portion of our network with other regions of the world through direct ownership interests or IRUs on the Atlantic Crossing, Cantat 3, Columbus-II, F.L.A.G., PTAT,

TAT-12/TAT-13, UK-Belgium 6, UK-Germany 6 and UK-Netherlands 12 undersea cables. As part of our expansion strategy, we intend to acquire additional IRUs, including in continental Europe. See "--The WORLDxCHANGE Network--European Network--Network Expansion."

    By having interconnection, we are able to offer domestic long distance service, provide network access through abbreviated dialing and reduce our costs for the origination and termination of calls. As we enter additional countries in continental Europe, we will aggressively seek to enter and implement direct interconnection agreements with the dominant local carriers.

    NETWORK EXPANSION. We have begun developing a network consisting of fiber optic lines to be constructed by us in selected cities, long-term IRUs in dark fiber and in operational capacity owned by other carriers, and leased capacity. We currently plan to develop an 1,800 route mile fiber optic cable network within approximately the next two years. We intend to obtain IRUs or enter into other long term capacity agreements for dark fiber where existing capacity of other carriers is available at attractive prices. Where existing capacity of other carriers is not available or too expensive, we intend to construct our own fiber optic cable systems. We expect to construct fiber optic lines that will account for approximately 20% of the capacity to be provided by our planned European network expansion.

    The process of constructing fiber optic cable systems includes purchasing the raw fiber optic cable and hiring an engineering firm to design and a construction firm to dig the necessary trenches and lay and connect the fiber optic cable. We have budgeted approximately $160,000 per mile of construction.

    We intend to complete our European network expansion in two primary phases. In the first phase, we intend to build or acquire capacity in Amsterdam, Antwerp, Brussels, Dusseldorf, Frankfurt, London, Paris and Strasbourg. Once we have completed this portion of our expansion, we intend to branch out from each of these major cities to four or five other significant cities in the same country by building or acquiring capacity. Once we complete our planned network expansion, we expect to be able to reduce our overall transmission costs in our European markets. Currently, we anticipate the total cost of developing this network will be approximately $150 million.

    PACIFIC RIM NETWORK

    We have a total of nine TCIB 2000 switches in Australia. We recently installed a Siemens EWSD switch in Sydney, Australia. Within the next 12 months, we plan to replace four TCIB 2000 switches in Australia with higher capacity Siemens EWSD switches. See "--Network Hardware and Software-- Overseas Operations." These planned switch upgrades will coincide with the upgrade of our interconnection with the Australian carrier, Telstra. We are currently interconnected with Telstra through their National Connect program, and we intend to migrate to Telstra's National Access interconnection program during the fourth calendar quarter of 1999. National Access interconnection will reduce our access costs and allow customers to pre-subscribe to our service. In addition, in New Zealand, we are planning to install a calling card platform in Auckland in the near future. The table below lists the location of each of our existing switches in the Pacific Rim, the locations and the calendar quarter in which we expect to commence operation of switches that we plan to install over the next 18 months, whether we are interconnected in at least one location in the specified country, and, if we are not currently so interconnected, the calendar quarter in which we expect to obtain interconnection to the dominant local carrier in at least one location in that country. There can be no assurance that we will achieve interconnection or become operational in any location by the indicated date or at all.

                                                             EXPECTED DATE OF              EXPECTED DATE OF
LOCATION                                                         OPERATION                 INTERCONNECTION
-------------------------------------------------------  -------------------------  ------------------------------
AUSTRALIA..............................................                                       Interconnected
  Adelaide.............................................           Operational
  Brisbane.............................................           Operational
  Canberra.............................................           Operational
  Cairns...............................................           Operational
  Gold Coast...........................................           Operational
  Melbourne............................................           Operational
  Penrith..............................................           Operational
  Perth................................................           Operational
  Sydney...............................................           Operational
GUAM...................................................                                       Interconnected
  Agana................................................               Q4 2000
JAPAN..................................................                                              Q4 2000
  Osaka................................................               Q4 2000
  Tokyo................................................               Q4 2000
NEW ZEALAND............................................                                       Interconnected
  Auckland.............................................           Operational
  Christchurch.........................................               Q3 2000
  Wellington...........................................               Q3 2000

    We connect or are in the process of connecting the Asia Pacific portion of our network with other regions of the world through direct ownership interests or IRUs on the APCN, Jasuraus, China-U.S., F.L.A.G., Guam-Philippines, PacRim East, Southern Cross, Tasman 2, TPC-5 and US-Japan undersea cables.

    LATIN AMERICA NETWORK

    We have a TCIB 2000 switch in Guatemala City, Guatemala and Santiago, Chile. We intend to install an additional TCIB 2000 switch in El Salvador within the next 12 months. The table below lists the location of each of our existing switches or points of presence in Latin America, the locations and the calendar quarter in which we expect to commence operation of switches that we plan to install over the next 18 months, whether we are interconnected in at least one location in the specified country, and, if we are not so currently interconnected, the calendar quarter in which we expect to obtain interconnection to the dominant local carrier in at least one location in that country. There can be no assurance that we will achieve interconnection or become operational in any location by the indicated date or at all.

                                                             EXPECTED DATE OF              EXPECTED DATE OF
LOCATION                                                         OPERATION                 INTERCONNECTION
-------------------------------------------------------  -------------------------  ------------------------------
CHILE..................................................                                       Interconnected
  Santiago.............................................           Operational
EL SALVADOR............................................                                              Q3 2000
  San Salvador.........................................               Q3 2000
GUATEMALA..............................................                                       Interconnected
  Guatemala City.......................................           Operational
PUERTO RICO............................................                                       Interconnected
  San Juan.............................................           Operational

    We connect the Latin American portion of our network through a direct ownership interest in the Maya-1 and the Pan American undersea cables.

    NETWORK ACCESS AND CALL ROUTING

    NETWORK ACCESS. Our network can be accessed through a variety of methods, depending upon the service and the location from which the customer is calling. These methods are as follows:

    - EQUAL ACCESS. Equal access, also known as pre-selection or non-code access, enables a long distance customer to access our network from the customer's premises by dialing typically a single or double digit number and then the number that the customer is calling. Using the equal access method, a customer can avoid dialing a specific prefix access code by pre-selecting our company as its long distance carrier, since the dominant local carrier's switching system already is programmed to direct long distance calls from the customer's telephone to our nearest switch. Currently, most of our customers in the U.S., Canada, Germany, Guatemala and New Zealand can pre-select us as their long distance carriers. Our customers in Australia will be able to pre-select us as their long distance carrier when we interconnect through Telstra's National Access program.

    - CODE DIALING. In our European and Pacific Rim markets, as well as in the United States, long distance customers can use code dialing, which is also referred to as dial-around calling, to access our network. To use code dialing, customers dial a carrier access code of typically three to seven digits, and then the number the customer is calling.

    - LOCAL DIAL-UP ACCESS. In certain continental European cities where we have a switch, customers can access our international and domestic long distance service and, in some cases, prepaid card service, by dialing a local telephone number. Local dial-up access reduces our transmission costs for these calls because it shifts the cost of accessing our switch to the customer, which enables us to increase our margins and/or reduce our retail prices on these calls. We also offer local dial-up access for our prepaid calling card customers in certain U.S. cities.

    - INTERNATIONAL TOLL-FREE ACCESS. This access method allows customers to access our operator or card-based services from over 80 countries by dialing an international toll-free number. This access method is predominantly used by customers who are traveling outside of their home country.

    - NATIONAL TOLL-FREE ACCESS. This access method allows customers to access our network by dialing a national toll-free number. This access method is available to our customers in most of the countries in which we operate.

    - DEDICATED ACCESS. Carrier customers and high volume end-users can be connected to our switch by a dedicated leased line. Dedicated access lines offer several advantages, including simplified dialing, faster call setup times and lower access costs if a sufficient volume of calls is transmitted over the leased line. This service can be used for voice, data, video and the Internet over a single leased line.

    CALL ROUTING. We route calls to their destination through one or more of our switches. If a call originates in a network city with a switch, the caller generally will dial into the network over local lines. These calls will then be routed to our switch by the local service provider, which is generally a local exchange carrier in the U.S. and a dominant local carrier in Europe. If a call originates in a city where we only have a point of presence, which acts solely as a collection point for calls, it will be originated using one of the access methods described above and sent to the point of presence. The call is then transmitted from the point of presence to one of our switches on an owned or leased line on our network. Callers originating calls in cities where we do not have a switch or point of presence generally

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
will dial into our network using national or international toll-free access, which costs us more than code dialing, equal access or local dial-up access. We use "least cost" routing techniques to determine whether the call should be transferred directly to the public switched telephone network or routed to another one of our switches over an owned or leased line and then transferred to the public switched telephone network for termination. See "--Network Hardware and Software--Least Cost Routing."

    NETWORK HARDWARE AND SOFTWARE

    NORTH AMERICA. We use Siemens DC0-CS and EWSD switches throughout our North American network. These switches give us the ability to handle large, simultaneous call volumes, provide high quality service to customers and seamlessly interconnect with local operators.

    We have installed the Siemens EWSD switch at our Dallas, Los Angeles and New York switch sites. Our Siemens EWSD switches have 21,000 ports and are expandable to up to 60,000 ports, while the Siemens DC0-CS switch has 5,000 ports. A Siemens EWSD switch with 21,000 ports can simultaneously handle 21,000 calls. We may replace DC0-CS switches as we approach our capacity limits on those switches.

    During the fourth quarter of 1998, we experienced technical problems with the new Siemens EWSD switch that we installed in New York. The problems included the failure of the switch to record billing information for certain calls. We worked with Siemens to fix the problems and have implemented new procedures to detect any similar problems that may arise with our Siemens EWSD switches in the future. Siemens has agreed to provide us with additional future lease financing for third-party equipment, free software and deferred lease payments on most of our EWSD and DC0-CS switches in the United States. While we believe that the EWSD switch is now functioning reliably, there can be no assurance that we will not experience additional problems with the EWSD or other switching equipment in the future. See "Risk Factors--If Our Information Systems Were to Fail, Our Ability to Bill Our Customers and Manage Our Operations Could Be Harmed."

    OVERSEAS OPERATIONS. We use our proprietary TCIB 2000 switching equipment in our markets outside of North America. The TCIB 2000 is a personal computer-based, integrated telephony hardware and software platform designed by us that combines standard switching functions with customer care and billing functions. Because the TCIB 2000 is less expensive than other commercially available switches, we install this switch in new markets to minimize our initial network investment. Our strategy is to replace the TCIB 2000 switches with greater-capacity switches as our customer base grows in major metropolitan markets. For example, we are in the process of replacing our TCIB 2000 switch in Sydney with a Siemens EWSD switch.

    Unlike the TCIB 2000 switches that perform billing functions on the same platform, the Siemens EWSD switches rely on separate billing software. Therefore, when we replace the TCIB 2000 switches, we will have to make changes to our billing software to accommodate the new switches. We are currently working on changes to our TCIB 2000 billing software to support the Siemens EWSD switches. However, these changes present risks to us, and there can be no assurance that we will be able to integrate new switches into our billing systems cost-effectively or at all.

    LEAST COST ROUTING. We use a combination of network hardware and software to route a call over the most cost-efficient route available at the time the call is placed. Prices for various destinations fluctuate daily. Our least cost routing software enables us to continually revise our routing tables, including accounting for fluctuations in currency exchange rates, as the cost of certain routes change. We have a dedicated group of employees based in San Diego that are largely responsible for monitoring the routing of calls and seeking to minimize our transmission costs. In addition to the monitoring performed by our San Diego-based team, some of the monitoring is performed in each of the countries in which we operate.

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
    INTERNET NETWORK

    We provide Internet access from our network. Internet customers dial an access number, which connects the customer over our network to our Ascend Communications MAX/TNT random access server in Los Angeles. The random access server interfaces with our IBM authentication server in our San Diego office. The authentication server uses IBM Sentinel software to verify the customer's account number and password. Once the authentication server verifies the customer's account information, the random access server sends the call to our Cisco Series 7206 router for connection to the Internet backbone. We use Navais software to monitor the integrity of our Internet network from our San Diego network operations center.

    We are in the process of expanding our Internet network to add back-up random access servers, additional data lines to the network's backbone nodes and high-speed DSL equipment. Additionally, we plan to add additional routers and servers into our network as necessitated by demand for our Internet access service.

TERMINATION ARRANGEMENTS

    We attempt to maximize our alternatives for terminating our calling traffic by utilizing a number of routing alternatives. These alternatives include resale arrangements, operating agreements and other attractive termination arrangements. By diversifying our termination alternatives, we believe that we are able to take advantage of attractive arrangements as they may become available, which helps us to control our termination costs.

    Resale arrangements provide us with multiple options to route traffic through our switches in various destination countries. These arrangements generally involve terminating traffic through a third party's correspondent relationships or through the third party itself. Resale arrangements allow us to leverage another carrier's network to terminate our customers' calls. For example, we currently do not have operations in Afghanistan. If one of our customers wishes to place a call to Afghanistan, we can pass the call on to a third party carrier by purchasing some of the excess capacity of that carrier's network. The carrier would then terminate the call in Afghanistan either through a correspondent relationship that it has with a carrier with facilities in Afghanistan or directly through its own local facilities.

    During a typical month, we may purchase capacity from approximately 80 vendors. We pay per-minute charges to use much of this capacity, which subjects us to potential price increases. In addition, since we generally obtain this capacity on a short-term basis, we may experience service cancellations. Our vendor contracts provide that rates are subject to change after notice periods varying from one to 30 days. The pricing of termination services depends on such factors as the volume of call traffic and the time of day. Our sophisticated information systems and reports allow us to track price changes on a real-time basis, which helps us to achieve least-cost routing and greater overall efficiency. See "--The WORLDxCHANGE Network--Network Operations--Information Systems" and "Risk Factors--If Our Information Systems Were to Fail, Our Ability to Bill Our Customers and Manage Our Operations Could Be Harmed." In addition, in each of the countries in which we operate, we have or intend to have within the next 18 months, interconnection agreements with the dominant local carrier or carriers for termination of our traffic within that country.

    The FCC or foreign regulatory agencies may assert that certain of our call termination practices do not comply with current international settlement rules and policies, such as current international simple resale rules. We could face sanctions, including forfeitures, if the Federal Communications Commission were to find that certain of our termination arrangements violate FCC rules. See "--Regulation-- United States--FCC International Regulation."

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
SALES AND MARKETING

    We use a variety of marketing channels to reach a wide range of customers. These channels include direct mail, independent sales agents, multilevel marketing, a direct sales force, affinity groups, the Internet and media advertising. This multi-faceted approach allows us to customize our marketing for specific geographic markets and services. We believe that our multichannel marketing approach will help accelerate our growth.

    UNITED STATES

    We use several channels to market our services to U.S. customers, including direct mail, our recently introduced "xPectations ML" multi-level marketing program, direct sales and other channels such as affinity programs, the Internet and media advertising. These channels are described below.

    DIRECT MAIL. Our direct mail marketing programs have proved to be an effective marketing channel. We have developed a number of different direct mail programs, each tailored to appeal to a particular market segment. We use direct mail principally to market our dial-around services to residential and commercial customers. We completed mailings of approximately 75.6 million pieces in fiscal 1997 and 59.8 million pieces in fiscal 1998. We intend to expand our use of this marketing channel in the United States.

    MULTILEVEL MARKETING. In October 1998, we introduced our xPectations ML multi-level marketing program in the United States. This program involves the marketing by our independent representatives of our pre-selected and dial-around long distance service, as well as our Internet access and prepaid calling card services, to potential customers. These representatives also seek to recruit additional xPectations ML representatives who will in turn market our services to their contacts. Program representatives earn commissions based on revenues we collect from new customers that they sign up, as well as based on revenues we collect from customers signed up by other representatives that they recruit to the program. To recruit xPectations ML representatives ourselves, we conduct seminars and use media advertising. We have recruited more than 7,000 representatives into the xPectations ML program since its introduction.

    We have also harnessed the power of the Internet to enhance the xPectations ML program. xPectations ML representatives can obtain their own Web site, which we host. This allows them to use a professionally-designed Web site to market the xPectations ML program to their contacts while allowing us to retain control over the advertising content on the site. We are also considering expanding the range of products and services to be offered over the xPectations ML Web sites to include non-telecommunications-related items such as personal computers.

    DIRECT SALES. We employ an internal sales force in the United States that consisted of approximately 38 people as of June 30, 1999. This direct sales force primarily markets our prepaid calling cards to residential and commercial customers. They also sell our excess transmission capacity to carrier and other wholesale customers. We use the direct sales approach for these services because they are more complex and usually have a longer sales cycle.

    OTHER CHANNELS. We also use affinity programs, the Internet and media advertising to market our services in the United States. Under our affinity programs we partner with other companies and organizations to introduce and sell our products. Our Internet marketing strategy includes our recent introduction of several e-commerce services, such as the "Virtual PIN" program under which our customers are able to purchase and recharge prepaid calling cards exclusively through our Web site, which may be accessed at www.worldxchange.com.

    As part of our growth strategy, we intend to expand our direct mailing, xPectations ML and Internet marketing programs into additional overseas markets.

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
    EUROPE

    Our marketing activities vary from country to country and are distilled from our successful marketing programs used throughout the world. For example, we are beginning the process of implementing our xPectations ML program in Europe, and we have commenced direct mailing campaigns modeled after our U.S. direct mail programs.

    Our marketing activities vary by the kind of service we are selling and the kind of customer we are targeting within a particular country. For example, in the United Kingdom, we market our residential long distance services through affinity programs and direct mail programs. We use direct sales to generate commercial long distance, resale and carrier and other wholesale business in the United Kingdom, and independent agents to market our calling card services there. We plan to substantially increase our direct mail activities in the United Kingdom within the next 12 months. In The Netherlands we use direct mail, affinity programs, direct sales and independent agents to market our residential and our commercial long distance services. We also use direct sales, independent agents and limited media advertising to market other services in The Netherlands, including our resale and carrier services.

    In Belgium, we rely on direct mail and independent agents to market our residential long distance services. We have two employees dedicated to making direct sales of our long distance service to commercial customers in Belgium, as well as sales of excess capacity to carrier and other wholesale customers there. We have three employees who market our calling card services in Belgium. In addition, our independent agents also market our long distance services to Belgian commercial customers.

    We are in the process of establishing a sales and marketing infrastructure and customer base in France and Germany as we increase our operating capacity in those countries. In France, we are promoting our residential long distance service, which currently requires our customers to dial a seven-digit access number, through independent agents and, to a lesser extent, the distribution of flyers to apartment complexes and other residential locations. We use direct sales to market our calling card services and direct sales and independent agents to market our commercial long distance services, which require the use of a four-digit access code, in France. We are marketing our calling card services in Germany primarily through independent agents and, to a lesser extent, through affinity programs. We plan to conduct direct mailing campaigns in both France and Germany in the near future.

    THE PACIFIC RIM

    Our marketing strategy in Australia and New Zealand uses direct mailing, independent agents, affinity programs and media advertising to reach potential residential long distance customers. We rely on direct sales and independent agents to market our long distance service to commercial customers and direct sales to reach calling card and carrier and other wholesale customers.

    BROADBAND MARKETING STRATEGY

    Once we are able to offer DSL services to end-users, we plan to market these services through many of our marketing channels, with an emphasis on agent sales.

WORLDWIDE OPERATIONS

    U.S. HEADQUARTERS OPERATIONS

    Our senior management directs our operations and those of our foreign operating subsidiaries and develops and oversees the implementation of our overall business strategy from our San Diego headquarters. These functions include managing the growth of our operations and assessing potential new markets and acquisition, joint venture and strategic alliance opportunities. Our headquarters

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
personnel currently perform centralized financial services for all of our foreign operating subsidiaries, including financial planning and analysis and cost control. Our San Diego-based senior management also coordinate the acquisition of additional transmission capacity, either leased or purchased, based on the growth of traffic volumes in each market and helps arrange financing and vendor discounts on behalf of our foreign operating subsidiaries. In addition, our headquarters personnel perform worldwide treasury functions for our foreign operating subsidiaries, including managing cash flows between our foreign operating subsidiaries for the transmission of traffic between them as well as the allocation of working capital. We plan to maintain our decentralized billing system that allows each foreign operating subsidiary to provide its own billing using the TCIB 2000 billing system.

    Our headquarters personnel manage the expansion of our network, which includes determining whether to acquire additional capacity for existing operations and integrating foreign operating subsidiaries into our network. Headquarters personnel also coordinate least-cost traffic routing over our network, which involves the programming of our switches to transport international calls over the route which is most likely to result in the lowest-cost transmission without sacrificing quality. Headquarters personnel also provide our foreign operating subsidiaries with consolidated least-cost routing information to allow them to benefit from each other's low cost structure.

    NON-U.S. OPERATIONS

    Each of our foreign operating subsidiaries is a limited liability company. The table below provides the operational status for each subsidiary, the status of that subsidiary's operating licenses or other required authorizations, and our direct or indirect percentage ownership in the operating subsidiary located in each listed country. Following the table is a more detailed description of the operations of our operating subsidiaries in certain of the markets outside of the United States. The percentage ownership listed for the Australian operating subsidiary gives effect to our planned acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries." Percentages are rounded to the nearest one percent.

                                                              EXPECTED           STATUS OF         EFFECTIVE
                                                          CALENDAR QUARTER       LICENSE/          OWNERSHIP
COUNTRY                                                     OF OPERATION       AUTHORIZATION      PERCENTAGE
--------------------------------------------------------  ----------------  -------------------  -------------
Australia...............................................      Operational                1                98%
Belgium.................................................      Operational                1               100
Canada..................................................      Operational                1               100
Chile...................................................      Operational                1               100
France..................................................      Operational                1                99
Germany.................................................      Operational                1               100
Guam....................................................      Operational                1               100
Guatemala...............................................      Operational                1                99
The Netherlands.........................................      Operational                1               100
New Zealand.............................................      Operational                1               100
Sweden..................................................      Operational                1               100
United Kingdom..........................................      Operational                1               100
El Salvador.............................................          Q3 2000                1               100
Italy...................................................          Q4 2000                2                99
Japan...................................................          Q4 2000                2               100
Spain...................................................          Q4 2000                2                99
Switzerland.............................................          Q2 2000                2               100

------------------------

KEY FOR LICENSE/AUTHORIZATION STATUS:

1) Existing license or other authorization for provision of switched voice and data over the public switched telephone network.

2) Application for license to provide switched voice and data over the public switched telephone network not yet filed.

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
    AUSTRALIAN OPERATIONS

    The Australian market originated 1.5 billion minutes of international telecommunications traffic in 1997. Our operating subsidiary in Australia commenced operations in January 1995. As of June 30, 1999, our Australian operating subsidiary employed 159 people.

    Our Australian operating subsidiary provides local service and international and domestic long distance service to residential and commercial customers and sells excess transmission capacity to other carrier customers. Calling card services are also provided. Current commercial customers in Australia include multinational corporations, large national companies, as well as small and medium-sized businesses.

    Currently, we are interconnected with the Australian carrier, Telstra, through its National Connect program. Under this program, our customers must dial a four-digit code to access our network. However, during the first quarter of fiscal 2000, we expect to migrate to Telstra's National Access interconnection program, which will allow our customers to pre-select our service and eliminate the need for our customers to dial access codes.

    BELGIAN OPERATIONS

    The Belgian market originated 1.3 billion minutes of international telecommunications traffic in 1997. Our operating subsidiary in Belgium commenced operations in March 1997. As of June 30, 1999, our Belgian operating subsidiary employed 44 people.

    Our Belgian operating subsidiary provides domestic and international long distance and calling card services to residential and commercial customers. It also sells excess transmission capacity to other telecommunications carriers.

    Our Belgian operating subsidiary signed a provisional interconnection agreement with Belgacom in May 1998 and a definitive interconnection agreement in December 1998, which was superseded by a new definitive agreement with Belgacom signed by our Belgian operating subsidiary in June 1999. Our Belgian operating subsidiary interconnected its first lines with Belgacom's network in December 1998. Currently, our Belgian interconnection requires long distance customers to dial a four-digit code to access our network. However, we anticipate that customers will be able to pre-select our service within approximately the next 12 months, which will eliminate the need for access codes.

    DUTCH OPERATIONS

    The Dutch market originated 1.5 billion minutes of international telecommunications traffic in 1997. Our operating subsidiary in The Netherlands commenced operations in October 1996 and is an indirect wholly-owned subsidiary of our company. As of June 30, 1999, our Dutch operating subsidiary employed 50 people.

    Our Dutch operating subsidiary provides local service and domestic and international long distance service to residential and commercial customers and call shops. Commercial customers include small and medium-sized businesses. Our Dutch operating subsidiary also has reseller, carrier and other wholesale customers.

    Our Dutch operating subsidiary has an interconnection agreement with KPN Telecom, the dominant local carrier in The Netherlands. Currently, this interconnection requires long distance customers to dial a four-digit code to access our network. However, we anticipate that customers will be able to pre-select our service within approximately the next 12 months, which will eliminate the need for access codes.

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
    FRENCH OPERATIONS

    The French market originated 3.5 billion minutes of international telecommunications traffic in 1997. Our operating subsidiary in France commenced operations in October 1995. As of June 30, 1999, our French operating subsidiary employed 15 people.

    Our French operating subsidiary provides local service, domestic and international long distance and calling card services to residential and commercial customers. It also sells excess transmission capacity to other telecommunications carriers.

    Our French operating subsidiary signed an interconnection agreement with France Telecom in May 1999 and interconnected its first lines with that dominant local carrier's network in July 1999. Currently, this interconnection requires long distance customers to dial a four-digit code to access our network. However, we anticipate that customers will be able to pre-select our service within approximately the next 12 months, which will eliminate the need for access codes.

    GERMAN OPERATIONS

    The German market originated 5.3 billion minutes of international telecommunications in 1997. Our operating subsidiary in Germany commenced operations in October 1995. As of June 30, 1999, our German operating subsidiary employed 12 people.

    Our German operating subsidiary provides local service, domestic and international long distance and calling card services to residential and commercial customers. It also sells excess transmission capacity to other telecommunications carriers.

    Our German operating subsidiary signed an interconnection agreement with Deutsche Telekom during the fourth quarter of 1998, which expired and was subsequently replaced with a new interconnection agreement in June 1999, and interconnected its first lines with that dominant local carrier's network in July 1999. Currently, this interconnection requires long distance customers to dial a six-digit code to access our network. However, we anticipate that customers will be able to pre-select our service within approximately the next 12 months, which will eliminate the need for access codes.

    NEW ZEALAND OPERATIONS

    The New Zealand market originated 407 million minutes of international telecommunications traffic in 1997. Our operating subsidiary in New Zealand commenced operations in October 1996. As of June 30, 1999, our New Zealand operating subsidiary employed 36 people.

    Our New Zealand operating subsidiary provides domestic and international long distance services to residential and commercial customers, as well as toll-free services. Additionally, we expect that our New Zealand operating subsidiary will begin offering Internet access and calling card services in New Zealand within approximately the next six months.

    Our New Zealand operating subsidiary is interconnected with the networks of the two largest local carriers in New Zealand, New Zealand Telecom and Clear Communications. Under this interconnection, our customers are able to access our network either through pre-subscription or by dialing a four-digit access code.

    U.K. OPERATIONS

    The U.K. market originated 6.6 billion minutes of international telecommunications traffic in 1997. Our operating subsidiary in the United Kingdom, WORLDxCHANGE Communications Ltd., is an indirect wholly-owned subsidiary of our company and began generating revenues in May 1995. As of June 30, 1999, our U.K. operating subsidiary employed 53 people.

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
    Our U.K. operating subsidiary provides local service and domestic and international long distance service to residential and commercial customers and other carriers in the United Kingdom, as well as calling card services. Current commercial customers include small and medium-sized businesses.

    Our U.K. operating subsidiary has an interconnection agreement with British Telecom. This interconnection requires customers to dial a four-digit code to access our network. However, we anticipate that customers will be able to pre-subscribe to our service within approximately the next 12 months, which will eliminate the need for access codes.

    CUSTOMER CARE

    We are committed to providing our customers with high-quality customer care and believe that we have developed the infrastructure necessary to serve both our existing customer base and accommodate substantial growth. We have a 24-hour-a-day customer care department located in our San Diego headquarters, which, at June 30, 1999, had 130 full-time equivalent customer care representatives. Additionally, each of our foreign operating subsidiaries maintains an extended-hours customer care department. At all of our customer care facilities, our representatives handle both service and billing inquiries. In addition, our call centers all have representatives who are multilingual. We also provide our North American customers with automated customer care through the Internet.

COMPETITION

    The international telecommunications industry is and will continue to be highly competitive. Regulatory changes, technological advances and actions taken by the dominant local carriers and other large industry participants continue to shape our competitive environment. Prices for long distance calls have decreased substantially over the last few years in most of our markets and we anticipate further substantial price declines. Our larger competitors generally have lower per call transmission costs than we have. They own more transmission capacity, have more favorable interconnection rates and obtain larger volume discounts from suppliers. Carriers are able to substantially reduce their variable transmission costs by having their own international networks, which enable them to offer lower retail and wholesale prices.

    In addition to risks associated with price competition, we face risks and challenges inherent in entering new markets. In certain markets, we will not be able to offer all of the services that certain of our competitors provide due to regulatory limitations applicable to us in such markets. Moreover, even in markets where we may be able to provide a range of services comparable to that provided by our competitors, many of our potential customers will not be familiar with us and may be reluctant to entrust their telecommunications services needs to an unfamiliar provider.

    If any of our competitors were to devote substantial additional resources to the provision of international long distance voice telecommunications services to our target customer base, our business would be materially adversely affected. In addition, certain of our competitors may provide discounts in one market to gain an advantage in another market or with a particular customer. We may not have the financial ability to offer competitive discounts and may lose customers as a consequence. This price competition would harm our business and depress the price of our common stock. See "Risk Factors-- We Have Many Competitors Who Enjoy Significant Competitive Advantages Over Us."

    WORLD TRADE ORGANIZATION INITIATIVES

    Under the World Trade Organization Basic Telecommunications Services Agreement ("WTO Agreement"), which went into effect on February 9, 1998, 69 countries have agreed to permit varying degrees of competition from foreign carriers over different timeframes. As a result of the WTO Agreement, competition is expected to increase in telecommunications markets in countries representing more than 90% of the global telecommunications market.

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
    Implementation of the WTO Agreement in foreign countries is expected to create additional competitive opportunities in international and foreign markets for multinational telecommunications businesses such as ours. Although many countries have agreed to make certain changes to open and ensure fair competition in their respective markets, there can be no assurance that countries will honor their commitments in a timely manner, if at all. In addition, since the regulatory frameworks are not yet well established in all countries, specific foreign regulatory requirements that we will face in carrying out our business plan are not yet known. While the WTO Agreement may allow us to access new markets or to provide additional services, it also may subject us to greater competitive pressures in these markets, which could cause us to lose customers and/or reduce the rates that we are able to charge. At the same time, the WTO Agreement has created expanded opportunities for foreign carriers to compete with us in the U.S. telecommunications market. See "--Competition--United States."

    UNITED STATES

    The United States telecommunications marketplace is among the most competitive and deregulated in the world. Competition in the U.S. market is based primarily upon pricing, customer service, network quality and the ability to provide value added services.

    With respect to all of our services other than Internet access services, we compete with major carriers such as AT&T, MCI WorldCom and Sprint, as well as other national and regional long distance carriers and resellers, many of whom are able to provide services at costs that are lower than our current costs. These competitors are, or may in the future, be able to provide bundled packages of telecommunications products, including local and long distance services and data services and prepaid services, in direct competition with the products offered or to be offered by us, and may be capable of offering these products sooner and at lower prices than us.

    In addition, as a result of the 1996 Telecommunications Act, the RBOCs can compete with us in the long distance telecommunications industry, both outside of their service area and, upon satisfaction of certain conditions, within their service area. RBOCs can now enter an "out-of-region" long distance market immediately upon the receipt of any state or federal regulatory approvals otherwise applicable in the provision of long distance service. In order to enter the "in region" long distance market in a given state, a RBOC must satisfy certain procedural and substantive requirements, including obtaining FCC approval based upon a number of statutorily prescribed requirements. Any RBOC that receives such authority must provide in-region long distance service through a separate affiliate. No RBOC is authorized to provided in-region long distance services in any state at this time, but some are likely to be so authorized soon. When an RBOC-affiliate is so authorized, it is likely to have a substantial advantage for long distance calls, because it typically will be paying access charges to its affiliate when it originates or terminates a call in-region. There can be no guarantee that such RBOC entry will be delayed and will not harm our business when it occurs.

    The WTO Agreement has resulted in additional competitors entering the U.S. telecommunications market. To implement the WTO Agreement, in November 1997 the FCC adopted its "Foreign Participation Order," which created streamlined procedures for processing market entry applications from foreign carriers and established a presumption that such applications will be granted. The FCC's streamlined processing procedures and presumptions of entry have made it substantially easier for foreign carriers to enter the market and compete in the United States. We cannot assure you that this increased competition will not harm our business.

    We also expect increasing competition from Internet protocol-based ("IP Telephony") service providers. Some of our current competitors are already offering voice telecommunication services using Internet protocols at substantially reduced prices. Methods are also becoming available to allow customers of ISPs to conduct near real-time voice communications over their Internet connections ("Computer-to-Computer Internet Telephony"). As the technology matures in this area, transmission

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
quality will improve and the competitive pressure against us will increase as a result. Furthermore, the FCC, to date, has determined not to subject either type of these telephony services to FCC regulation as telecommunications services. There can be no guarantee when, or even if, the FCC will subject either IP Telephony or Computer-to-Computer Internet Telephony to regulation. Accordingly, ISPs and providers of IP Telephony are, today, not subject to universal service contributions, access charge requirements, or traditional common carrier regulation.

    Under the Telecommunications Act of 1996, RBOCs were granted new rights to provide certain TV services. Interexchange carriers were permitted to construct their own local facilities and/or resell local services. State laws no longer can require providers of cable television services to obtain a franchise before offering telecomunications services. In addition, under the Telecommunications Act of 1996 all utility holding companies are permitted to diversify into telecommunications services. All of these are sources of potential increased competition. We also expect to face increasing competition from wireless telecommunications providers in the future.

    With respect to our Internet access service, in addition to competing with other carriers, we also compete with Internet service providers such as American Online, Prodigy, Earthlink and MindSpring. Many of these competitors are able to devote greater financial, technological and marketing resources than us to the Internet access business. If any of these competitors were to focus their resources on providing Internet access service to our target customers, our Internet access business could be harmed.

    CANADA

    The Canadian telecommunications market is highly competitive and is dominated by a few established carriers whose marketing and pricing decisions have a significant impact on the other industry participants, including us. Our principal facilities-based competitors include Bell Canada, Bell Nexxia, BCT. TELUS, AT&T Canada, and Sprint Canada. We also compete with Primus, which recently acquired the residential long-distance customer base of AT&T Canada, and with ACC TelEnterprises which, until its recent merger with AT&T Canada, was one of the largest resellers in Canada. In addition, we are competing with alternative telecommunications providers such as cable companies, including Rogers Communications, Shaw Cable and cellular and personal communications service providers, including Microcell Solutions, Bell Mobility, Rogers Cantel and Clearnet.

    EUROPE

    In Europe, our competitors include:

    - the dominant local carriers,

    - certain large alliances such as Global One, consisting of Sprint, Deutsche Telekom and France Telecom, and AT&T's alliance with both British Telecom and Japan Telecom,

    - emerging multinational carriers such as Destia, Primus Telecommunications Group, Viatel, RSL Communications, Global Telesystems Group and Colt Telecommunications;

    - companies offering resold international telecommunications services; and

    - other companies with business plans similar in varying degrees to us, including emerging public telephone operators who are constructing their own networks and wireless network operators.

    BELGIUM. Our principal competitor is the dominant local carrier, Belgacom. We also compete with the Belgian affiliates of some of the mega-carriers such as Global One, local resellers and other international carriers with Belgian operations such as RSL Communications and Viatel.

    FRANCE. Our principal competitor is the dominant local carrier, France Telecom. We also compete with international carriers who have obtained interconnection with France Telecom including companies

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such as MCI Worldcom, Colt, Siris, Cegetel and Bouygues. These competitors are also in the process of constructing fiber networks in major metropolitan areas, which, when completed will allow these companies to offer telecommunications services at lower prices than we currently can. In addition, we compete with resellers such as Omnicom. As deregulation continues, we expect that alternative networks will become available to route and terminate call traffic.

    GERMANY. Our principal competitor is the dominant local carrier, Deutsche Telekom. We also compete with newly licensed operators who are constructing their own facilities-based networks, such as Arcor, O.telo and VIAG Interkom. In addition, we compete with resellers such as MCI Worldcom.

    THE NETHERLANDS. Our principal competitor is the dominant local carrier, KPN Telecom. Our other major competitors in The Netherlands are MCI WorldCom and mega-carriers such as Global One. We are also competing with companies such as MCI WorldCom, who are constructing facilities-based networks and have been licensed as public telephone operators. As deregulation continues, we expect that alternative networks currently under construction will become available to route and terminate call traffic.

    THE UNITED KINGDOM. Competition is intense in the relatively deregulated United Kingdom market. Our principal competitors include the dominant local carrier, British Telecom, and Cable and Wireless Communications. We are also competing with emerging licensed public telephone operators, who are constructing their own facilities-based networks, such as Energis. In addition we compete with resellers such as MCI WorldCom and Global One.

    THE PACIFIC RIM

    AUSTRALIA. In Australia, our principal competitors are Telstra Corporation Limited and Optus Communications Pty. Limited. In addition, our Australian competitors include carriers and carriage service providers such as Spectrum Network Systems Limited, Axicorp Pty. Limited, Call Australia Pty. Limited, Primus and AAPT Pty. Limited.

    NEW ZEALAND. In New Zealand, our principal competitors are the two largest local carriers, Telecom New Zealand and Clear Communications. In addition, our New Zealand competitors include switch-based and switchless resellers such as Telstra and Pacific Gateway Exchange. There are a number of competitors in the toll-call telecommunications market. New Zealand is a comparatively deregulated market, and competition there is expected to intensify.

    LATIN AMERICA

    GUATEMALA. In Guatemala, our principal competitor is the dominant local carrier, Telgua.

    CHILE.  In Chile, our competitors include Entel Chile, CTC-Mundo and
Chilesat.

REGULATION

    We are subject to varying degrees of regulation in the jurisdictions in which we provide services. This regulation--both domestically and internationally--is changing rapidly. The laws and regulations applicable to our business differ significantly from market to market. There can be no assurance that future regulatory, judicial and legislative changes will not harm us or that domestic or international regulators or third parties will not raise material issues with respect to our compliance or noncompliance with applicable regulations.

    Below is a description of the regulatory framework in certain jurisdictions in which we provide our services.

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    UNITED STATES

    As a provider of telecommunications services, we must comply with a number of statutes and regulations in the United States. These include the Communications Act of 1934, as amended by the 1996 Telecommunications Act (the "1934 Act"), the FCC regulations thereunder, as well as the applicable laws and regulations of the various states administered by the relevant state public service commissions. The FCC exercises jurisdiction over all facilities and services of telecommunications common carriers to the extent those facilities are used to provide, originate or terminate interstate or international communications. State public utility and service commissions retain jurisdiction over the Company's facilities and services to the extent they are used to originate or terminate intrastate communications. Local governments may require the Company to obtain licenses or franchises permitting access to or use of public rights-of-way to install and operate its networks.

    There has been a general trend toward deregulation of the telecommunications industry at both the federal and state level. Because this trend facilitates market entry and competition by multiple providers, it has both created opportunities and presented challenges for us. For example, it has given AT&T, the largest international and domestic long distance carrier in the United States, increased pricing and market entry flexibility that has permitted it to compete more effectively with smaller carriers, such as us. In addition, the 1996 Telecommunications Act has opened the U.S. market to increased competition from RBOCs. It is difficult to predict the future impact of regulatory, judicial and legislative changes in the United States. There can be no assurance that these changes will not materially affect our business and the price of our common stock.

    We are currently regulated as a non-dominant telecommunications carrier by the FCC with respect to our international and domestic interstate long distance services. Historically, the FCC has generally not closely regulated the charges, practices or classifications of non-dominant carriers. However, it has the authority to do so, including the power to impose more stringent regulatory requirements on us, to change our regulatory classification, to impose monetary forfeitures, to hear complaints for alleged violations of the 1934 Act or FCC regulations, and to revoke our authority. We do not believe, however, that in the increasingly deregulated U.S. market, the FCC is likely to take such actions (apart from resolving complaints filed by third parties) but we cannot guarantee this. There can be no assurance were the FCC to take such actions, that such actions would not materially affect our business and the price of our stock.

    We are required to obtain prior FCC and, in certain jurisdictions, state regulatory approval before engaging in transactions that would result in a change of control of our company, including transfers of control resulting from corporate reorganizations and assignments of regulatory authorizations. The need to obtain these approvals may delay, prevent or hinder a change in control of our company. Effective May 19, 1999, new FCC rules went into effect under which the FCC will forbear from reviewing pro forma assignments and transfers of control of international telecommunications service authorizations. Instead, the FCC requires only post-consummation notifications of pro forma assignments. Although we intend to comply with such notification requirements, we do not believe that we would incur any material penalties for failing to notify the FCC of a pro forma change of control where required. We cannot be certain that this would be the case.

    FCC DOMESTIC INTERSTATE REGULATION. The FCC considers us a non-dominant domestic interstate carrier. As a result, we are subject to minimal FCC regulation. Although we are not required to obtain FCC authority to expand our domestic interstate operations, we currently are required to maintain, and do maintain, a domestic interstate tariff on file with the FCC. Pursuant to the 1934 Act, we are subject to the general requirement that our charges and regulations for communications services must be "just and reasonable" and that we may not make any "unjust or unreasonable discrimination" in our charges or regulations.The FCC presumes the tariffs of non-dominant carriers to be lawful and does not carefully review such tariffs before permitting them to take effect. However, the FCC could investigate

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our tariffs in response to any public complaint or upon its own motion. Any such
FCC investigation could result in an FCC order to revise our tariffs or prescribing revised tariffs. The FCC has jurisdiction to act upon complaints from third parties against any common carrier for failure of the carrier to comply with its statutory obligations and to award damages for such violations.

    The FCC ruled in late 1996 that interexchange carriers do not have to file their tariffs for domestic interstate interexchange services. In August 1997, the FCC affirmed its decision eliminating the requirement that non-dominant carriers file tariffs for domestic interstate long distance services. However, since February 13, 1997, the FCC's detariffing orders have been stayed by the U.S. Court of Appeals for the D.C. Circuit pending judicial review. Those appeals remain pending.

    We also are subject to a variety of miscellaneous regulations that, for instance, govern the documentation and verifications necessary to change a consumer's long distance carrier and require the filing of periodic reports.

    On February 1, 1996, the U.S. Congress enacted comprehensive telecommunications reform legislation, which the President signed into law as the Telecommunications Act of 1996 on February 8, 1996 (the "1996 Act"). The 1996 Act requires all local exchange carriers:

    - not to prohibit or unduly restrict resale of their services;

    - to provide number portability;

    - to provide dialing parity and nondiscriminatory access to telephone numbers, operators services, directory assistance and directory listings;

    - to afford access to poles, ducts, conduits and rights-of-way; and

    - to establish reciprocal compensation arrangements for the transport and termination of local telecommunications traffic.

    The 1996 Act also permits the RBOCs to enter an "out-of-region" long distance market immediately upon the receipt of any state and/or federal regulatory approvals otherwise applicable in the provision of long distance service. The provisions also permit an RBOC to enter the long distance market in its local exchange operating territory (on a state-by-state basis) by satisfying certain procedural and substantive requirements, including by showing that facilities-based competition is present in its market, that it has entered into interconnection agreements which satisfy a 14-point "checklist" of competitive requirements and that its entry into the "in-region" long distance market is in the public interest.

    A number of RBOCs have made initial applications for the approvals necessary to enter their "in-region" long distance markets. To date, all such applications the FCC has acted upon have been denied on the basis that the RBOC has not satisfied the list of competitive requirements. However, over the past year, there have been extensive discussions among the state public service commissions, the FCC and RBOCs in order to develop a definitive understanding of these requirements and the specific criteria to measure their satisfaction. In certain states, such as New York and Texas, RBOC efforts to obtain in-region, long distance authority through such discussions may lead to one or more successful RBOC "in-region" applications in the near future. See "Risk Factors--We Have Many Competitors Who Enjoy Significant Competitive Advantages Over Us." We cannot predict whether such entry would have a material adverse effect on our business.

    Our operations may also be affected by a number of other provisions of the 1996 Act. However, it is difficult at this time to accurately assess what these effects will be. On August 1, 1996, the FCC adopted an Interconnection Order implementing the requirements that incumbent local exchange carriers make available to new entrants, such as us, interconnection and unbundled network elements, and offer retail local services for resale at wholesale rates. Although portions of the FCC's order were

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temporarily overturned by a reviewing court, the U.S. Supreme Court recently upheld most of the challenged rules, finding that the FCC has jurisdiction to establish rules to promote competition for competitive local exchange services. Several incumbent local exchange carriers are pursuing substantive appeals before the U. S. Court of Appeals for the Eighth Circuit of the FCC rules the Supreme Court upheld on jurisdictional grounds only. Incumbent local exchange carriers have argued, for example, that the FCC's pricing method ignores their historic costs and underestimates the actual costs of providing interconnection and unbundled access. The Eighth Circuit did not reach that issue when it first reviewed the FCC's Interconnection Orders, and the Supreme Court noted that only the jurisdictional issue was before it.

    The Supreme Court also held that the FCC's analysis leading to the creation of its minimum list of seven mandatory incumbent local exchange carrier unbundled network elements was inadequate. The Court ruled that the FCC failed to consider whether access to proprietary network elements was "necessary," or whether lack of access to any such element would "impair" the ability of competitive local exchange carriers to offer telecommunications services. The Court vacated the relevant rule and remanded the matter to the FCC either to modify the rule or justify it, subject to further court review. The Supreme Court's action also provides an opportunity for incumbent local exchange carriers to argue before the FCC that the FCC should refrain from requiring incumbent local exchange carriers to provide access to at least some network elements on the ground that they do not satisfy the 1996 Act's "necessary" and "impair" standards. The FCC has a proceeding underway to determine whether its list of seven mandatory network elements should be reduced, expanded or otherwise revised. We are unable to predict what the outcome of these decisions related to network elements and their pricing or any resulting litigation will be or when these matters will be resolved. We cannot guarantee that the outcome will not materially affect our business.

    Certain other aspects of the FCC's Interconnection Orders were vacated by the Eighth Circuit and were not appealed to the Supreme Court; thus, they remain vacated. These include FCC rules that had directed incumbent local exchange carriers to combine network elements requested by competitors whether or not those elements had previously been combined ("the new combinations rule"), and a provision requiring incumbent local exchange carriers to provide interconnection superior in quality to that provided by the incumbent local exchange carriers to themselves, when requested to do so by competitors. The Court's action vacating these rules may have an adverse impact on our business.

    On August 6, 1998, the FCC took certain actions regarding the deployment of advanced communications services. "Advanced communications services" are wireline, broadband telecommunications services, such as services that rely on digital subscriber line technology, commonly referred to as xDSL, and packet-switched technology. The FCC issued a Memorandum Opinion and Order and a Notice of Proposed Rulemaking that (i) clarified its views on the applicability of existing statutory requirements in Sections 251 and 271 to advanced services, and (ii) sought comment on a wide variety of issues associated with the provision of advanced services by wireline carriers. Generally, the FCC clarified that the Section 251(c) interconnection, unbundling and resale obligations of incumbent local exchange carriers extend to their provision of advanced communications services. The FCC also denied requests by several of the incumbent local exchange carriers to forbear from imposing Section 251 obligations as then applied to advanced services. The FCC also proposed measures to promote the deployment of advanced communications services by both incumbent local exchange carriers and competitive local exchange carriers. Among the proposals that generally were favorable to competitive local exchange carriers are those for expanded physical collocation rights and strengthened rights to order unbundled network elements required to provide advanced communications services. However, the FCC also tentatively interpreted the 1996 Act as permitting incumbent local exchange carriers to deploy advanced communications services through separate affiliates that would not be regulated as incumbent local exchange carriers. Thus, such separate affiliates of incumbent local exchange carriers, if permitted, would not be subject to Section 251 and 252 unbundling and resale

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obligations. On March 18, 1999, the FCC adopted a First Report and Order in these proceedings requiring incumbent local exchange carriers to make available to requesting competitive local exchange carriers shared cage and cageless collocation arrangements. The FCC also ruled that incumbent local exchange carriers must permit competitive local exchange carriers to collocate equipment used for interconnection and/or access to unbundled network elements even if equipment includes certain switching or enhanced services functions. The FCC also adopted rules designed to limit incumbent local exchange carriers' ability to deny competitive local exchange carriers' ability to deploy transmission hardware by purporting that the equipment will cause electrical interference with other wires, and it proposed rules making these requirements more specific. We cannot predict the final outcome of these proceedings or any appeals that might ensue, and the effect such outcome may have on our business.

    US WEST has sought judicial review before the U.S. Court of Appeals for the D.C. Circuit of the FCC's decision that the Section 251(c) obligations apply to advanced services. Pending before the Court are the FCC's voluntary motion to remand for further explanation of its Order and U.S. WEST's motion to vacate the decision pending such remand. Petitions for reconsideration of other aspects of the FCC's advanced services decision remain pending before the agency. We cannot predict the outcome of these proceedings or their effect on our business.

    The FCC also has revised the universal service subsidy regime pursuant to the 1996 Act. Beginning January 1, 1998, we and other interstate carriers and other entities became obligated to make FCC-mandated contributions to universal service funds. These funds help pay for telecommunications services in high cost areas and to low-income customers, as well as for telecommunications and certain other services to eligible schools, libraries and rural health care providers. The amount of our required contributions is based on our end user revenues. We make contributions to the high cost and low income fund based on our interstate and international gross end-user telecommunications revenues. We make contributions to the schools and libraries and rural health care fund based on our intrastate, interstate and international gross end-user telecommunications revenues. The FCC sets contribution factors quarterly, and we and other carriers are billed monthly. The FCC orders implementing the universal service contribution obligation were reviewed by the U.S. Court of Appeals for the Fifth Circuit and, on July 30, 1998, were generally upheld. The Court did reverse certain aspects of the FCC's rules, though, including the assessment of contributions on interstate revenues, limits on certain state rules concerning disconnection of local service and the incumbent carriers' recovery of its contributions through access charges. There can be no assurance as to how these rulings will be implemented or enforced or what effect the orders will have on the industry generally or on us specifically. Contribution factors for the third quarter of 1999 are: (i) 2.94% for the high cost, insular and low income funds (interstate and international revenues); and (ii) 0.99% for the schools, libraries and rural health care funds (intrastate, interstate and international revenues). Although we are unable to predict future contribution factors or the annual cost to us of the contributions, there is no reason of which we are aware that would cause the factors in the short run to change materially from today's levels.

    The Universal Service Fund could be used to enable the incumbent local exchange carriers to reduce prices that they charge to certain customers, putting additional competitive pressure on us. However, we also are eligible to qualify as a recipient of universal service support if we elect to provide facilities-based service to areas designated for universal service support. We presently are unable to predict the potential impact of these universal service funding reforms, but they could have a significant impact on our future operations. Significant portions of the FCC's universal service orders have been appealed and are under review by the U.S. Court of Appeals for the Fifth Circuit or are the subject of further proceedings by the FCC. We cannot predict the outcome of these proceedings or the effect of these proceedings on our business.

    In 1991, the FCC replaced traditional rate of return regulation for large incumbent local exchange carriers with price caps, under which incumbent local exchange carriers can only raise prices for certain

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interstate services by a small percentage each year. In addition, there are constraints on the pricing of incumbent local exchange carriers services that are competitive with those of competitive local exchange carriers. However, the FCC has taken several actions, and is considering additional such steps, that grant incumbent local exchange carriers pricing flexibility in areas of concentrated population or where they face potential competition from competitive local exchange carriers or competitive access providers. Changes in local exchange carrier access charge rates for origination and termination of calls over local exchange carrier facilities will affect our costs of providing long distance services. Over the past few years, the FCC has granted incumbent local exchange carriers significant flexibility in pricing their interstate special and switched access services. Under this pricing scheme, incumbent local exchange carriers may establish pricing zones based on access traffic density and charge different prices for each zone. We anticipate that this pricing flexibility will result in incumbent local exchange carriers lowering their prices in high traffic density areas, the probable area of competition with us. We also anticipate that the FCC will grant incumbent local exchange carriers increasing pricing flexibility as the number of potential competitors increases. On May 7, 1997, the FCC took action to reform the current interstate access charge system. The FCC adopted an order that makes various reforms to the existing rate structure for interstate access that are designed to move access charges, over time, to more economically efficient rate levels and structures. On October 5, 1998, the FCC released a public notice inviting comment on proposals to accelerate reductions in incumbent local exchange carrier access charges and grant the incumbent local exchange carriers increased flexibility when setting prices in response to competition. In an order released on the same day, the Commission deferred a scheduled increase in monthly presubscribed interexchange carrier charges, which are commonly referred to as "PICCs," from January 1, 1999, to July 1, 1999, explaining that on the latter date it expected concurrent proceedings to have a significant downward effect on incumbent local exchange carrier access charges. The July 1, 1999 changes have taken effect as scheduled, with the PICCs increasing but overall access charges decreasing. The PICCs are currently scheduled to continue to increase yearly until they reach certain limits. The recent incumbent local exchange carrier annual access charge revisions are intended to reflect implementation of a revised mechanism for determining universal service high cost support for non-rural carriers, and incumbent local exchange carrier price caps were adjusted downward on the basis of a productivity improvement factor and lower inflation. The FCC is currently considering several incumbent local exchange carriers petitions for waiver of access charge rules which would further enable them to negotiate certain access charge arrangements on an individual case basis. This series of decisions and proceedings is likely ultimately to reduce the prices of incumbent local exchange carriers access services with which we compete and could therefore have a significant impact on our operations, expenses, pricing and revenue. We currently intend to pass on to our customers the costs of both the PICC and our universal service fund contributions. However, we cannot be certain that we will not be prohibited from doing so, or that we will not lose customers if we do so.

    We expect further revisions to the FCC's access charge rules. The FCC already has indicated that it will promulgate additional rules in the near future that may afford certain LECs increased flexibility. Recently, the FCC issued an order clarifying the definition of a "primary line." Under the FCC's order, a primary residential line is defined as "one residential line provided by a price cap LEC per service location." The FCC did not change its definition of a single line business subscriber line for purposes of its price cap rule. This kind of line is still defined as a line for which the subscriber pays a rate that is not described as a residential rate in the local exchange service tariff and does not obtain more than one such line from a particular telephone company.

    Costs may also change based on changes in our agreements with various carriers for the termination, origination and exchange of traffic. These carriers may seek to change their arrangements with us as a result of changes to their similar agreements with other carriers or local exchange carriers. Any change in any of these agreements, whether by operation of law or otherwise, may affect our costs or could disrupt our ability to terminate, originate or exchange traffic, which could harm us.

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    Interexchange carriers are required under the 1996 Telecommunications Act to compensate the owners of payphones that are used by calling card customers to originate a telephone call. Under the FCC's original compensation scheme, beginning October 7, 1997, all carriers were required to compensate payphone owners at a rate of 35 cents per call. On July 1, 1997, the United States Court of Appeals for the District of Columbia Circuit ("D.C. Circuit") reversed in part the FCC's payphone orders. The court ruled that the rate of 35 cents per call was arbitrary and capricious and remanded the case to the FCC for further proceedings. The FCC subsequently ruled that, for the period from October 7, 1997 through October 7, 1999, interexchange carriers are required to compensate payphone owners at a per call rate of 28.4 cents for all payphone calls. The Court remanded this order to the FCC on May 15, 1998, ruling that the 28.4 cents rate was arbitrary and capricious, but not vacating it. On February 4, 1999, the FCC lowered the payphone compensation rate to 24 cents, effective to October, 1997. However, the FCC has stated there will be no refunds until the FCC determines what payphone compensation interexchange carriers must pay for the "interim period" between November 1996 and October 1997. Because any refunds to which interexchange carriers are entitled will be offset by payment obligations for the "interim period" the timing and amount of any refund is uncertain. MCI WorldCom, Sprint, the RBOCs and the American Public Communications Council have filed Petitions for Review of this latest order with the D.C. Circuit. In addition, a coalition including the RBOCs, SNET and GTE have filed a Petition for Clarification with the FCC. This petition requests the FCC to clarify which long distance carriers are responsible for payment of per-call compensation and urges that the obligation be placed on the entity identified by the Carrier Identification Code (CIC) used to route the call from the local exchange network. We cannot predict the outcome of these proceedings or whether we will have payment obligations for the "interim period" that exceed any refund to which we are entitled, or any other effect on our business.

    As a result of many factors, many payphone service providers have made compensation claims against long distance carriers, including against us. We have paid or accrued all payphone compensation we believe is due under the most recent payphone compensation scheme but cannot provide any assurances as to the outcome of these proceedings or their effect on our business.

    The FCC also regulates the marketing of telephone services and the changing of a customer's primary long distance carrier. The FCC has recently imposed severe penalties on a number of carriers for "slamming." See "--Legal Proceedings." Under an order recently issued by the FCC, carriers such as us are required to take certain additional steps to prevent slamming. We expect the FCC to continue to reexamine its slamming rules and cannot predict the outcome of such reexamination, which may lead to additional or modified obligations imposed upon us.

    FCC INTERNATIONAL REGULATION We are regulated as a non-dominant carrier in our provision of international service. As an international carrier, we are required to obtain an appropriate certificate of public convenience and necessity from the FCC pursuant to Section 214 of the 1934 Act before providing international service. We also must comply with tariff, reporting, and fee requirements that are the same as or similar to the tariff, reporting, and fee requirements applicable to our U.S. domestic business. We are also required to comply with the FCC's international service policies. Certain of these policies may limit our ability to provide our services in the most economical manner.

    We are subject to the FCC's "International Settlements Policy" governing traffic exchange and settlement between U.S. and foreign carriers. The International Settlements Policy establishes the parameters by which U.S. carriers and their foreign correspondents settle international revenues to recover the cost of terminating each other's traffic over their respective networks under the international accounting rate system. Under the international accounting rate system, a U.S. facilities-based carrier is permitted to negotiate an "accounting rate" with the corresponding foreign carrier for handling each minute of international telephone service. The amount of payment is determined by applying a "settlement rate" (generally one-half of the negotiated accounting rate) to net billed minutes for a particular month. Unless we receive a waiver, the FCC could find that certain terms of our

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foreign carrier agreements or our actions to terminate international traffic do not comply with the International Settlement Policy. While the FCC generally has not imposed penalties in this area, it could take action against a carrier violating the International Settlement Policy, including issuing a cease and desist order, revoking Section 214 authorizations, or imposing fines. Recently, the FCC approved sweeping reform of its International Settlement Policy. This reform will eliminate the International Settlement Policy for arrangements with foreign carriers lacking market power (i.e., less than 50% market share in the relevant destination market) and for arrangements with all foreign carriers on liberalized routes (i.e., those routes where the settlement rate to terminate U.S. calls is at least 25 percent below the FCC's relevant benchmark rate set for that country). Although these rules should afford us additional flexibility, they may also increase competition on certain routes.

    We are also subject to the FCC's rules regarding "international simple resale" or "ISR." ISR is the provision of switched services over "private" lines interconnected on one or both ends to the public network. U.S. carriers are allowed to engage in ISR on any route where the U.S. carrier exchanges switched traffic with a foreign carrier that lacks market power. In addition, U.S. carriers are permitted to engage in ISR with any foreign carrier, regardless of market power, on any route for which the FCC has authorized the provision of ISR. The FCC will allow ISR between the U.S. and a WTO member country for which it has not previously authorized such service upon a demonstration that (1) settlement rates for at least 50 percent of the settled U.S.-billed traffic between the U.S. and the proposed destination country are at or below the benchmark settlement rate adopted by the FCC, or (2) where such destination country affords resale opportunities "equivalent" to those available under U.S. law. The FCC will allow ISR between the U.S. and a non-WTO member country not previously authorized to provide such service if both conditions summarized above are satisfied. As of July 21, 1999, the FCC has authorized ISR to the following countries: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Iceland, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, and the United Kingdom. The FCC could find that certain of our actions regarding the termination of traffic do not comply with the ISR requirements. Although the FCC generally has not issued penalties in this area, it could take action against a carrier violating the ISR requirements, including issuing a cease and desist order, revoking Section 214 authorizations, or imposing fines.

    We are also subject to the FCC's rules on "special concessions." A special concession is an exclusive arrangement involving certain services, facilities, or functions on the foreign end of a U.S. international route that are necessary for the provision of basic telecommunications services where the arrangement is not offered to similarly situated U.S. licensed carriers. The FCC's rule on special concessions prohibits us from accepting, directly or indirectly, any special concession from a foreign carrier with respect to any U.S. international route where the foreign carrier possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market. The FCC's rules on special concessions could limit our flexibility in making arrangements with some foreign carriers for termination of international traffic.

    STATE REGULATION. We are authorized, where necessary, either pursuant to certification, the fulfillment of tariff requirements or notification requirements, to provide long distance services in 41 states.

    We believe that, as the degree of intrastate competition increases, some states are likely to offer incumbent local exchange carriers increasing pricing flexibility. This pricing flexibility may present incumbent local exchange carriers with an opportunity to subsidize services that compete with our services with revenues generated from less competitive services, thereby allowing incumbent local exchange carriers to offer services competing with ours at prices below the cost of providing the service. We cannot predict the extent to which this may occur or its impact on our business.

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    We are subject to various reporting and other requirements in a number of states. State commissions regulate access charges and other pricing for telecommunications services. In addition, a number of state public service commissions regulate the marketing of telephone services and require customer authorizations for changes of a customers' primary long distance carrier. Several states also require (and others are considering requiring) universal service fund contributions. States also generally have the right to impose sanctions on a carrier or to condition, modify, cancel, terminate or revoke authorization to provide telecommunications services for failure to comply with state law and/or rules, regulations and policies of the state regulatory authorities. There can be no assurance that the states will not modify their regulations so as to have an adverse impact on our business.

    INTERNET REGULATION. In the United States, Internet service providers are generally considered "enhanced service providers" and therefore are not subject to U.S. federal and state regulations governing common carriers. Accordingly, we are currently exempt from tariffing, certification and rate regulation with respect to our provision of Internet access services. However, other requirements may apply to our provision of Internet services, including regulations relating to disclosure of confidential communications, copyright and excise tax matters. We may become subject to material additional regulations in the future that apply to our Internet access business and adversely affect it.

    Internet service providers such as us are subject to potential criminal liability under the provisions of the Communications Decency Act of 1996 (CDA) that govern the use of interstate telecommunications networks, telecommunications devices, or interactive computer services, to transmit obscene or indecent communications. In an April 1999 decision, the Supreme Court upheld provisions of the CDA that impose criminal liability on:

    - any person who knowingly uses a telecommunications device to send an obscene or indecent communication with intent to annoy another person; or

    - any entity who knowingly permits any telecommunications facility under his control to be used for such purposes.

    Entities solely providing access to facilities not under their control are exempted from liability, as are providers that take good faith, reasonable, effective and appropriate actions to restrict access by minors to the prohibited communications. The U.S. Supreme Court struck down, on constitutional grounds, provisions of the CDA that imposed criminal liability on:

    - any person who knowingly uses a telecommunications device to send an obscene or indecent communication to a recipient under 18 years of age, and

    - any person who knowingly uses an interactive computer service to send to a specific person under 18 years of age, or to display in a manner available to a person under 18 years of age, communications that, in context, depict or describe, in terms patently offensive as measured by contemporary community standards, sexual or excretory activities or organs.

    It is not known how the provisions of the CDA will be enforced or interpreted in the future. It is possible that these provisions will chill the development of Internet content or otherwise adversely affect Internet access providers such as us. In addition, we cannot be certain that we will not be required to modify our Internet access operations to comply with the CDA.

    As an Internet service provider, we have been granted statutory immunity from liability for the transmission of, or provision of access to, information created or originated by others over our network. Internet service providers are exempt from criminal prosecution under the Children's Online Protection Act of 1998 ("COPA") with respect to the commercial use of their networks by others to make available to minors material that is obscene, pornographic or harmful to minors. Section 230 of the CDA immunizes an Internet service provider from potential civil liability in connection with the dissemination of information originated or created by a third party that is transmitted or made

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available on the Internet service provider's network. Federal court decisions in
1997 and 1998 have held that Section 230 of the CDA grants an Internet service provider immunity from civil liability with respect to the transmission of, or provision of access to, defamatory materials created by others. Notwithstanding these statutory and court precedents granting limitations on Internet service provider liability, we cannot predict whether our operations may be adversely affected in the future by the negligent or criminal acts or communications of others in the use of our network.

    The FCC initiated a Notice of Inquiry in December 1996 seeking public comment on whether to impose regulations or surcharges on, among other entities, providers of Internet access. In addition, the FCC indicated in a Report to Congress in April 1998 that it will reexamine its policy of not requiring Internet service providers to make mandatory universal service fund contributions when they provide their own transmission facilities and engage in data transport over those facilities to provide an information service. The FCC also strongly hinted in this Report that, although the matter was not before it, it would find voice telephony over Internet protocol services to be telecommunications services, making such services, as opposed to computer-to-computer Internet Telephony, subject to universal service obligations, access charges, and other common carrier obligations. U S WEST has filed a complaint before the FCC seeking such a ruling, which remains pending. We are unable to predict the outcome of the FCC's review and proceedings regarding the regulation of Internet related services and IP Telephony. Furthermore, we cannot predict whether we will face additional regulations, requirements or charges in connection with our Internet access service and what the impact on our business will be.

    Over 30 states have found that, through existing interconnection agreements, local exchange carriers are eligible to receive compensation from incumbent local exchange carriers or competitive local exchange carriers for traffic that originates on the other carrier's network and is delivered to an Internet service provider in the same local calling area. Although subject to differing interpretations, as many as three states have found to the contrary. The FCC found in February 1999 that such Internet-bound traffic is jurisdictionally interstate. The FCC tentatively concluded that some intercarrier compensation is due for the exchange of such traffic, but has not yet decided the direction or amount of such compensation that is due. These issues are pending before the agency, and a decision is expected in the next few months. In the interim, state commissions remain free to resolve issues concerning the propriety of such compensation under current interconnection arrangements or for new agreements. We cannot predict the outcome of such state or federal proceedings or their effect upon our business.

    NETWORK MARKETING REGULATION. Our network marketing system is subject to extensive government regulation. For example, we are subject to state regulation of marketing practices and federal and state regulation of the offer and sale of business franchises, business opportunities and securities. In addition, various regulatory authorities monitor direct selling activities, including those of our company. There is also the risk that the Internal Revenue Service and/or any state taxing authority could classify our independent representatives as employees rather than independent contractors. If such a determination were made by any one or more taxing authorities, we could be subject to penalties and interest for taxes not withheld and/or required to withhold such taxes in the future, and we could be required to pay unemployment insurance. In addition, any adverse determination in one jurisdiction with respect to these matters could influence the decisions of authorities in other jurisdictions. Any or all of these factors could adversely affect the way we do business and could hurt our ability to attract potential independent representatives. While network marketing regulations are complex and vary from jurisdiction to jurisdiction, we believe we are in compliance with currently applicable regulations. However, no assurance can be given that one or more jurisdictions will not assert future violations against us in the future or that, if such assertions are made, that they will not harm our business or depress the price of our common stock.

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    PATENT RIGHTS RELATING TO PREPAID SERVICES.  Certain prepaid card providers have been subject to claims that their provision of prepaid services infringes the patent rights of other parties. To date, we have not received any such claims. However, no assurance can be given that such claims will not be asserted against us in the future. And while we do not believe that our provision of prepaid services infringes any third party patent rights, we cannot be certain that we would prevail if a claim were asserted by a third party. If we were unable to continue providing our prepaid card services as we do now, our business could be harmed and the price of our common stock could be depressed.

    EUROPEAN UNION REGULATION

    The European Union (EU), formerly the European Communities, consists of the following EU member states: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. The telecommunications industry in the EU is governed by regulations and directives issued at a supra-national level by the EU authorities (the EU Commission, the EU Council of Ministers and Parliament) which generally require further implementation in each member state through domestic legislation. The EU has adopted pan-European policies aimed at facilitating an open and competitive telecommunications market.

    With a number of exceptions, the EU ordered all special or exclusive rights that restrict the provision of telecommunications services in EU countries to be abolished, effective January 1, 1998. The EU adopted specific directives implementing this policy, including the Open Network Provision (ONP) Framework Directive, ONP Leased Lines Directive, the Revised Voice Telephony Directive, the ONP Adaptation of Full Competition Amending Directive, the Services Directive, the Interconnection Directive, and the Licensing Directive. The Licensing Directive sets out framework rules for the procedures associated with granting national authorizations for the provision of telecommunications services and for the establishment or operation of any infrastructure for the provision of telecommunications services. It requires EU member states to rely as much as possible on "general authorizations," which do not require an explicit decision from the regulatory agency, and to require "individual licenses," only for public voice telephony and in other limited circumstances such as where the licensee requires access to scarce resources. The EU also has mandated carrier pre-selection and number portability on or before January 1, 2000. Carrier pre-selection will enable our customers to access our network over the fixed public telephone network of operations without dialing an access code, by "pre-selecting" our company as their long distance carrier.

    Implementation of the EU directives has varied among the EU member states. Some EU member states were granted derogation from the January 1, 1998 liberalization date as follows: Luxembourg (July 1, 1998), Spain (December 1,
1998), Ireland (January 1, 2000), Portugal (January 1, 2000), and Greece (January 1, 2002), but actual liberalization in some of these countries has already been achieved or will be achieved, prior to the deadlines in question. Even those EU member states that have already fully implemented the EU licensing framework vary in their requirements that we obtain approvals and are expected to continue to so vary. See "Risk Factors--We Are Subject to Significant Regulatory Restrictions."

    UNITED KINGDOM. The Telecommunications Act of 1984 (U.K. Act) establishes the licensing and regulatory framework for telecommunications activities in the United Kingdom. Pursuant to the U.K. Act, the Secretary of State for Trade and the Department of Trade and Industry (DTI) is responsible for granting licenses and for overseeing telecommunications policy, while the Director General of the Office of Telecommunications (OFTEL) is responsible, among other things, for enforcing the terms of such licenses. Applications for licenses are generally approved by the DTI provided that the DTI determines that the applicant has a reasonable business plan and the necessary financial resources to provide the proposed services and there are no overriding considerations against grant of the application. Applications for frequency assignment are processed and acted upon separately by the Radiocommunications Agency.

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    Since 1992, the British Government has permitted competition in the provision of international voice service over leased lines interconnected with the PSTN on certain specified routes. In December 1996, the British Government introduced the International Facilities License (IFL) which authorizes holders to provide international telecommunications services over their own international infrastructure and/or through ownership interest in international undersea cables.

    We have all of the required licenses to provide international services in the United Kingdom. We provide certain services in the United Kingdom under registrable class licenses. In addition, through our U.K. subsidiary, WorldxChange Communications Ltd., we have an International Simple Voice Resale License (the ISVR), under which we are authorized to resell international voice services. WorldxChange Communications Ltd. is also able to interconnect with, and lease capacity at wholesale rates from, British Telecom and other public telecommunications operators by virtue of this license. We also hold an IFL license which authorizes us to provide international telecommunication services over our own international infrastructure.

    Our customers in the United Kingdom are not yet able to pre-select us as their long distance carrier. Consequently, they have to dial a four-digit access code to use our service. EU directives have mandated equal access in the United Kingdom by January 1, 2000. However, OFTEL is seeking to defer the implementation of carrier pre-selection in the United Kingdom until a later date.

    BELGIUM. In December 1997, the Belgian Federal Parliament enacted a new Telecommunications Law establishing January 1, 1998 as the date for full liberalization of the Belgian telecommunications market, including voice telephony. Under this law, separate licenses are required to operate public telecommunications networks, provide leased lines and supply voice telephony services. Despite liberalization under the new Telecommunications Law, Belgium's regulatory framework remains partly incomplete because measures required by EU Directives--in particular, those pertaining to systems and licensing--have yet to be implemented. As a result, authorizations continue to be granted under a provisional licensing regime.

    As a provider of voice telephony services in Belgium, we are required to have a voice telephony license. We recently obtained this license from the Belgium Minister for Telecommunications. Our license expires in January 2014. We have interconnection in Belgium through an agreement with Belgacom.

    Our customers may not yet pre-select us as their long distance carrier. Therefore, they must dial a four-digit access code to use our service. Belgian regulatory authorities have not yet introduced the regulations setting forth the criteria that private carriers must satisfy to offer pre-selection to their customers. However, Belgacom has submitted to Belgian regulators a proposal for allowing carriers such as us to establish pre-selection for their customers. We expect to be able to begin offering pre-selection to our Belgian customers within approximately the next 12 months, although no assurance can be given in this regard.

    FRANCE. Licensed private service providers have been authorized to provide domestic and international long distance voice telephony services in France since January 1, 1998. The establishment and operation of a public telecommunications network and the provision of voice telephony are subject to separate individual licenses, which are granted by the Minister charged with oversight of telecommunications upon recommendation of France's independent regulatory authority, the Authorite de Regulation des Telecommunications (ART).

    Carriers that desire to own and control transmission infrastructure in France need an infrastructure license (License L33-1) from the ART. A license 34-1 is required to provide voice telephony only. Our French subsidiary, WorldxChange Communications, S.A., obtained its voice telephony license during the third quarter of 1998. This license enables us to provide all of our current services in France.

    We lease our transmission lines in France and are therefore not required to have an infrastructure license. However, we are also unable to take advantage of lower access charges available through France Telecom to carriers with their own infrastructure.

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    Currently, our customers may not pre-select our service and must dial a four-digit access code to use our service. Seven carriers that have agreed to interconnect on a national basis to the French public switched telephone network in a substantial number of markets have been granted single digit access for their customers.

    GERMANY. The German Telecommunications Act of July 25, 1996 (the German Telecommunications Act) liberalized all telecommunications activities, but postponed effective liberalization of voice telephony until January 1, 1998. The German Telecommunications Act has been complemented by several Ordinances. The most significant Ordinances concern license fees, rate regulation, interconnection, universal service fees, frequencies and consumer protection.

    Under the German regulatory scheme, a license is required for the operation of transmission lines. There are three infrastructure license classes: mobile telecommunications (license class 1); satellite (license class 2); and telecommunications services for the general public (license class 3). The provision of "voice telephone service," which includes services involving switching in Germany over a privately owned telecommunications network, requires a license Class 4. We received a license Class 4 during the second quarter of fiscal 1998.

    The German Telecommunications Act and the Network Access Ordinance require public telecommunications network operators to offer interconnection at the request of other network interconnection operators. This requires Deutsche Telekom to allow other providers interconnection to its telecommunications networks. During the fourth quarter of 1998, we entered into an interconnection agreement with Deutsche Telekom, which expired at the end of February 1999. In June 1999, we entered into a new interconnection agreement with Deutsche Telekom.

    THE NETHERLANDS.  The Dutch Telecommunications Act of 1998 (Dutch Telecom
Act), which became effective December 15, 1998, provides the existing regulatory framework for the provision of telecommunications services in the Netherlands. The new regime closely parallels the EU Licensing Directive, requiring individual licenses only for the use of spectrum. All other services, including the installation and provision of public telecommunications networks, leased lines and broadcasting networks, may be provided pursuant to registration. Our Dutch operating subsidiary became licensed and registered in The Netherlands during the first quarter of fiscal 1997.

    SWEDEN. Sweden's telecommunications market has been deregulated since July 1, 1993. The Post and Telestryrelsen (PTS) was created to issue licenses and monitor compliance with telecommunications regulations. The agency is also responsible for number planning and spectrum allocation.

    The regulatory regime is quite liberal according to international standards, and, for the most part, appears to be in compliance with the EU Licensing Directive. Only a few important telecommunications services are regulated. A declaration (notification) is required for companies wishing to provide, over a publicly available network, fixed telephony, mobile services, any other telecommunications service which requires allocation of capacity from a numbering plan for telephony, and network capacity (including leasing lines). Companies may commence operations immediately upon filing the declaration with the PTS. Our Swedish operating subsidiary filed its declaration with the PTS in March 1998.

    An individual license is required only where a service provider maintains a significant presence in the market. The PTS will issue a determination of whether a license is required upon application. Licenses generally are granted except where the applicant clearly is not capable of pursuing the activity on a permanent basis and with adequate capacity and quality. All operator licenses within a specific category are subject to the same conditions, regardless of whether the operator is or is not from an EU member state.

    Uncertainty in the Swedish market could be created by the fact that a carrier's unregulated operations may expand and at some point require an individual license. However, operators may request an advance ruling as to whether an individual license is required, which generally takes up to six weeks.

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    AUSTRALIA

    The provision of telecommunications services in Australia is principally regulated by the Telecommunications Act of 1997 and the Trade Practices Act of 1974.

    The Telecommunications Act regulates the use of telecommunications facilities to provide telecommunications carriage and content services. The Australian Communications Authority (ACA) is responsible for administering the Telecommunications Act, including licensing telecommunications carriers, ensuring compliance with carrier license conditions and carriage service provider rules and monitoring industry participants' performance and service quality.

    There are three principal classes of telecommunications operators under the Telecommunications Act:

    - Carriers -- which own the infrastructure used to provide carriage services to the public;

    - Carriage service providers -- which use infrastructure owned by carriers to offer carriage service to the public; and

    - Content service providers -- which use carriage services supplied by a carriage service provider to supply content services to the public.

    A carrier license is required to own most types of transmission infrastructure that are used for the provision of telecommunications services to the public, including cable networks that connect distinct places in Australia, mobile telephony networks, certain fixed radiocommunications transmitters and satellites. A carrier license is not required to own infrastructure such as switches, operational support systems, and databases.

    We operate in Australia through our subsidiary, WorldxChange Pty. Limited, which is a carriage service provider.

    The Trade Practices Act of 1974 governs restrictive trade practices and consumer protection in Australia. In addition, the Trade Practices Act provides a mechanism for carriers and carriage service providers to gain access to each other's services and some facilities. The Trade Practices Act is administered by the Australia Competition and Consumer Commission (ACCC). The ACCC may declare a carriage service (Declared Service) if the ACCC considers that the declaration of the service would promote the long-term interests of end-users. A carrier or carriage service provider must comply with certain standard access obligations in supplying Declared Services.

    The regulatory regime provided by the Trade Practices Act encourages access providers and access seekers to reach commercial agreements on the supply of Declared Services. If an agreement can not be reached, the ACCC has the power to arbitrate. If an access provider has not given an access undertaking, the ACCC has full discretion to determine the terms and conditions of access that it considers reasonable.

    In addition to the Telecommunications Act and the Trade Practices Act, WorldxChange Pty. Limited is required to comply with various other federal, state and local government legislation, regulations, codes, statements of policy and court decisions affecting telecommunications providers.

    NEW ZEALAND

    The Telecommunications Act of 1987 opened the New Zealand telecommunications market to competition effective April 1, 1989. Although the New Zealand telecommunications market is comparatively deregulated, like other New Zealand businesses, we are subject to the Commerce Act 1986, which prohibits restrictive trade practices that have the purpose or effect of substantially lessening competition. The New Zealand government is currently reviewing the Commerce Act, which may be amended to make these provisions more stringent.

    The Commerce Act also prohibits any person who has a dominant position in a market from using that position for the purpose of restricting the entry of others into any market, preventing or deterring others from engaging in competitive conduct in any market or eliminating others from any market.

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    The Consumer Guarantees Act 1993 implies certain guarantees in respect of the supply of goods or services to consumers and provides consumers with remedies against suppliers and manufacturers of such goods and services in respect of any failure to comply with such guarantees.

    The Telecommunications (International Services) Regulations 1994 apply to all persons who establish, operate and maintain facilities in New Zealand for the purpose of providing to other persons in New Zealand, leased circuits that are connected both with public networks in New Zealand and with public networks in the territory of the operator that is provided with such leased circuits or public switched telecommunications services to or from territories outside New Zealand. Any person to whom the regulations apply must apply to the Secretary of Commerce to become a registered operator. Registered operators must comply with certain conditions. Our operating subsidiary is a registered operator under these regulations.

    Like all businesses in New Zealand, we are also subject to the Fair Trading Act 1986 which prohibits misleading and deceptive conduct, making false representations and unfair trade practices.

    Under the Overseas Investment Regulations 1995, certain proposals by our operating subsidiary, WorldxChange Limited, to acquire securities in a New Zealand entity, to acquire the assets of a New Zealand business or to acquire certain land in New Zealand require the consent of the Minister of Finance, acting through the Overseas Investment Commission, and also the Minister of Lands, in relation to proposals to acquire certain land. This is because our operating subsidiary is an "overseas person" for the purposes of such legislation. No consent is required if the value of the transaction is below NZ$10 million.

    CANADA

    The domestic long distance market in Canada has been open to resale competition since 1990 and to facilities-based competition since 1992. Foreign-owned resellers competing in the Canadian domestic long-distance market are neither regulated nor subject to any foreign ownership restrictions or licensing requirements.

    Under the WTO Agreement, Canada agreed to end Teleglobe Canada's long-standing monopoly on the provision of Canada--overseas transmission facilities and services effective on October 1, 1998. An international telecom service provider licensing regime was introduced by the Canadian Radio-television and Telecommunications Commission effective on January 1, 1999, applicable to Canadian and foreign carriers and resellers alike. We obtained a license authorizing us to provide international long distance services in Canada in the first quarter of 1999, and we are subject to licensing conditions regarding anti-competition conduct, traffic reporting and payment of contribution charges (which are similar to access charges in the United States).

    CHILE

    The Chilean telecommunications sector has been opened to competition since 1992. There are no restrictions on foreign ownership of telecommunications service providers. All telecommunications service providers must obtain a concession or license from the Ministry of Transport and Telecommunications.

    Our Chilean subsidiary, WorldxChange Communications, S.A. has obtained an Intermediate Telecommunications Service Concession from the Ministry of Transport and Telecommunications. We have installed a switch in Santiago and have entered into a signal transport agreement with ENTEL. We have obtained interconnection for our operations in Chile.

    GUATEMALA

    The telecommunications sector in Guatemala has been opened to competition since 1996 with the enactment of the Telecommunications Law. As a result, all telecommunications services previously reserved to the state-owned monopoly provider, EMPRESA GUATEMALTECA DE TELECOMMUNICACIONES (TELGUA), are now fully open to competition and local, long distance (national and international), and value-added services may be provided by new operators using their own facilities or by reselling the

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facilities of other carriers. All providers must register with the
SUPERINTENDENCIA DE TELECOMMUNICACIONES (SIT).

    Our Guatemalan subsidiary, WorldxChange Communications, S.A., has registered with the SIT as a commercial operator of a telecommunications network. We have installed a switch in Guatemala City and have entered into an interconnection agreement with TELGUA. In addition, we are currently requesting registration with the SIT as a user of satellite facilities and as an operator of an international gateway.

    EL SALVADOR

    All aspects of the telecommunications sector in El Salvador -- including local, domestic and international long distance, and value-added services -- have been fully open to competition since 1997. The state-owned telephone company, ANTEL (currently CTE Antel Telecom), was also privatized. Licensing procedures for facilities-based and resale carriers are not burdensome. Interconnection is mandated and Salvadorian law designates a list of essential network facilities that must be offered to all telecommunications carriers on a non-discriminatory basis. El Salvador imposes no foreign ownership restrictions on telecommunications providers.

    Our Salvadoran subsidiary, WorldxChange Communications, S.A. de C.V., has obtained access code number 151 and has been registered as a telecommunications provider with the SUPERINTENDENCIA GENERAL DE TELECOMUNICACIONES (SIGET). We have started negotiating an interconnection agreement with CTE Antel Telecom, but the negotiations have been delayed due to the incumbent's lack of capacity for new entrants. If an interconnection agreement cannot be reached with CTE Antel Telecom, an alternative will be to negotiate an agreement WITH TELEFONICA EL SALVADOR, S.A. DE C.V., one of the largest competitive operators in the country. We currently have no operations in El Salvador, but we anticipate that we will begin operations in El Salvador as soon as we finalize our interconnection negotiations.

EMPLOYEES

    As of June 30, 1999, we employed 917 people, including officers, administrative and sales personnel. We consider our relationship with our employees to be good.

PROPERTIES

    Our principal offices are located at 9999 Willow Creek Road, San Diego, California, where we occupy approximately 36,100 square feet under a lease that expires on August 31, 2002. The lease provides for annual lease payments of $398,000, subject to annual adjustment.

    We also maintain a 24,300 square-foot office at 9775 Businesspark Avenue, San Diego, California, which houses our human resources, technical and certain other corporate functions. The lease expires on July 31, 2002 and provides for annual lease payments of $253,812.

    We lease all of the facilities in which our switches are installed. These leases are generally multi-year leases and provide for aggregate annual lease payments of approximately $536,000, subject to annual adjustment.

    In addition, our foreign operating subsidiaries lease facilities for their respective corporate offices and switch sites. The aggregate annual lease payments for these leases total approximately $1.9 million, subject to annual adjustment.

LEGAL PROCEEDINGS

    In May 1997, the California Public Utilities Commission issued an order revoking our authority to provide intrastate calling service in California and imposing certain other fines and penalties, including, among other things, a $19.6 million fine, against us based on the CPUC's finding that we had violated California laws and regulations requiring us to obtain prior consumer authorization before switching consumers' long distance carriers. We have paid $2.0 million of the $19.6 million fine, with the balance suspended so long as we are not found to have committed any future violations of statutes or CPUC

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directives. Under the CPUC's order, the sanctions and fines are binding on any successor to us, unless otherwise ordered by the CPUC, which could materially adversely affect our marketability. We have implemented a number of policies and procedures designed to help reduce the likelihood of future allegations of the kind leading to the CPUC's order. However, there can be no assurance that additional allegations of wrongdoing will not be brought against us in the future or that, if such allegations are made, that they would not result in substantial expense and/or liability to us. For example, if such allegations were to be made in California and we were found to have violated statutes or any CPUC directives, we would be subject to paying the $17.6 million portion of the CPUC fine that is currently suspended, as well as potentially other fines and penalties, which could be substantial. If we were required to pay the suspended portion of the CPUC fine and/or any such additional fines or penalties, our business would be harmed and the price of our common stock would be depressed. In September 1995, the California Attorney General notified us that it was investigating alleged violations by us of certain consumer protection laws. We commenced negotiations for a settlement with the California Attorney General, but these negotiations were terminated in 1997 in connection with the CPUC proceedings described above without any settlement agreement. It is possible that the California Attorney General could reopen its investigation of us or commence a lawsuit against us based on the same or new or additional allegations of wrongdoing by us. If such investigation were to be reopened or such lawsuit were to be commenced, we would be forced to respond and defend ourselves, which could result in significant expense and diversion of our management's time and resources. In addition, we could incur significant liability pursuant to a settlement or adverse judicial ruling in connection with any such proceedings.

    We were also notified in September 1995 by the attorneys general of five other states that they were investigating alleged violations by us of certain consumer protection laws. We settled these allegations by paying an aggregate amount of $475,000 and, without admitting liability, consenting to civil injunctions.

    We are a party, from time to time, to certain legal and administrative proceedings, claims and inquiries that arise in the ordinary course of our business, as well as to certain other litigation, some of which proceedings, claims and inquiries involve claims for substantial amounts of damages. Although the ultimate outcome of these proceedings, claims and inquiries is uncertain, we do not believe that any of these proceedings, claims or inquiries will materially harm our business.

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                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our board of directors is divided into two classes. See "Description of Capital Stock-- Anti-Takeover Effects." Each of our directors serves a two year term and one class is elected each year by our shareholders, commencing at the annual shareholders' meeting in 2000. Directors hold office until their terms expire and their successors are elected and qualified. The terms of the current directors will expire as follows: Messrs. Angeloff, Bantoft and Laxalt, in 2000; and Messrs. Abbott, Anderson, Cerrito and Soren, in 2001. The following table sets forth the name, age and position of our directors and executive officers.

NAME                                                AGE                       POSITION WITH WORLDXCHANGE
----------------------------------------------      ---      ------------------------------------------------------------
Walt Anderson.................................          45   Chairman of the Board
Roger B. Abbott...............................          41   Chief Executive Officer and Director
Christopher Bantoft...........................          52   President, Chief Operating Officer and Director
Edward S. Soren...............................          56   Executive Vice President and Director
Patrick M. Aelvoet............................          36   Senior Vice President and Chief Financial Officer
Barbara H. Jamaleddin.........................          53   Senior Vice President of Network Operations
Eric G. Lipoff................................          45   Senior Vice President, Secretary and General Counsel
William Moskowitz.............................          36   Senior Vice President of Information Systems
Dann V. Angeloff..............................          63   Director
Tom Cirrito...................................          51   Director
Paul Laxalt...................................          77   Director

    WALT ANDERSON has served as chairman of our board of directors since March 1999. Since 1992, Mr. Anderson has been the financial advisor to Gold & Appel Transfer, S.A., a venture capital company which owns substantial positions in several public and private telecommunications companies, including WORLDxCHANGE. Pursuant to a power of attorney, Mr. Anderson has sole investment power over the shares of our common stock owned by Gold & Appel Transfer, S.A. Mr. Anderson has been president and chairman of Entree International Ltd. (financial consulting services) from July 1997 to the present; chairman of Teleport UK Ltd. (satellite communications) from January 1995 to the present; chairman of US WATS (telecom services) since May 1997; and chairman and chief executive officer of Esprit Telecom Group plc. (telecom services) from 1990 to December 1998. Mr. Anderson is also a director of American Technology Labs (network equipment), Asia Access Telecommunications (telecom services), Net-Tel Holdings (telecom services) and Total-Tel USA Communications, Inc. (telecom services).

    ROGER B. ABBOTT is a co-founder of WORLDxCHANGE and has served as our chief executive officer since January 1997 and as a director since May 1, 1998. From May 1991 to December 1996, Mr. Abbott served as our chief operating officer. Mr. Abbott was a co-founder of, and served as a director of and held various executive positions with, Walker & Wellington, an investment/commodities company, from 1986 to 1992.

    CHRISTOPHER BANTOFT has served as our president and chief operating officer and a director since May 1998. From December 1997 to April 1998, Mr. Bantoft served as executive vice president of ACC Corp., an international telecommunications company. From October 1996 to April 1998, he served as president of ACC Telecom Europe, a subsidiary of ACC Corp. Mr. Bantoft served as the managing director of ACC Telecom United Kingdom, a subsidiary of ACC Corp., from January 1994 to December 1997. From October 1991 to December 1993, Mr. Bantoft served as managing director of Alcatel Business Systems.

    EDWARD S. SOREN is a co-founder of WORLDxCHANGE, has served as a director since our inception in May 1991 and as our executive vice president since March 1999. From March 1998 to March 1999, Mr. Soren served as chairman of our board of directors. From our inception until February 1998, Mr. Soren served as our president. From 1988 to 1992, Mr. Soren held various executive positions with Walker & Wellington, an investment/commodities company. From June 1987 to July 1988, Mr. Soren served as president of First Philadelphia Trading Corporation, a precious metals firm. From September 1980 to July 1983, Mr. Soren served as director of sales for Monex International, Ltd., one of the largest independent precious metals firms in the United States.

    PATRICK M. AELVOET has served as a senior vice president and our chief financial officer since May 1999. From March 1998 to April 1999, Mr. Aelvoet served as our vice president and chief accounting officer. From March 1993 to March 1998, Mr. Aelvoet served in various capacities at USLD Communications Corp., most recently as vice president and corporate controller. Prior to joining USLD Communications Corp. in 1993, Mr. Aelvoet was a senior manager at KPMG Peat Marwick LLP.

    BARBARA H. JAMALEDDIN has served as our senior vice president of network operations since March 1998. From February 1997 to February 1998, Ms. Jamaleddin served as our vice president of network support and customer service. From December 1995 to February 1997, she served as a director of our network control center. From April 1992 to December 1995, Ms. Jamaleddin acted as the director of multimedia and strategic services for Sprint. From February 1988 to April 1992, Ms. Jamaleddin served as the director of the national operations control center for Sprint.

    ERIC G. LIPOFF has served as our general counsel since January 1997 and as a senior vice president and our general counsel since March 1998. Since October 1998, Mr. Lipoff has also served as our secretary. From 1985 to 1996, Mr. Lipoff was a partner in the law firm of Raring & Lipoff where he specialized in telecommunications law and investment and business litigation. From our inception in May 1991 to December 1996, Raring & Lipoff served as our regulatory counsel. From 1982 to 1985, Mr. Lipoff served as director of compliance for the Monex group of companies, which included a broker-dealer and futures commission merchant. Mr. Lipoff previously practiced law with several southern California law firms.

    WILLIAM MOSKOWITZ has served as our senior vice president of management information systems since June 1999. From June 1996 to June 1999, Mr. Moskowitz was a director and chief engineer of software development for Xerox corporation. From June 1995 to June 1996, Mr. Moskowitz served as a senior manager in the user support and software development department of MCI Telecommunications. Mr. Moskowitz also served as a software development manager for MCI Telecommunications from September 1991 to June 1995.

    DANN V. ANGELOFF has served as a director since May 1998. Mr. Angeloff founded the Angeloff Company, a corporate financial advisory firm, in 1976 and has served as its president since such date. Mr. Angeloff serves as a director of AremisSoft Corporation, Balboa Capital Corporation, Compensation Resource Group, Nicholas-Applegate Growth Equity Fund, Public Storage, Inc., Ready Pac Produce, Inc., Royce Medical Company and topjobs.net plc. He is a former trustee of the University of Southern California and is a university counselor.

    TOM CIRRITO has served as a director since April 1999. Mr. Cirrito is a general partner of Atocha, L.P., a Texas limited partnership which owns substantial interests in several public and private telecommunications companies, including WORLDxCHANGE. He has also served from June 1998 to the present as chairman of the board of Digital Commerce Corporation, a provider of commercial and government e-commerce solutions, and from January 1999 to the present as a director of Paradigm 4 Corporation, a provider of wireless data solutions. He served from June 1993 until May 1996 as director and president, consumer division, of Telco Communications Group, and from May 1993 to April 1996 as president and chief executive officer of Long Distance Wholesale Club, a company that he co-founded.

    PAUL LAXALT has served as a director since May 1998. Sen. Laxalt founded the Paul Laxalt Group, a governmental relations firm, in 1990. From 1974 to 1986, Sen. Laxalt served as a U.S. Senator. Sen. Laxalt served as the Governor of Nevada from 1967 to 1971 and as Lieutenant Governor of Nevada from 1963 to 1967.

BOARD COMPOSITION

    Our board of directors is currently set at seven directors and is divided into two classes. See "Description of Capital Stock--Anti-Takeover Effects." Each of our directors serves a two year term and one class is elected each year by our shareholders, commencing at the annual shareholders' meeting in 2000. Directors hold office until their terms expire and their successors are elected and qualified. The terms of the current directors will expire as follows:
Messrs. Angeloff, Bantoft and Laxalt, in 2000; and Messrs. Abbott, Anderson, Cerrito and Soren, in 2001.

COMMITTEES OF OUR BOARD OF DIRECTORS

    The standing committees of our board of directors consist of an audit committee and a compensation committee. Ad hoc committees of members of our board of directors may be convened periodically to address specific matters affecting our company.

    AUDIT COMMITTEE

    Our audit committee meets periodically with representatives of our auditors, Ernst & Young LLP, to make inquiries regarding the manner in which their respective responsibilities are being discharged in relation to each audit of our financial statements. Our audit committee recommends to our board of directors the annual appointment of our auditors, with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, our accounting principles and the adequacy of our internal controls. Our audit committee currently is composed of Mr. Angeloff (chairman) and Sen. Laxalt.

    COMPENSATION COMMITTEE

    Our compensation committee reviews the salaries, bonuses and share ownership awards for our officers. Our compensation committee currently is composed of Sen. Laxalt (chairman) and Mr. Angeloff.

DIRECTOR COMPENSATION

    Mr. Angeloff and Sen. Laxalt each receive a $20,000 annual retainer, plus $1,000 for each board or committee meeting they attend in person and $500 for each such meeting attended by telephone. In addition, the chairman of our audit committee receives an $8,000 annual retainer, and the chairman of our compensation committee receives a $4,000 annual retainer. We will also reimburse our directors for their travel and other expenses incurred in connection with attending meetings of our board of directors and committees thereof.

    In May 1998, we granted each of Mr. Angeloff and Sen. Laxalt options to purchase 25,000 shares of our common stock, which are fully vested. In January 1999, we granted each of Mr. Angeloff and Sen. Laxalt additional options to purchase 20,000 shares of our common stock. These options vest at the rate of one-twelfth per month so long as the optionees continue to serve as directors of our company. All of the options were granted under our 1996 Stock Option Plan/Stock Issuance Plan, expire on the 10th anniversary of the date of grant and have an exercise price of $10.00 per share.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to compensation earned by our chief executive officer and the named executive officers other than the chief executive officer during fiscal 1998.

                                                                                                       LONG TERM
                                                                                                     COMPENSATION
                                                                                                     -------------
                                                                                                        AWARDS
                                                                                                     -------------
                                                                            ANNUAL COMPENSATION       SECURITIES
                                                                         --------------------------   UNDERLYING
                                                                          SALARY($)      BONUS($)     OPTIONS(#)
                                                                         ------------  ------------  -------------
Roger B. Abbott(1).....................................................  $    581,391  $  1,150,009       --
  Chief Executive Officer

Edward S. Soren(1).....................................................       465,104       919,991       --
  Executive Vice President

Eric G. Lipoff.........................................................     1,126,919       --            --
  Senior Vice President, Secretary and General Counsel

Rosalind Abbott(2).....................................................       232,559       460,009       --

Ralph Brandifino(3)....................................................       312,000       --            --

------------------------

(1) Effective as of October 1, 1998, Messrs. Abbott and Soren agreed to reduce their total annual compensation for each of the next three years to a maximum of $600,000 and $200,000, respectively.

(2) Rosalind Abbott, Roger Abbott's spouse, resigned as our secretary and as a director effective as of October 1, 1998.

(3) Ralph Brandifino resigned as our chief financial officer effective as of May 1999.

    FISCAL YEAR-END OPTION VALUES

    None of the named executive officers exercised any options during fiscal 1998. The following table sets forth certain information with respect to the value of the options as of September 30, 1998 held by our named executive officers.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS(#)              FISCAL YEAR END($)(1)
                                                        ----------------------------  ----------------------------
NAME                                                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------  -------------  -------------  -------------  -------------
Eric G. Lipoff........................................       138,900        111,120    $   694,500    $   555,600
Ralph Brandifino(2)...................................        29,530         64,970         88,590        194,910

------------------------

(1) Represents the difference between the estimated fair market value of $10.00 per share as of September 30, 1998 and the exercise prices of the options, in each case multiplied by the applicable number of shares underlying the options. The exercise price of all of Mr. Lipoff's options is $5.00 per share. The exercise price of all of Mr. Brandifino's options were $7.00 per share.

(2) Mr. Brandifino resigned as our chief financial officer in May 1999. In connection with his resignation, Mr. Brandifino exercised options to purchase a total of 50,374 shares of common stock, representing all of his vested options to date. Options to purchase 94,126 shares of common stock were cancelled.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    EMPLOYMENT AGREEMENTS

    Mr. Abbott has an employment agreement that provides for a salary of $50,000 per month. Under this agreement, we may terminate Mr. Abbott's employment without cause, as that term is defined in the agreement, upon 90 days' prior written notice to Mr. Abbott. If Mr. Abbott is terminated other than for cause or due to death or disability, Mr. Abbott will be entitled to receive a lump sum cash payment equal to the amount Mr. Abbott would have earned from the date of termination through July 31, 2002 plus the cost for Mr. Abbott to obtain the medical, dental, disability and life insurance plans in effect prior to his termination.

    Mr. Bantoft has an employment agreement providing for a salary of $29,167 per month. Mr. Bantoft is also entitled under the agreement to earn up to $50,000 in additional compensation during each year of his employment, based upon our achievement of financial performance levels. Mr. Bantoft received a living allowance of $3,000 per month for the first six months of his employment with us. In May 1998, we granted Mr. Bantoft options to purchase 400,000 shares of common stock under our 1996 Stock Option Plan/Stock Issuance Plan. A total of 125,000 of these options are vested, and the remainder vest at the rate of 25,000 shares per quarter. The options expire on the 10th anniversary of the date of grant and have an exercise price of $10.00 per share.

    Mr. Soren has an employment agreement that may be terminated at any time by us or by Mr. Soren for any reason. The agreement provides that Mr. Soren's salary may be changed at any time upon 10 days' prior written notice to Mr. Soren. Mr. Soren's current salary is $16,666 per month.

    Mr. Lipoff has an employment agreement that provides for a salary of $83,333 per month and expires on December 31, 1999. Pursuant to the agreement, we cannot terminate Mr. Lipoff's employment without cause prior to January 1, 2000. Mr. Lipoff is also entitled under this agreement to a payment upon a change of control of our company, generally including a merger or consolidation, or a complete liquidation of our company. The amount of this payment is equal to the lesser of 5% of the total consideration received by our shareholders in the change of control transaction or .7% of the combined gross monthly revenues of our company and WxL Communications Ltd. in the last full month prior to the month in which the change of control transaction occurs, multiplied by the number of months prior to and including December 1999 that the change of control transaction occurs. Mr. Lipoff is also entitled to a payment if certain of our assets are sold or if we terminate his employment after this offering. Pursuant to the agreement, we cannot terminate Mr. Lipoff's employment without cause prior to January 1, 2001, unless Mr. Lipoff's employment is terminated within 30 days after a change of control transaction, as defined above, or the closing of this offering.

STOCK OPTION PLANS

    1999 STOCK OPTION PLAN/STOCK ISSUANCE PLAN

    In July 1999, we adopted the Communication TeleSystems International 1999 Stock Option Plan/ Stock Issuance Plan to provide an additional means to attract, motivate, reward and retain key personnel. The plan gives the administrator the authority to grant different types of stock and cash incentive awards and to select participants. While only stock options are contemplated at this time, the other forms of awards that may be granted give us flexibility to structure future incentives. Our employees, officers, directors, and consultants, and those of our subsidiaries, may be selected to receive awards under the plan. The following summary is qualified by reference to the complete plan, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    SHARE LIMITS.  A maximum of 4,000,000 shares of our common stock may be
issued under the plan, or approximately    % of our outstanding shares after
giving effect to the public offering. The aggregate number of shares subject to stock options and stock appreciation rights granted under the plan to any one person in a calendar year can not exceed 600,000 shares. The aggregate number of shares subject to all awards granted under the plan to any one person in a calendar year can not exceed 600,000 shares. Performance-based awards payable solely in cash that are granted under the plan to any one person in a calendar year can not provide for payment of more than $1,000,000.

    Each share limit and award under the plan is subject to adjustment for certain changes in our capital structure, reorganizations and other extraordinary events. Shares subject to awards that are not paid or exercised before they expire or are terminated are available for future grants under the plan.

    AWARDS. Awards under the plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights (these are stock appreciation rights limited to specific events, such as in a change in control or other special circumstances), restricted stock, performance shares, stock units, stock bonuses, or cash bonuses based on performance. Awards may be granted individually or in combination with other awards. Any cash bonuses and certain types of stock-based performance awards under the plan will depend upon the extent to which performance goals set by the administrator are met during the performance period.

    Awards under the plan generally will be nontransferable, subject to such exceptions (such as a transfer to a family member or to a trust) as may be authorized by the administrator.

    Nonqualified stock options and other awards may be granted at prices below the fair market value of the common stock on the date of grant. Restricted stock awards can be issued for nominal or the minimum lawful consideration. Incentive stock options must have an exercise price that is at least equal to the fair market value of the common stock (110% of fair market value of the common stock for holders of 10% of our common stock) on the date of grant. These and other awards may also be issued solely or in part for services.

    ADMINISTRATION. The plan will be administered by our board of directors or a committee of directors appointed by the board. Currently, our board has delegated general administrative authority over the plan to the compensation committee.

    The administrator of the plan has broad authority to:

    - designate recipients of awards;

    - determine or modify, subject to any required consent, the terms and provisions of awards, including the price, vesting provisions, terms of exercise and expiration dates;

    - approve the form of award agreements;

    - determine specific objectives and performance criteria with respect to performance awards;

    - construe and interpret the plan; and

    - reprice, accelerate and extend the exercisability or term, and establish the events of termination or reversion of outstanding awards.

    CHANGE IN CONTROL. Upon a change in control event, the administrator may provide that each option and stock appreciation right will become immediately exercisable, restricted stock will immediately vest free of restrictions, and the number of shares, cash or other property covered by each performance award will be issued to the holder of the award. Generally speaking, a change in control event will be triggered under the plan:

    - upon dissolution or liquidation;

    - upon the sale of all or substantially all of our assets to an entity that is not an affiliate;

    - in connection with certain mergers or consolidations of our company into or with another entity where our shareholders before the transaction own less than 50% of the surviving entity; or

    - if a change in ownership of more than 50% of our outstanding common stock occurs.

    The administrator of the plan may also provide for alternative settlements (including cash payments) of awards, the assumption or substitution of awards, or other adjustments of awards, in connection with a change in control or other reorganization of our company.

    PLAN AMENDMENT, TERMINATION AND TERM. Our board of directors may amend, suspend or discontinue the plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will generally not be submitted to shareholders for their approval unless such approval is required by applicable law.

    The plan will remain in existence as to all outstanding awards until such awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire common stock under the plan is 10 years after the initial date of award, subject to provisions for further deferred payment in certain circumstances. No award can be granted after July 29, 2009.

    PAYMENT FOR SHARES. The exercise price of options or other awards may generally be paid in cash or, subject to certain restrictions, shares of our common stock or a note satisfying the requirements of the plan. Subject to any applicable limits, we may finance or offset shares to cover any minimum withholding taxes due in connection with an award.

    FEDERAL TAX CONSEQUENCES. The current federal income tax consequences of awards authorized under the plan follow certain basic patterns. Generally, awards under the plan that are includable in the income of the recipient at the time of exercise, vesting or payment (such as nonqualified stock options, stock appreciation rights, restricted stock and performance awards), are deductible by us, and awards that are not required to be included in the income of the recipient (such as incentive stock options) are not deductible by us.

    Generally speaking, Section 162(m) of the Internal Revenue Code provides that a public company may not deduct compensation (except for certain compensation that is commission or performance-based) paid to its chief executive officer or to any of its four other highest compensated officers to the extent that the compensation paid to such person exceeds $1,000,000 in a tax year. The regulations exclude from these limits compensation that is paid pursuant to a plan in effect prior to the time that a company is publicly held. We expect that compensation paid under the plan will not be subject to Section 162(m) in reliance on this transition rule, as long as such compensation is paid (or stock options, stock appreciation rights, and/or restricted stock awards are granted) before the earlier of a material amendment to the plan or the annual shareholders meeting in the year 2003.

    In addition, we may not be able to deduct certain compensation attributable to the acceleration of payment and/or vesting of awards in connection with a change in control event should that compensation exceed certain threshold limits under Section 280G of the Internal Revenue Code.

    NON-EXCLUSIVE PLAN. The 1999 Stock Option Plan/Stock Issuance Plan is not exclusive. Our board of directors (or its delegate), under California law, may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

    CERTAIN SPECIFIC AWARDS. As of August 16, 1999, options to purchase 14,000 shares of our common stock had been granted under the 1999 Stock Option Plan/Stock Issuance Plan, and 3,986,000 shares reserved under the plan remain available for grant purposes.

    THE 1996 PLAN

    We also maintain the Communication TeleSystems International 1996 Stock Option Plan/Stock Issuance Plan. As of August 16, 1999, approximately 2,465,626 shares are covered by currently outstanding options granted under the 1996 plan. These options were granted for 10-year terms and at exercise prices between $5.00 and $11.00 per share. Our board of directors or a committee appointed by the board has the authority to administer such options, and the vesting of such options may be accelerated in connection with a change in control event on terms similar to those described above with respect to the 1999 plan. Future awards will be granted under the 1999 plan and we do not intend to grant new awards under the 1996 plan.

OTHER MATTERS

    In 1981, Mr. Abbott, then 23, was charged and in 1983 subsequently convicted in California of conspiracy to traffic narcotics.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 1999 by the following persons both immediately prior to and immediately after giving effect to the offering:

    - each person who is known by us to own beneficially 5% or more of the outstanding shares of our common stock;

    - each of our directors;

    - each of our officers named in the executive compensation table above; and

    - all of our directors and executive officers as a group.

    Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable, and are located at our principal offices at 9999 Willow Creek Road, San Diego, California 92131.

    Shares of common stock subject to options or warrants exercisable, or securities convertible, within 60 days of June 30, 1999 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, warrants or securities, but are not deemed outstanding for computing the percentage ownership of any other person.

                                                     BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP
                                                      PRIOR TO OFFERING         AFTER OFFERING
                                                    ----------------------  ----------------------
NAME OF BENEFICIAL OWNER                             NUMBER    PERCENT(1)    NUMBER    PERCENT(1)
--------------------------------------------------  ---------  -----------  ---------  -----------
Roger B. Abbott(2)(3).............................  15,214,857       41.2%  15,214,857           %
Edward S. Soren(3)................................  7,331,812        19.8%  7,331,812            %
Gold & Appel Transfer, S.A.(4)....................  4,525,043        12.2%  4,525,043            %
Atocha, L.P.(5)...................................  3,833,672        10.4%  3,833,672            %
Eric G. Lipoff(6).................................    243,095           *     243,095           *
Christopher Bantoft(7)............................    125,000           *     125,000           *
Ralph Brandifino..................................     50,374           *      50,374           *
Dann V. Angeloff(7)...............................     36,667           *      36,667           *
Paul Laxalt(7)....................................     36,667           *      36,667           *
All directors and executive officers as a group
  (11 persons)(2)(3)(4)(5)(6)(7)..................  30,385,082       81.2%  30,385,082           %

------------------------

*   Less than 1%.

(1) Percentage calculation is based upon 36,965,871 shares outstanding ( shares following the offering). The outstanding shares totals give effect to our issuance of a total of 1,554,763 shares of our common stock in connection with our acquisition of minority interests in certain subsidiaries. See "Acquisition of Minority Interests in Subsidiaries."

(2) All shares, other than (i) 1,000,000 shares as to which Mr. Abbott, our chief executive officer and a director, has sole voting power pursuant to a voting trust agreement with Mr. Soren (see note 3 below), (ii) 81,176 shares that are held directly by Mr. Abbott, and (iii) 81,176 shares that are held directly by Mr. Abbott's spouse, Rosalind Abbott, are jointly held by Mr. Abbott and Ms. Abbott as community property. Mr. Abbott and Ms. Abbott have
    granted the underwriters an option to purchase up to       shares of their
    common stock pursuant to the underwriters' over-allotment option. Assuming such option is exercised in full, Mr. Abbott will beneficially own
    shares, or approximately    %, of our common stock upon consummation of the
    offering.

(3) Includes 1,000,000 shares of common stock as to which Mr. Abbott has sole voting power and Mr. Soren has sole investment power pursuant to the terms of a voting trust agreement between Mr. Abbott and Mr. Soren. Mr. Soren has
    granted the underwriters an option to purchase up to       shares of his
    common stock pursuant to the underwriters' over-allotment option. Assuming such option is exercised in full, Mr. Soren will beneficially own
    shares, or approximately    %, of our common stock upon consummation of the
    offering.

(4) Includes 20,000 shares issuable upon the exercise of a warrant held by Gold & Appel Transfer, S.A. Under a power of attorney from Gold & Appel Transfer, S.A., Walt Anderson, the chairman of our board of directors, has sole investment power over these shares and as a result may be deemed to be the beneficial owner of such shares. Mr. Anderson, however, disclaims beneficial ownership of these shares. Does not include a total of 2,727,270 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock held by Gold & Appel Transfer, S.A. If such shares of Series A Convertible Preferred Stock were to be fully converted, Gold & Appel Transfer, S.A. will beneficially own 7,252,313 shares, or approximately
       %, of our common stock upon consummation of the offering. The address for each of Gold & Appel Transfer, S.A. and Walt Anderson is c/o Gold & Appel Transfer, S.A., Omar Hodge Building, Wickhams Cay, Road Town, Tortula, British Virgin Islands.

(5) Tom Cirrito, one of our directors, is a general partner of Atocha, L.P., and as a result may be deemed to have beneficial ownership of these shares. The address for each of Atocha, L.P. and Tom Cirrito is c/o Atocha, L.P., 6429 Georgetown Pike, McLean, Virginia 22101.

(6) Includes a total of 215,295 shares issuable pursuant to options that were exercisable as of June 30, 1999 or within 60 days of such date.

(7) Represents shares issuable pursuant to options that were exercisable as of June 30, 1999 or within 60 days of that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH FORMER CORPORATE AFFILIATES

    During the periods indicated below, we engaged in the transactions described below with corporate affiliates. We believe that all of these transactions were on terms at least as favorable to us as would be available from independent third parties. We have acquired the entities described below or otherwise terminated the transactions with these former corporate affiliates. As the mergers with CTS Telcom, Inc. and WORLDxCHANGE Ltd. were mergers with entities under common control, our historical consolidated financial statements include the operations of CTS Telcom, Inc. and WORLDxCHANGE Ltd. since their respective inceptions. The transactions described below as they relate to CTS Telcom, Inc. and WORLDxCHANGE Limited are netted out in our consolidated financial statements.

    CTS TELCOM, INC.

    Effective December 1, 1998, CTS Telcom Holdings, Inc., a Delaware corporation and our wholly owned subsidiary, acquired for no consideration, all of the outstanding capital stock of CTS Telcom, Inc., a Florida corporation, from Edward Soren, a director and our executive vice president, and Rosalind Abbott, a former officer and director of our company. As a result of this transaction, CTS Telcom, Inc. is now a wholly-owned subsidiary of our company.

    Prior to December 1, 1998, Mr. Soren owned 38% and Ms. Abbott owned 62% of the outstanding capital stock of CTS Telcom, Inc. CTS Telcom, Inc. provided intrastate and domestic and international long distance services to consumers in Florida. Prior to December 1, 1998, CTS Telcom, Inc. arranged for the termination of a portion of our calling traffic and performed certain billing and collection services for us, for which we were billed as follows:

    - $2,003,000 during fiscal 1996;

    - $4,277,000 during fiscal 1997;

    - $3,168,000 during fiscal 1998; and

    - $566,000 during the first two months of fiscal 1999.

    We also provided certain billing, collection, accounting and administrative services and arranged for the termination of call traffic for CTS Telcom, Inc. We billed CTS Telcom, Inc. for these services as follows:

    - $9,949,000 during fiscal 1996;

    - $10,729,000 during fiscal 1997;

    - $11,372,000 during fiscal 1998; and

    - $1,423,000 during the first two months of fiscal 1999.

    WORLDxCHANGE LIMITED

    Effective December 31, 1998, WxL International-New Zealand, Inc., a Delaware corporation and our wholly-owned subsidiary, acquired all of the outstanding capital stock of WORLDxCHANGE Limited, a New Zealand corporation, in exchange for the issuance of 81,176 shares of our common stock to each of Roger Abbott and Rosalind Abbott, 80,898 shares to Edward Soren, 27,800 shares to Eric Lipoff (our senior vice president, secretary and general counsel) and 6,950 shares to Richard Vincent (one of our employees). As a result of this transaction, WORLDxCHANGE Limited is now an indirect wholly-owned subsidiary of our company.

    Prior to December 31, 1998, Mr. Abbott and Ms. Abbott owned approximately 55%, Mr. Soren owned approximately 29%, and Mr. Lipoff owned approximately 10% of WORLDxCHANGE Limited.

WORLDxCHANGE Limited arranged for the termination of a portion of our calling traffic through capacity purchased by WORLDxCHANGE Limited from, among other sources, certain corporations that are wholly-owned by Raeline Scott, the fiancee of Mr. Soren. In connection with these arrangements, we were billed as follows:

    - $4,529,000 during fiscal 1996;

    - $15,745,000 during fiscal 1997;

    - $17,394,000 during fiscal 1998; and

    - $2,669,000 during the first three months of fiscal 1999.

    We also arranged for the termination of call traffic for WORLDxCHANGE Limited and billed WORLDxCHANGE Limited as follows:

    - $0 during fiscal 1996;

    - $85,000 during fiscal 1997;

    - $1,115,000 during fiscal 1998; and

    - $311,000 during the first three months of fiscal 1999.

    WORLDxCHANGE DE MEXICO S.A. DE C.V.

    Holly Mead, one of our former employees and the sister of Roger Abbott, and her husband collectively owned 100% of WORLDxCHANGE de Mexico S.A. de C.V., a corporation organized under Mexican law. We incurred commission expense of approximately $507,000 during fiscal 1997 to agents and third parties based upon contracts between WORLDxCHANGE de Mexico and these agents. These commissions were paid as a result of operator service traffic delivered to us pursuant to contracts between WORLDxCHANGE de Mexico and these agents. We did not incur any commission expense in fiscal 1996 or fiscal 1998. As of March 23, 1998, WORLDxCHANGE de Mexico assigned all rights and interests in these agent contracts to us for no consideration, and we are not conducting any further business with WORLDxCHANGE de Mexico.

TRANSACTIONS WITH CERTAIN SHAREHOLDERS

    ATOCHA, L.P.

    On September 30, 1998, Atocha, L.P., a limited partnership in which Tom Cirrito, one of our directors, is a general partner, purchased:

    - 553,115 shares of our common stock from Roger Abbott and Rosalind Abbott for $6,666,667; and

    - 276,557 shares of our common stock from Edward Soren for $3,333,333.

    On March 22, 1999, we issued 3,000,000 shares of common stock to Atocha, L.P. for $30,000,000.

    GOLD & APPEL TRANSFER, S.A.

    On September 30, 1998, we issued 788,127 shares of common stock to Gold & Appel Transfer, S.A. for $10,000,000. Walt Anderson, the chairman of our board of directors, has sole investment power over the shares of our common stock owned by Gold & Appel Transfer, S.A. pursuant to a power of attorney. Effective December 22, 1998, we issued an additional 871,087 shares of our common stock to Gold & Appel Transfer, S.A. for $10,000,000. As an inducement to Gold & Appel Transfer, S.A. to complete the acquisition of the additional 871,087 shares prior to the scheduled closing of that acquisition, we issued Gold & Appel Transfer, S.A. a warrant to purchase up to an additional 20,000 shares of our common stock. See "Description of Capital Stock--Preferred Stock--Warrants."

    On June 25, 1999, we issued 2,727,270 shares of common stock to Gold & Appel Transfer, S.A. for $30,000,000. Pursuant to a power of attorney, Walt Anderson, the chairman of our board of directors, has sole investment power over the shares of our common stock owned by Gold & Appel Transfer, S.A.

    On August 16, 1999, we entered into an agreement to issue 30,000 shares of our Series A Convertible Preferred Stock to Gold & Appel Transfer, S.A. for $30,000,000. Each share of Series A Convertible Preferred Stock is convertible into 90.9091 shares of our common stock provided in the Certificate of Determination relating to such shares of Series A Convertible Preferred Stock. See "--Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock."

SEVERANCE AGREEMENT WITH HOLLY MEAD

    Holly Mead resigned as a vice president effective July 31, 1998. In connection with her resignation, we entered into a severance agreement with Ms. Mead under which Ms. Mead will receive a total of $574,750 in severance benefits over a period of 18 months from the effective date of her resignation. Under the severance agreement, all options granted to Ms. Mead that were not vested were terminated. Ms. Mead exercised all of the options granted to her that had vested. Ms. Mead paid the exercise price for these options through a full-recourse promissory note in favor of WORLDxCHANGE in the aggregate principal amount of $309,000. The note accrues interest at a rate of 12% per annum and is due and payable on September 30, 2001.

PAYMENTS TO THE PAUL LAXALT GROUP

    Since the third quarter of fiscal 1997, we have utilized the services of the Paul Laxalt Group, a governmental relations firm of which Sen. Laxalt, one of our directors, is the founding member. We paid the Paul Laxalt Group a total of $130,000 in fiscal 1997 and $78,000 in fiscal 1998 for these services. We have not utilized these services in fiscal 1999.

PAYMENTS TO RARING & LIPOFF

    From our inception in May 1991 to December 1996, Raring & Lipoff, a law firm in which Eric Lipoff, our senior vice president, secretary and general counsel, was formerly a partner, served as our regulatory counsel. We paid Raring & Lipoff a total of approximately $617,000 in fiscal 1996 and $224,000 in fiscal 1997 for services provided by Raring & Lipoff to us prior to Mr. Lipoff joining our company on January 1, 1997.

CERTAIN INDEBTEDNESS OF MANAGEMENT

    From time to time since the fourth quarter of fiscal 1994, Roger Abbott and Rosalind Abbott have jointly borrowed various amounts from us. Since October 1, 1995, the largest aggregate amount outstanding on these loans was $231,907. These loans bore interest at the rate of 8% per annum and were repaid on September 30, 1998.

    Edward Soren has also borrowed various amounts from us from time to time since the fourth quarter of 1994. Since October 1, 1995, the largest aggregate amount outstanding on these loans was $142,723. These loans bore interest at the rate of 8% per annum and were repaid on September 30, 1998.

                              CERTAIN INDEBTEDNESS

OUR CREDIT FACILITY

    In March 1997, we and certain of our subsidiaries entered into a credit facility with Foothill Capital Corporation. Our credit facility extends through October 31, 2000, until which time we can borrow up to a maximum of $35 million, subject to borrowing base limitations. Our credit facility consists of a revolving credit agreement and a term loan and is guaranteed by three of our shareholders. The available borrowing base under the revolving credit agreement is determined as a specified percentage of eligible accounts receivable. The balance outstanding on the revolving credit agreement is reduced by the amount of payments received on collections of accounts receivable. As of June 30, 1999, the aggregate amount outstanding under our credit facility was $26.5 million. Loans under our credit facility accrue interest at an interest rate equal to prime (8.5% at June 30, 1999) plus a margin of 2.75% on the revolving credit portion and a margin of 6.75% on the term loan, provided that each of the interest rates must at all times be at least 8.00%. Our obligations under the credit facility are secured by a first position in substantially all of our property.

    Our credit facility prohibits us, with some exceptions, from:

    - incurring additional debt or guaranteeing additional debt;

    - creating or incurring liens on our property and that of certain of our subsidiaries;

    - entering into transactions out of the ordinary course of business;

    - making any distribution, declaring or paying any dividend or making any redemption of capital stock, directly or indirectly;

    - entering into transactions resulting in a change of control of our company;

    - making capital expenditures or advances to our foreign subsidiaries beyond specified limits;

    - making certain investments; and

    - permitting our tangible net worth to fall below specified levels.

THE TEL-SAVE NOTES

    From May 1998 through August 1998, we obtained financing from Tel-Save Holdings, Inc., in the aggregate amount of $56.2 million. The Tel-Save debt bears interest at the rate of 12.50% per annum, requires quarterly payments of interest only and matures on November 30, 2000. Tel-Save Holdings, Inc. has the right to require us to use an amount equal to 35% of the net proceeds from any sale of our common stock to prepay the Tel-Save debt. In connection with various sales of our common stock to Gold & Appel Transfer, S.A. and Atocha, L.P., we reduced the principal on the Tel-Save debt by a total of $11 million.

    The term of the Tel-Save debt will be extended by one year if we make additional aggregate principal payments of at least $12.25 million, and by two years if we make additional aggregate payments of principal of at least $21 million. Tel-Save Holdings, Inc. has assigned all of its interest in the Tel-Save debt to a third party.

    As of June 30, 1999, the aggregate amount outstanding under the Tel-Save debt was $45.2 million. Our obligations under the Tel-Save debt are secured by
(i) a junior lien on substantially all of our assets, and (ii) a pledge by three of our shareholders of certain of their shares of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value, which can be issued in one or more series. Immediately following completion of this offering and assuming no exercise of outstanding stock options, an aggregate of shares of our common stock will be issued and outstanding and 30,000 shares of our Series A Convertible Preferred Stock will be issued and outstanding. As of June 30, 1999, our common stock was held of record by 90 persons and, when issued, our Series A Convertible Preferred Stock will be held by one holder of record.

COMMON STOCK

    Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to the rights of the holders of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be legally declared by our board of directors and, in the event of liquidation, dissolution or winding up of our company, to share ratably in all assets remaining after payment of liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of common stock are, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

    Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders. The issuance of preferred stock could adversely affect the rights of holders of common stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deterring or preventing a change in control of our company, may discourage bids for our common stock at a premium over the market price of our common stock and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

    DIVIDENDS. The holders of shares of Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors, annual dividends equal to $40 per share. If we fail to make a dividend payment, we are required to pay an additional dividend of 4% per annum on the unpaid amount.

    CONVERTIBILITY. Each share of Series A Convertible Preferred Stock is convertible into 90.9091 shares of our common stock as described below. The conversion rate is subject to certain antidilution adjustments that may be triggered if we:

    - effect any stock splits or reverse stock splits of common stock;

    - reclassify our common stock into any other security or securities of our company; or

    - make or issue a dividend or other distribution with respect to our common stock that is payable in securities, properties (other than cash) or rights of our company other than our common stock.

    AUTOMATIC CONVERSION. Each share of Series A Convertible Preferred Stock will be automatically converted into shares of our common stock at the conversion rate specified above on the first date on or by which:

    - we have completed a registered public offering of our securities;

    - at least six months have elapsed since we have completed a registered public offering of our securities; and

    - there is no pending registered public offering by us of our securities.

    VOTING RIGHTS. Except as provided by law holders of Series A Convertible Preferred Stock will not have any voting rights. Under California law, holders of the Series A Convertible Preferred Stock will have an effective veto right over certain mergers and like transactions involving us. Upon conversion of any shares of Series A Convertible Preferred Stock into shares of common stock the holders of such converted shares will have the voting rights applicable to the shares of common stock into which such shares are converted.

    LIQUIDATION PREFERENCE. If we are voluntarily or involuntarily liquidated or dissolved or our affairs wound up, holders of our Series A Convertible Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders an amount equal to $1,000 per share, plus any accrued and unpaid dividends on such shares, before any distribution is made to the holders of our common stock.

WARRANTS

    We have issued to Gold & Appel Transfer, S.A. a warrant to purchase 20,000 shares of our common stock at an exercise price of $12.05 per share. This warrant became exercisable upon issuance and will remain exercisable until December 15, 2001. We will also issue to Gerard Klauer Mattison & Co., Inc. upon
the closing of this offering a warrant to purchase    shares of our common stock
at an exercise price of $   per share. This warrant will become exercisable
beginning on the second anniversary of the closing date of this offering and will expire five years from the closing date of the offering. In the event of a change of control of our company, the warrant will become immediately exercisable. Under the terms of this warrant, a change of control is deemed to occur if more than 50% of our common stock is transferred to persons or entities other than our principal shareholders as of the date of issuance of the warrant, or their affiliates. We have granted to Gerard Klauer Mattison & Co., Inc. registration rights with respect to the shares underlying their warrant. See "--Registration Rights."

ANTI-TAKEOVER PROVISIONS

    The provisions of our articles of incorporation and bylaws summarized below may have the effect of delaying, deterring or preventing a change in control of our company, may discourage bids for our common stock at a premium over the market price of our common stock and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

    Our articles of incorporation authorize issuance of up to 10,000,000 shares of preferred stock, with such characteristics that may tend to discourage a merger, tender offer or proxy contest, as described in "--Preferred Stock" above. Our bylaws also limit the ability of shareholders to raise certain matters at a meeting of shareholders without giving advance notice. In addition, so long as we are a "listed corporation" as defined in Section 301.5(d) of the California Corporations Code:

    - cumulative voting will be eliminated;

    - as long as the size of our board of directors is at least six but less than nine directors, our board of directors will be divided into two classes of directors with each class serving staggered two-year terms;

    - and, if the number of directors is increased to nine or more, our board of directors will be divided into three classes serving staggered three-year terms.

    Our articles of incorporation also provide that the provisions in our articles of incorporation relating to the classification of our board of directors and the prohibition on cumulative voting cannot be amended without the approval of shareholders representing at least 66 2/3% of our outstanding common stock.

REGISTRATION RIGHTS

    We have granted registration rights with respect to our common stock as described below:

    - We have granted substantially similar piggyback and demand registration rights to each of Gold & Appel Transfer, S.A., Atocha, L.P., TVG Asian Communications Fund, Gerard Klauer Mattison & Co., Inc. and Roger Abbott. The holders of these rights may in their discretion require us to include their shares of our common stock in future registration statements filed by us. In addition, the holders of these rights may require us to file a registration statement with respect to the resale of these shares one time beginning two years after the date of the applicable registration rights agreements. These registration rights cover a total of 23,881,013 shares of our common stock held by these shareholders and an additional shares issuable upon exercise of the warrant to be issued to Gerard Klauer Mattison & Co., Inc. in connection with this offering.

    - We have also granted demand registration rights to Gold & Appel Transfer, S.A. with respect to a total of 2,727,270 shares of our common stock issuable upon the conversion of the 30,000 shares of our Series A Convertible Preferred Stock sold to Gold & Appel Transfer, S.A. in August 1999. These rights are substantially similar to the registration rights granted to Gold & Appel Transfer, S.A. as described above.

    The piggyback registration rights described above terminate when the holder of the registration rights is able to resell the underlying shares of common stock under Rule 144 of the Securities Act within a six month period.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar of our common stock is U.S. Stock Transfer Corporation.

REPORTS TO SHAREHOLDERS

    We will furnish our shareholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each year containing unaudited financial statements.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no market for our common stock, and we cannot assure you that a significant public market for our common stock will develop or be sustained after this offering.

    Upon completion of this offering, we will have       outstanding shares of
common stock, assuming no exercise of outstanding options and warrants and assuming our issuance of a total of 1,554,763 shares of our common stock in connection with the planned acquisition of minority interests in certain subsidiaries and the issuance of 2,727,270 shares of our common stock upon the conversion of our Series A Convertible Preferred Stock. See "Acquisition of Minority Interests in Subsidiaries" and "Description of Capital Stock--Preferred Stock--Series A Convertible Preferred Stock." Of these shares, all of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our affiliates.

    The remaining 39,693,144 shares of our common stock held (or to be held) by existing shareholders are, or will be upon issuance, restricted securities. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration described below under Rules 144, 144(k) or 701 promulgated under the Securities Act.

    As a result of the lock-up agreements and the provisions of Rules 144, 144(k) and 701 described below, these restricted shares will be available for sale in the public market as follows:

    - 5,262,175 shares will have been held long enough to be sold under Rule 144(k) immediately after this offering and will not be subject to a lock-up agreement;

    - an additional 235,749 shares will have been held long enough to be sold under Rule 144 or Rule 701 beginning 90 days after the date of this prospectus and will not be subject to a lock-up agreement;

    - an additional 27,185,914 shares will have been held long enough to be sold under Rule 144 or Rule 701 beginning 181 days after the date of this prospectus; and

    - the remaining 7,009,306 outstanding shares may be sold under Rule 144 or 144(k) after they have been held for the required time.

LOCK-UP AGREEMENTS

    We and our directors, officers and certain shareholders have agreed that we will not offer, sell, contract to sell, announce our intention to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of this prospectus.

RULE 144

    In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

    - 1% of the number of shares of our common stock then outstanding, which
      will equal approximately       shares immediately after this offering,
      assuming that the total outstanding shares will be increased by the issuance of 2,727,270 shares of common stock upon conversion of the Series A Convertible Preferred Stock; or

    - the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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
    Sales under Rule 144 are also subject to manner-of-sale provisions and notice requirements and to the availability of current public information about us.

RULE 144(k)

    Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 discussed above.

RULE 701

    In general, under Rule 701, any of our employees, consultants or advisors who purchases or receives shares from us in connection with a compensatory stock purchase plan or option plan or other written agreement will be eligible to resell their shares beginning 90 days after the date of this prospectus. Non-affiliates will be able to sell their shares subject only to the manner-of-sale provisions of Rule 144. Affiliates will be able to sell their shares without compliance with the holding period requirements of Rule 144.

REGISTRATION RIGHTS

    Upon completion of this offering, the holders of a total of 23,881,013 shares of our common stock, a holder of a warrant exercisable into up to shares of our common stock and the holder(s) of the 2,727,270 shares of our common stock issuable upon the conversion of the 30,000 shares of our Series A Convertible Preferred Stock will be entitled to rights with respect to the registration of their shares under the Securities Act. See "Description of Capital Stock--Registration Rights." Except for shares purchased by affiliates, registration of their shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration.

STOCK OPTIONS

    Immediately after this offering, we intend to file registration statements under the Securities Act covering the shares of common stock reserved for issuance upon the exercise of options granted or to be granted under our stock option plans and upon the exercise of options which have been granted outside of our stock option plans. The registration statement is expected to be filed and become effective as soon as practicable after the closing of this offering. Accordingly, shares registered under the registration statement will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market beginning on the date the registration statement covering these shares becomes effective.

    We are unable to estimate the number of shares that may be sold in the future by our existing shareholders. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriters named below, for
whom Gerard Klauer Mattison & Co., Inc. and      are acting as representatives,
have severally, but not jointly, agreed to purchase from us the following respective number of shares of common stock:

UNDERWRITER                                                                  NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Gerard Klauer Mattison & Co., Inc..........................................
                               ............................................

                                                                             -----------------
                                                                             -----------------
                                                                             -----------------

    The underwriting agreement provides that the obligations of the underwriters are subject to some conditions precedent, and that the underwriters will be obligated to purchase all of the shares of common stock offered in this prospectus, other than those shares covered by the over-allotment option described below, if any are taken. The underwriting agreement provides that in the event of a default by an underwriter, in some circumstances the purchase commitments of non-defaulting underwriters may be increased.

    The underwriters propose to offer the shares of common stock to the public initially at the public offering price set forth on the cover page of this prospectus and to some dealers at a price that represents a concession not in
excess of $               per share. After the initial offering of the shares of
common stock, the offering price and concession and discount to dealers may be changed by the representatives of the underwriters.

    Roger Abbott and Edward Soren have granted to the underwriters an option exercisable by the representatives of the underwriters, expiring at the close of business on the 45th day after the date of this prospectus, to purchase up to additional shares of common stock at the offering price, less underwriting discounts. This option may be exercised only to cover over-allotments in the sale of the shares of common stock. To the extent that the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase a number of additional shares of the common stock proportionate to each underwriter's initial amount reflected in the foregoing table.

    The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of common stock offered by them.

    The following table summarizes the compensation we will pay:

                                                                                                  TOTAL
                                                                                      ------------------------------
                                                                                         WITHOUT           WITH
                                                                          PER SHARE   OVER-ALLOTMENT  OVER-ALLOTMENT
                                                                         -----------  --------------  --------------
Underwriting discounts paid by us......................................

    Our expenses in connection with this offering are estimated to be
approximately $         .

    In connection with the offering, we have granted to Gerard Klauer Mattison &
Co., Inc. a warrant to purchase       shares of common stock at an exercise
price equal to the greater of 1.44 times our annualized revenues based on the last three months prior to the closing of this offering or 120% of the offering price to the public. The warrant will become exercisable two years after the offering and will expire five years after the offering. The warrant will also have registration rights with respect to the common stock issuable upon the exercise of the warrant, exercisable by the holder beginning two years after the offering.

    We, our directors, executive officers and some of our shareholders have agreed that we will not offer, sell, contract to sell, announce our intention to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of this prospectus.

    The representatives of the underwriters on behalf of the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and "passive" market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by these syndicate members are purchased in a syndicate covering transaction to cover syndicate short positions. In "passive" market making, market makers in the securities offered hereby who are underwriters or prospective underwriters may, subject to some limitations, make bids for or purchases of such securities until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act.

PRICING OF THE OFFERING

    Prior to this offering, there has been no public market for the common stock. The initial public offering price has been determined by negotiations between us and the representatives of the underwriters. Among the factors considered in determining the initial public offering price were estimates of the business potential and prospects for us and our industry in general, prevailing market and economic conditions, our revenues and earnings, market valuations of other companies engaged in activities similar to us, the present state of our business operations, our management and other factors deemed relevant.

                                 LEGAL MATTERS

    O'Melveny & Myers LLP, Newport Beach, California, will pass upon the validity of the shares of common stock offered by this prospectus. Dewey Ballantine LLP, New York, New York, will pass upon certain legal matters for the underwriters.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at September 30, 1997 and 1998, and for each of the three years in the period ended September 30, 1998, as described in their report. We have included our financial statements in our prospectus and in our registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the common stock offered by this prospectus, reference is made to our registration statement and its exhibits and schedules. Statements contained in this prospectus concerning the contents of any contract or any other document to which this prospectus refers are not necessarily complete, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. In addition, registration statements and certain other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statement, are publicly available through the SEC's Web site at http://www.sec.gov.

    As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Upon approval of our common stock for listing on the Nasdaq National Market, such reports, proxy and information statements and other information may also be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors.....................................         F-2

Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 1997 and 1998 and June 30, 1999
  (unaudited).........................................................................         F-3

Consolidated Statements of Operations for each of the three years in the period ended
  September 30, 1998 and the nine months ended June 30, 1998 and 1999 (unaudited).....         F-4

Consolidated Statements of Shareholders' Deficit and Comprehensive Income for each of the three years in the period ended September 30, 1998 and the nine months ended
  June 30, 1999 (unaudited)...........................................................         F-5

Consolidated Statements of Cash Flows for each of the three years in the period ended
  September 30, 1998 and the nine months ended June 30, 1998 and 1999 (unaudited).....         F-6

Notes to Consolidated Financial Statements............................................         F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Communication Telesystems International d/b/a
WORLDxCHANGE Communications

    We have audited the consolidated balance sheets of Communication Telesystems International d/b/a WORLDxCHANGE Communications as of September 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' deficit and comprehensive income, and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communication Telesystems International d/b/a WORLDxCHANGE Communications at September 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
August 2, 1999

                          WORLDxCHANGE COMMUNICATIONS

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                        JUNE 30
                                                                                   SEPTEMBER 30          1999
                                                                              ----------------------  -----------
                                                                                 1997        1998
                                                                              ----------  ----------  (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................................  $    4,326  $   20,917   $  38,197
  Accounts receivable, net of allowance of $13,804 and $10,690 at September
    30, 1997 and 1998, respectively and $8,825 at June 30, 1999
    (unaudited).............................................................      53,745      38,966      56,524
  Receivables from related parties..........................................       1,133      --          --
  Prepaid expenses and other current assets.................................       2,531       3,825       6,924
                                                                              ----------  ----------  -----------
      Total current assets..................................................      61,735      63,708     101,645
Equipment and leasehold improvements, net...................................      38,437      49,697      92,155
      Other assets..........................................................       3,573       6,724       5,869
                                                                              ----------  ----------  -----------
      Total assets..........................................................  $  103,745  $  120,129   $ 199,669
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                   LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accrued network costs.....................................................  $   58,842  $   49,796   $  89,459
  Accounts payable..........................................................      16,384      14,144      17,415
  Other accrued liabilities.................................................      21,114      15,377      17,040
  Payable to related parties................................................       3,406         468      --
  Deferred revenue..........................................................       2,961         686       2,511
  Current portion of long-term debt and subordinated debentures.............       1,255      13,421       8,934
  Current portion of capital lease obligations..............................       8,201       6,851       8,071
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................     112,163     100,743     143,430
Long-term debt..............................................................      26,010      75,287      86,421
Subordinated debentures.....................................................       6,297       1,182      --
Capital lease obligations...................................................      16,897      22,844      25,956
Other long-term liabilities.................................................       2,443       2,397       2,572
                                                                              ----------  ----------  -----------
      Total liabilities.....................................................     163,810     202,453     258,379
Minority interest...........................................................       8,815       7,269       5,487

Shareholders' deficit:
  Preferred Stock, no par value; authorized 100,000 shares: Series A
    Cumulative Preferred Stock; Authorized shares--125, Issued and outstanding--23 at September 30, 1997 and 1998 and zero at June 30, 1999
    (unaudited).............................................................           7           7      --
  Common Stock, no par value;
    Authorized shares--40,000,000, Issued and outstanding-- 27,734,000 at
    September 30, 1997 and 28,576,552 at September 30, 1998 and 35,411,108
    at June 30, 1999 (unaudited)............................................         258      10,297      81,583
  Notes receivable from shareholders........................................      --          --          (1,070)
  Accumulated other comprehensive income....................................        (237)     (3,529)     (2,352)
  Accumulated deficit.......................................................     (68,908)    (96,368)   (142,358)
                                                                              ----------  ----------  -----------
      Total shareholders' deficit...........................................     (68,880)    (89,593)    (64,197)
                                                                              ----------  ----------  -----------
      Total liabilities and shareholders' deficit...........................  $  103,745  $  120,129   $ 199,669
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                            See accompanying notes.

                          WORLDxCHANGE COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                           NINE MONTHS ENDED
                                                     YEARS ENDED SEPTEMBER 30                   JUNE 30
                                             ----------------------------------------  --------------------------
                                                 1996          1997          1998          1998          1999
                                             ------------  ------------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
Revenues...................................  $    183,861  $    331,660  $    398,867  $    301,041  $    304,324
Operating expenses:
  Cost of services.........................       127,818       235,027       287,312       207,249       238,599
  Selling, general and administrative......        64,550       113,459       114,897        81,197        88,431
  Depreciation and amortization............         6,992         8,677        12,332         8,883        12,394
                                             ------------  ------------  ------------  ------------  ------------
      Total operating expenses.............       199,360       357,163       414,541       297,329       339,424
Operating income (loss)....................       (15,499)      (25,503)      (15,674)        3,712       (35,100)
Interest expense...........................         5,762         8,682        11,947         8,600        12,448
Other expense, net.........................           568         3,366         1,378           263           222
                                             ------------  ------------  ------------  ------------  ------------
Loss before minority interest..............       (21,829)      (37,551)      (28,999)       (5,151)      (47,770)
Minority interest..........................           237           473         1,546         1,112         1,782
                                             ------------  ------------  ------------  ------------  ------------
Net loss...................................  $    (21,592) $    (37,078) $    (27,453) $     (4,039) $    (45,988)
                                             ------------  ------------  ------------  ------------  ------------
Basic and diluted net loss per share.......  $      (0.78) $      (1.34) $      (0.99) $      (0.15) $      (1.41)
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Shares used to compute basic and diluted
  net loss per share.......................    27,572,000    27,734,000    27,760,010    27,734,000    32,696,047
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

                            See accompanying notes.

                          WORLDxCHANGE COMMUNICATIONS
   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT AND COMPREHENSIVE INCOME
                             (DOLLARS IN THOUSANDS)

                                                                  SERIES A CUMULATIVE
                                                                                                                      NOTES
                                                                    PREFERRED STOCK            COMMON STOCK        RECEIVABLE
                                                                ------------------------  ----------------------      FROM
                                                                  SHARES       AMOUNT      SHARES      AMOUNT     SHAREHOLDERS
                                                                -----------  -----------  ---------  -----------  -------------
Balance at September 30, 1995.................................          86    $      38   27,572,000  $     196     $  --
  Repurchase of Series A Cumulative Preferred Stock...........          (4)          (2)     --          --            --
  Dividends on Series A Preferred Stock.......................      --           --          --          --            --
  Comprehensive loss:
    Net loss..................................................      --           --          --          --            --
    Foreign currency translation adjustment...................      --           --          --          --            --
  Total comprehensive loss....................................
                                                                        --
                                                                                  -----   ---------  -----------  -------------
Balance at September 30, 1996.................................          82           36   27,572,000        196        --
  Repurchase of Series A Cumulative Preferred Stock...........         (59)         (29)     --          --            --
  Dividends on Series A Cumulative Preferred Stock............      --           --          --          --            --
  Exercise of options/warrants................................      --           --         162,000          62        --
  Comprehensive loss:
    Net loss..................................................      --           --          --          --            --
    Foreign currency translation adjustment...................      --           --          --          --            --
  Total comprehensive loss....................................
                                                                        --
                                                                                  -----   ---------  -----------  -------------
Balance at September 30, 1997.................................          23            7   27,734,000        258        --
  Dividends on Series A Preferred Stock.......................      --           --          --          --            --
  Issuance of Common Stock....................................      --           --         788,127      10,000        --
  Exercise of options/warrants................................      --           --          54,425          39        --
  Comprehensive loss:
    Net loss..................................................      --           --          --          --            --
    Foreign currency translation adjustment...................      --           --          --          --            --
  Total comprehensive loss....................................
                                                                        --
                                                                                  -----   ---------  -----------  -------------
Balance at September 30, 1998.................................          23            7   28,576,552     10,297        --
  Repurchase of Series A Cumulative Preferred Stock
    (unaudited)...............................................         (23)          (7)     --          --            --
  Dividends on Series A Preferred Stock (unaudited)...........      --           --          --          --            --
  Issuance of Common Stock (unaudited)........................      --           --       6,598,357      70,000        --
  Exercise of options/warrants (unaudited)....................      --           --         236,199       1,286        --
  Note receivable for sales of common stock (unaudited).......      --           --          --          --            (1,070)
  Comprehensive income:
    Net loss (unaudited)......................................      --           --          --          --            --
    Foreign currency translation adjustment (unaudited).......      --           --          --          --            --
  Total comprehensive loss (unaudited)........................
                                                                        --
                                                                                  -----   ---------  -----------  -------------
Balance at June 30, 1999 (unaudited)..........................      --        $  --       35,411,108  $  81,583     $  (1,070)
                                                                        --
                                                                        --
                                                                                  -----   ---------  -----------  -------------
                                                                                  -----   ---------  -----------  -------------


                                                                               ACCUMULATED OTHER       TOTAL
                                                                ACCUMULATED      COMPREHENSIVE     SHAREHOLDERS'
                                                                  DEFICIT           INCOME            DEFICIT
                                                                ------------  -------------------  -------------
Balance at September 30, 1995.................................   $  (10,200)       $     (76)        $ (10,042)
  Repurchase of Series A Cumulative Preferred Stock...........       --               --                    (2)
  Dividends on Series A Preferred Stock.......................          (25)          --                   (25)
  Comprehensive loss:
    Net loss..................................................      (21,592)          --               (21,592)
    Foreign currency translation adjustment...................       --                 (358)             (358)
                                                                                                   -------------
  Total comprehensive loss....................................                                         (21,950)

                                                                ------------         -------       -------------
Balance at September 30, 1996.................................      (31,817)            (434)          (32,019)
  Repurchase of Series A Cumulative Preferred Stock...........       --               --                   (29)
  Dividends on Series A Cumulative Preferred Stock............          (13)          --                   (13)
  Exercise of options/warrants................................       --               --                    62
  Comprehensive loss:
    Net loss..................................................      (37,078)          --               (37,078)
    Foreign currency translation adjustment...................       --                  197               197
                                                                                                   -------------
  Total comprehensive loss....................................                                         (36,881)

                                                                ------------         -------       -------------
Balance at September 30, 1997.................................      (68,908)            (237)          (68,880)
  Dividends on Series A Preferred Stock.......................           (7)          --                    (7)
  Issuance of Common Stock....................................       --               --                10,000
  Exercise of options/warrants................................       --               --                    39
  Comprehensive loss:
    Net loss..................................................      (27,453)          --               (27,453)
    Foreign currency translation adjustment...................       --               (3,292)           (3,292)
                                                                                                   -------------
  Total comprehensive loss....................................                                         (30,745)

                                                                ------------         -------       -------------
Balance at September 30, 1998.................................      (96,368)          (3,529)          (89,593)
  Repurchase of Series A Cumulative Preferred Stock
    (unaudited)...............................................       --               --                    (7)
  Dividends on Series A Preferred Stock (unaudited)...........           (2)          --                    (2)
  Issuance of Common Stock (unaudited)........................       --               --                70,000
  Exercise of options/warrants (unaudited)....................       --               --                 1,286
  Note receivable for sales of common stock (unaudited).......       --               --                (1,070)
  Comprehensive income:
    Net loss (unaudited)......................................      (45,988)          --               (45,988)
    Foreign currency translation adjustment (unaudited).......       --                1,177             1,177
                                                                                                   -------------
  Total comprehensive loss (unaudited)........................                                         (44,811)

                                                                ------------         -------       -------------
Balance at June 30, 1999 (unaudited)..........................   $ (142,358)       $  (2,352)        $ (64,197)

                                                                ------------         -------       -------------
                                                                ------------         -------       -------------

                              See accompanying notes.

                          WORLDxCHANGE COMMUNICATIONS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                          YEARS ENDED             NINE MONTHS ENDED
                                                                         SEPTEMBER 30                  JUNE 30
                                                                -------------------------------  --------------------
                                                                  1996       1997       1998       1998       1999
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net loss......................................................  $ (21,592) $ (37,078) $ (27,453) $  (4,039) $ (45,988)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Provision for bad debt......................................      6,562     22,348     15,170      9,900     11,005
  Depreciation and amortization...............................      6,992      8,677     12,332      8,883     12,394
  Deferred revenue............................................          5      2,714     (2,275)    (2,387)     1,825
  Impairment of long-lived assets.............................      1,430        659     --         --         --
  Minority interest...........................................       (237)      (473)    (1,546)    (1,112)    (1,782)
  Changes in operating assets and liabilities:
    Accounts receivable.......................................    (18,167)   (48,411)      (391)    (1,946)   (26,214)
    Receivables from related parties..........................        634      1,317     (1,864)      (283)    (1,037)
    Prepaid expenses and other assets.........................      3,302     (3,478)    (5,551)    (2,485)    (2,536)
    Accrued network costs.....................................     23,624     21,200    (12,255)   (24,711)    39,966
    Accounts payable..........................................      1,512     12,136     (1,584)    (1,672)     2,613
    Other accrued liabilities.................................      3,578     13,183     (6,318)    (8,098)     5,248
                                                                ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) operating activities...........      7,643     (7,206)   (31,735)   (27,950)    (4,506)

INVESTING ACTIVITIES
Acquisition of property and equipment.........................     (3,124)   (10,871)   (11,990)    (4,142)   (25,125)
Proceeds from the sale of property and equipment..............        111     --         --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
Net cash used in investing activities.........................     (3,013)   (10,871)   (11,990)    (4,142)   (25,125)

FINANCING ACTIVITIES
Proceeds from revolving credit agreement......................     --        154,961    256,535    182,363    179,011
Repayments on revolving credit agreement......................     --       (128,598)  (255,885)  (184,029)  (178,820)
Proceeds from issuance of long-term debt and
  subordinated debentures.....................................      1,070     --         55,152     41,002     --
Repayment of long-term debt, subordinated debentures,
  loans payable and capital leases............................     (3,904)   (16,602)    (5,299)    (5,192)   (24,604)
Payment of dividends on Preferred Stock.......................        (25)       (11)        (7)    --             (2)
Proceeds from issuance of Common Stock........................     --             62     10,039     --         71,286
Repurchase of Preferred Stock.................................         (2)       (30)    --             (1)        (7)
Proceeds from issuance of subsidiary common stock to
  minority holders............................................        559      9,001     --         --         --
                                                                ---------  ---------  ---------  ---------  ---------
Net cash (used in) provided by financing activities...........     (2,302)    18,783     60,535     34,143     46,864

Effect of exchange rate changes on cash.......................       (358)       197       (219)      (107)        47
                                                                ---------  ---------  ---------  ---------  ---------

Net increase in cash..........................................      1,970        903     16,591      1,944     17,280
Cash and cash equivalents at beginning of period..............      1,453      3,423      4,326      4,326     20,917
                                                                ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of period....................  $   3,423  $   4,326  $  20,917  $   6,270  $  38,197
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest......................................................  $   6,469  $   7,176  $   6,686  $   4,723  $   8,244
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

Income taxes..................................................  $      72  $     102  $       8  $       1  $       2
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

NON-CASH INVESTING AND FINANCING ACTIVITIES

Assets acquired by incurring capital lease obligations or
  long-term debt..............................................  $   5,596  $   8,533  $  10,421  $  10,097  $  32,638
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

                            See accompanying notes.

                          WORLDxCHANGE COMMUNICATIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

1. BUSINESS ACTIVITY

    Communications TeleSystems International d/b/a WORLDxCHANGE Communications, Inc. ("WORLDxCHANGE"), a California corporation, is a facilities-based telecommunications carrier that provides international and domestic long-distance service to retail and wholesale customers. Our retail base is comprised of residential and commercial customers. Our wholesale base is comprised of other U.S. and foreign telecommunications carriers and resellers. We have established retail and wholesale operations in the United States, the Pacific Rim, Canada, Europe and Latin America. WORLDxCHANGE also provides operator, debit/calling card service, toll free, private line and other enhanced services.

    WORLDxCHANGE has established operations in the United Kingdom, Germany, Belgium, The Netherlands, New Zealand, France and Canada through wholly owned subsidiaries. WORLDxCHANGE has also established a subsidiary in Australia, in which WORLDxCHANGE Communications initially had a 92% equity interest. During the year ended September 30, 1997, WORLDxCHANGE sold an equity interest in its Australian subsidiary which reduced WORLDxCHANGE's ownership interest to approximately 55%. In August 1999, WORLDxCHANGE agreed to issue 1,554,763 shares of its common stock for the shares held by certain minority shareholders of its Australian subsidiary and a related holding company (see note 13). WORLDxCHANGE has additional subsidiaries domiciled in various other countries; however, the activity of these subsidiaries to date has not been significant.

    The revenue from WORLDxCHANGE's international operations continues to increase as a percentage of total revenue. As of the years ended September 30, 1996, 1997 and 1998 international revenue including Canada represented approximately 8%, 13% and 20% of WORLDxCHANGE's total revenue, respectively.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying financial statements have been prepared assuming that WORLDxCHANGE will continue as a going concern. WORLDxCHANGE has experienced recurring losses and has a deficiency in working capital and shareholders' equity. WORLDxCHANGE's rapid growth and investments for additional anticipated growth have required significant capital. Historically WORLDxCHANGE's capital needs have been met primarily through a combination of a revolving credit facility, debt, lease financing, cash flows from operations, the sale of stock in its Australian subsidiary to minority shareholders and private placement equity offerings. During the year ended September 30, 1998, WORLDxCHANGE raised approximately $55 million from a private placement debt offering (Note 5) and $10 million from a private placement equity offering closed on September 30, 1998. Management believes the additional $70 million in private placement offerings received since September 30, 1998 (Note 8) and vendor committed financing, along with the existing credit facility will be adequate to meet WORLDxCHANGE's domestic and international capital requirements for the next twelve months. Management also believes that WORLDxCHANGE's ability to raise additional financing will enable the continuation of its global expansion. However, without additional financing, WORLDxCHANGE will be required to delay, reduce the scope of and/or

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) eliminate certain of its future expansion plans, and/or reduce its planned expenditures on infrastructure and marketing activities.

    CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of WORLDxCHANGE and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    INTERIM FINANCIAL INFORMATION (UNAUDITED)

    The accompanying financial statements at June 30, 1999 and for the nine months ended June 30, 1998 and 1999 are unaudited but include all adjustments (consisting of normal recurring accruals), which, in the opinion of management, are necessary for a fair statement of the financial position and the operating results and cash flows for the interim date and periods presented. Results for the interim period ended June 30, 1999 are not necessarily indicative of results for the entire year or future periods.

    CASH EQUIVALENTS

    WORLDxCHANGE considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    FOREIGN CURRENCY

    The accounts of foreign subsidiaries consolidated herein have been translated from their respective functional currencies into U.S. dollars at appropriate exchange rates. Cumulative translation adjustments are included as a separate component of shareholders' deficit. Exchange gains and losses from foreign currency transactions are included in "Other (income) expense," in the accompanying statements of operations.

    CONCENTRATION OF CREDIT RISK

    WORLDxCHANGE's customer base is comprised of several hundred carrier customers and over 750,000 residential and commercial users of its direct dial long distance telephone services, as well as hotels and other users of its operator-assisted long distance telephone services. These customers are located principally throughout the United States (U.S.), and to a much lesser extent in the Pacific Rim, Europe, Latin America, and Canada. WORLDxCHANGE's U.S. revenues from residential and smaller commercial users are billed and collected by local exchange carriers (LECs). These LECs pass through to WORLDxCHANGE their collection experience with customers billed under these billing agreements. WORLDxCHANGE direct bills carrier and certain commercial customers in the U.S. and direct bills all customers in its international markets. WORLDxCHANGE performs credit evaluations of the financial condition of these direct bill customers, and may require a deposit in certain circumstances. Estimated credit losses are provided for in the financial statements at the same time the

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) corresponding revenue is recognized. No one customer accounted for more than 10% of revenues for any period.

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Equipment and leasehold improvements, including equipment under capital leases, are recorded at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the assets (generally two to seven years) or the term of the related lease (ranging from three to seven years). Interests in international undersea and on-land fiber-optic cable systems are amortized over their estimated useful lives, typically 20 years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"), companies are required to record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. WORLDxCHANGE adopted SFAS 121 at September 30, 1996, and its adoption resulted in a write-down of $1.4 million to the pay telephone assets acquired from WintelCo in 1995. During the year ended September 30, 1997, WORLDxCHANGE wrote-down the remaining $659,000 associated with the pay telephone routes acquired from WintelCo. These writedowns have been classified in selling, general and administrative expenses in the Statement of Operations.

    INSTALLATION COSTS

    Installation costs consists of costs incurred by WORLDxCHANGE for the expansion of its switching capacity and related network. These costs also include dialer installation costs incurred upon establishing network services to certain operator services customers. These costs are amortized using the straight-line method over three years.

    MINORITY INTEREST

    Certain of WORLDxCHANGE's subsidiaries have sold stock to outside investors. Income or losses from these operations are allocated to minority shareholders based on ownership percentages, losses in excess of the amounts invested by the minority shareholders are absorbed by WORLDxCHANGE. During 1997, WORLDxCHANGE's Australian subsidiary sold $9.0 million of its stock to a minority shareholder.

    STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), which was implemented by WORLDxCHANGE for the year ending September 30, 1997. SFAS 123 allows companies to account for stock-based compensation either under the new provisions of SFAS 123 or

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) under the provisions of Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. WORLDxCHANGE has continued accounting for its stock-based compensation in accordance with the provisions of APB 25.

    REVENUE RECOGNITION

    Revenue is recognized as long distance telecommunications services are provided. Prepaid calling card revenue is reported net of selling discounts and recorded when minutes are used. Deferred revenue relates to amounts received from or billed to customers prior to WORLDxCHANGE providing telecommunications services.

    ADVERTISING

    WORLDxCHANGE charges advertising costs to expense as the costs are incurred. Total advertising expense was $9,391,000, $17,201,000 and $14,117,000 for the years ended September 30, 1996, 1997 and 1998 and $8,677,000 and $13,898,000 for
the nine months ended June 30, 1998 and 1999, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET LOSS PER SHARE

    Basic and diluted net loss per share has been computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE, using the weighted-average number of shares of common stock outstanding during the period. Options, warrants, and preferred stock were not included in the computation of diluted net loss per share because the effect would be anti-dilutive.

    NEW ACCOUNTING STANDARDS

    Effective April 1, 1998, WORLDxCHANGE adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME and SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including unrealized gains and losses on investments and foreign currency translation adjustments are reported, net of their related tax effect, to arrive at comprehensive income. SFAS No. 131 amends the requirements for public enterprises to report financial and descriptive information about its reporting operating segments.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating the segment performance.

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, ACCOUNTING FOR COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE (SOP 98-1). This standard requires companies to capitalize qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related documents.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 REPORTING ON THE COSTS OF START-UP ACTIVITIES (SOP 98-5). The standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

    FAIR VALUES OF FINANCIAL INSTRUMENTS

    WORLDxCHANGE believes that the carrying amounts of its cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable approximate their fair market values due to their short-term nature or variable interest rates.

    RECLASSIFICATIONS

    Certain prior period amounts have been reclassified to conform with the current period presentation.

3. ACQUISITIONS

    In December 1998, WORLDxCHANGE completed a business combination with CTS Telecom, Inc. ("CTS") and WORLDxCHANGE Limited ("WxL"), affiliates under common ownership and management control, both of which have been accounted for in a manner similar to a pooling-of-interests. WORLDxCHANGE issued 278,000 shares in connection with the acquisition of WxL. Because of these mergers, the Company has reisssued its financial statements for the three years ended September 30, 1998. The accompanying retroactively pooled consolidated financial statements are derived from the combined historical financial statements of CTS, WxL and WORLDxCHANGE. All significant intercompany accounts and transactions have been eliminated.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

3. ACQUISITIONS (CONTINUED)
    Net revenues and net loss for the three fiscal years preceding the merger by entity are as follows (in thousands):

                                                                          NET      NET INCOME
                                                                        REVENUES     (LOSS)
                                                                       ----------  -----------
1996
  WxC................................................................  $  180,308   $ (15,441)
  CTS Telecom........................................................      15,505      (6,252)
  WxL New Zealand....................................................       4,523         101
  Eliminations.......................................................     (16,475)     --
                                                                       ----------  -----------
  Combined...........................................................  $  183,861   $ (21,592)
                                                                       ----------  -----------
                                                                       ----------  -----------

1997
  WxC................................................................  $  328,517   $ (35,349)
  CTS Telecom........................................................      17,884      (2,184)
  WxL New Zealand....................................................      18,342         455
  Eliminations.......................................................     (33,083)     --
                                                                       ----------  -----------
  Combined...........................................................  $  331,660   $ (37,078)
                                                                       ----------  -----------
                                                                       ----------  -----------

1998
  WxC................................................................  $  394,232   $ (24,932)
  CTS Telecom........................................................      16,343      (2,099)
  WxL New Zealand....................................................      21,204        (422)
  Eliminations.......................................................     (32,912)     --
                                                                       ----------  -----------
  Combined...........................................................  $  398,867   $ (27,453)
                                                                       ----------  -----------
                                                                       ----------  -----------

4.  BALANCE SHEET INFORMATION

    SALE OF ACCOUNTS RECEIVABLE WITH RECOURSE

    WORLDxCHANGE sells certain receivables, subject to full recourse provisions, to Zero Plus Dialing Incorporated (ZPDI), one of WORLDxCHANGE's providers of billing and collection services. At September 30, 1997 and 1998 and June 30, 1999 the outstanding balance of such accounts for which WORLDxCHANGE is contingently liable was approximately $4,374,000 and $4,019,000 and $1,548,000, respectively.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

4. BALANCE SHEET INFORMATION (CONTINUED)

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Equipment and leasehold improvements consist of the following (in thousands):

                                                                                    SEPTEMBER 30,
                                                                                 --------------------
                                                                                   1997       1998
                                                                                 ---------  ---------   JUNE 30,
                                                                                                          1999
                                                                                                       -----------
                                                                                                       (UNAUDITED)
Telecommunications equipment...................................................  $  42,961  $  56,091   $ 106,345
Computer equipment and software................................................      8,293      9,985      13,338
Office furniture, equipment and vehicles.......................................      6,895      9,335       9,622
Leasehold improvements.........................................................        616      1,614       2,750
Equipment in progress..........................................................         78      4,932       4,311
                                                                                 ---------  ---------  -----------
                                                                                    58,843     81,957     136,366
Accumulated depreciation and amortization......................................    (20,406)   (32,260)    (44,211)
                                                                                 ---------  ---------  -----------
                                                                                 $  38,437  $  49,697   $  92,155
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

    OTHER ASSETS

    Other assets consist of the following (in thousands):

                                                                                      SEPTEMBER 30,
                                                                                   --------------------
                                                                                     1997       1998
                                                                                   ---------  ---------   JUNE 30,
                                                                                                            1999
                                                                                                         -----------
                                                                                                         (UNAUDITED)
Deposits.........................................................................  $   1,708  $   3,417   $   3,783
Debt issuance costs, net of accumulated amortization of $97 at September 30, 1998
  and $1,168 at June 30, 1999....................................................     --          3,307       2,086
Other............................................................................      1,865     --          --
                                                                                   ---------  ---------  -----------
                                                                                   $   3,573  $   6,724   $   5,869
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

    ACCRUED LIABILITIES

    Other accrued liabilities consist of the following (in thousands):

                                                                                    SEPTEMBER 30,
                                                                                 --------------------
                                                                                   1997       1998
                                                                                 ---------  ---------   JUNE 30,
                                                                                                          1999
                                                                                                       -----------
                                                                                                       (UNAUDITED)
Accrued excise taxes...........................................................  $   7,107  $   1,766   $   5,170
Accrued commissions............................................................      2,100      2,311       1,526
Accrued compensation and benefits..............................................      3,340      3,384       2,842
Accrued settlements (Note 11)..................................................      4,254      2,059       1,945
Other..........................................................................      4,313      5,857       5,557
                                                                                 ---------  ---------  -----------
                                                                                 $  21,114  $  15,377   $  17,040
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

5.  LONG-TERM DEBT AND SUBORDINATED DEBENTURES

    Long-term debt consists of the following (in thousands):

                                                                                    SEPTEMBER 30,
                                                                                 --------------------
                                                                                   1997       1998
                                                                                 ---------  ---------   JUNE 30,
                                                                                                          1999
                                                                                                       -----------
                                                                                                       (UNAUDITED)
Secured subordinated note with interest payable quarterly at 12.5%, balance due
  November 2000................................................................  $  --      $  55,000   $  45,200
Loan and security agreement payable upon collections of accounts receivable with interest payable monthly at prime rate plus 2.75% (11.25% at September
  30, 1998, and 1997 and 10.5% at June 30, 1999) balance due October 2000......     20,988     21,888      22,378
Note payable due May 2004, with principal and interest payments payable in
  monthly installments of $322,632 at 12%......................................     --         --          14,304
Note payable due March 2004, with principal and interest payments, payable in
  monthly installments of $183,518 at 12%......................................     --         --           7,840
Term loan due October 2000, with principal reductions of $300,000 due monthly and interest payable monthly at prime plus 6.75% (15.25% at September 30,
  1997 and 1998 and 14.50% at June 30, 1999)...................................      5,375      5,125       4,100
Secured subordinated note with interest payable quarterly at 10%, balance due
  November 2000................................................................     --          1,200      --
Secured and unsecured notes, with principal and interest payments payable in quarterly installments, maturing at various dates through June 2000. Interest
  rates ranging from 10% to 14.25%.............................................        407        429         351
                                                                                 ---------  ---------  -----------
                                                                                    26,770     83,642      94,173
Less current portion...........................................................       (760)    (8,355)     (7,752)
                                                                                 ---------  ---------  -----------
                                                                                 $  26,010  $  75,287   $  86,421
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

    In March 1997, WORLDxCHANGE entered into a loan and security arrangement with a financial institution for an initial term of three years wherein WORLDxCHANGE can borrow up to a maximum of $35 million, subject to borrowing base restrictions. The agreement consists of a revolving credit agreement and a term loan. The available borrowing base under the revolving credit agreement is determined as a specified percentage of eligible accounts receivable. The balance outstanding on the revolving credit agreement is reduced by the application of payments received on collections of accounts receivable. As of September 30, 1998 $21,888,000 was outstanding under the revolving credit agreement, which approximates the maximum available based upon the borrowing base restrictions. The financial institution charges interest at prime plus a margin of 2.75% on the revolving credit portion and a margin of 6.75% on the term loan. The loan and security agreement requires compliance with certain restrictive financial, operating and reporting covenants, including a restriction on WORLDxCHANGE's ability to pay dividends to common shareholders.

    As of September 30, 1998 and June 30, 1999, WORLDxCHANGE was in compliance with these covenants, as amended and restructured in order to reflect the debt and equity financings discussed

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

5. LONG-TERM DEBT AND SUBORDINATED DEBENTURES (CONTINUED) below and in Note 8 and the acquisition of two affiliated companies subsequent to year end discussed in Note 3.

    The loan and security arrangement matures in October 2000. Further, WORLDxCHANGE's obligations under this agreement are secured by a first position in substantially all of its assets, excluding equipment where encumbrances already exist.

    From May through August 1998, WORLDxCHANGE issued and sold subordinated promissory notes in the aggregate principal amounts of $55.0 million. These notes bear interest at the rate of 12.5% per annum, provide for quarterly payments of interest only and mature on November 30, 2000. These notes provide the lender the right to require WORLDxCHANGE to use a portion of the net proceeds from any private placement or public offering of WORLDxCHANGE's common stock to repay the notes. As such, the outstanding balance at June 30, 1999 has been reduced to $45,200,000.

    In addition, WORLDxCHANGE also issued a promissory note in August 1998 in the amount of $1.2 million representing accrued interest on the subordinated promissory notes. This note bears interest at the rate of 10.0% per annum, provides for quarterly payments of interest only and matures on November 30, 2000. In accordance with the terms of the note, this balance was repaid out of the proceeds of the private placement equity offerings.

    Subordinated debentures consist of the following (in thousands):

                                                                                     SEPTEMBER 30,
                                                                                  --------------------
                                                                                    1997       1998
                                                                                  ---------  ---------   JUNE 30,
                                                                                                           1999
                                                                                                        -----------
                                                                                                        (UNAUDITED)
10% subordinated debentures maturing between December 31, 1998 and December 31,
  1999..........................................................................  $   1,222  $     807   $     704
15% subordinated debentures maturing between December 31, 1998 and December 31,
  1999..........................................................................      5,570      5,441         478
                                                                                  ---------  ---------  -----------
                                                                                      6,792      6,248       1,182
Less current portion............................................................       (495)    (5,066)     (1,182)
                                                                                  ---------  ---------  -----------
                                                                                  $   6,297  $   1,182   $  --
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

    The subordinated debentures are subordinate to senior debt, as defined, and are redeemable by WORLDxCHANGE at face value plus accrued interest.

    Maturities of long-term debt and subordinated debentures as of September 30, 1998 are as follows (in thousands):

YEAR ENDING SEPTEMBER 30:
-----------------------------------------------------------------------------------
1999...............................................................................  $  13,421
2000...............................................................................     22,617
2001...............................................................................     53,852
                                                                                     ---------
Total..............................................................................  $  89,890
                                                                                     ---------
                                                                                     ---------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

6.  COMMITMENTS AND CONTINGENCIES

    LEASES

    WORLDxCHANGE leases its primary operating facilities under noncancellable operating leases which expire at various dates through March 2015. Certain of these leases contain escalation clauses based on inflation or fixed amounts and the leases generally require WORLDxCHANGE to pay utilities, insurance, taxes and other operating expenses. Rental expense under such leases was $1,581,000, $1,973,000 and $3,129,000 for the years ended September 30, 1996, 1997 and 1998, respectively and $2,842,000 and $3,426,000 for the nine months ended June 30, 1998 and 1999, respectively.

    WORLDxCHANGE leases its switches and certain other telecommunication and computer equipment under capital leases, most of which contain bargain or fair market value purchase options. At September 30, 1997 and 1998 and June 30, 1999, assets acquired under these leases have an original cost of $34,311,000 and $40,099,000 and $41,606,000, respectively, and accumulated amortization of $14,796,000 and $18,515,000 and $21,164,000, respectively. The depreciation of these assets is included with depreciation and amortization expense presented on the consolidated statement of operations.

    Future minimum payments for capital leases and noncancellable operating leases with initial or remaining terms of one year or more as of September 30, 1998 are as follows (in thousands):

                                                                                               CAPITAL    OPERATING
YEAR ENDING SEPTEMBER 30:                                                                      LEASES      LEASES
--------------------------------------------------------------------------------------------  ---------  -----------
1999........................................................................................  $  10,325   $   3,149
2000........................................................................................     10,590       2,909
2001........................................................................................      8,530       2,165
2002........................................................................................      4,970       1,254
2003........................................................................................      2,219         285
Thereafter..................................................................................        134         589
                                                                                              ---------  -----------
Total minimum lease payments................................................................     36,768   $  10,351
                                                                                                         -----------
                                                                                                         -----------
Less amount representing interest...........................................................     (7,073)
                                                                                              ---------
Present value of minimum lease payments.....................................................     29,695
Less current portion........................................................................     (6,851)
                                                                                              ---------
Amounts due after one year..................................................................  $  22,844
                                                                                              ---------
                                                                                              ---------

    COMMITMENTS FOR UNDERSEA CABLE AND LAND-BASED FIBER OPTIC CABLE SYSTEMS

    WORLDxCHANGE has entered into two agreements to increase its ownership of undersea cables. These commitments will continue WORLDxCHANGE's further expansion in international markets, and are expected to require incremental capital expenditures of approximately $18.3 million. The first $10 million installment was paid in December 1998 by WORLDxCHANGE with proceeds received from the private placement equity offerings. On April 1, 1999, the remaining $8.3 million was vendor financed at 12% interest, with monthly principal and interest payments over a five year amortization period.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    WORLDxCHANGE entered into two agreements during the nine month period ended June 30, 1999 to acquire $45.0 million for capacity in land-based fiber optic cable systems. The vendors have agreed to finance 90% of the commitment at 12% interest, with monthly principal and interest payments over a five year amortization period. At June 30, 1999, WORLDxCHANGE has purchased approximately $16.0 million, leaving $29.0 million to be ordered by November 1999.

    EMPLOYMENT AGREEMENT

    Effective January 1, 1997, WORLDxCHANGE entered into an employment agreement with an executive of WORLDxCHANGE whereby if certain transactions which result in a change in ownership of at least 50% of the voting stock of WORLDxCHANGE or a division of WORLDxCHANGE occur, or if WORLDxCHANGE or a division of WORLDxCHANGE is sold, he is to receive additional compensation.

    The compensation will be determined as the lesser of a) five percent of the total consideration received from the sale of the assets; the value of the stock outstanding after the sale of stock; or the value attributable to WORLDxCHANGE in a merger as applicable or b) seven-tenths of one percent of the aggregate monthly revenues of WORLDxCHANGE and WORLDxCHANGE Communications LTD. multiplied by the number of months remaining until December 31, 1999.

7. INCOME TAXES

    Income taxes are provided for in accordance with the provisions of FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, WORLDxCHANGE recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss carryforwards.

    The significant components of WORLDxCHANGE's deferred tax assets and liabilities as of September 30, 1997 and 1998 are shown below (in thousands). At September 30, 1998, a valuation allowance of $27,834,000 has been recorded as realization of such net deferred assets is uncertain:

                                                             SEPTEMBER 30,
                                                          --------------------
                                                            1997       1998
                                                          ---------  ---------
Deferred tax assets:
  U.S. net operating loss carryforward..................  $   6,557  $  16,704
  Foreign net operating loss carryforwards..............      5,845      9,275
  Accrued liabilities and reserves......................      7,926      3,720
  Other.................................................     --            336
                                                          ---------  ---------
                                                          $  20,328  $  30,035
Deferred tax liabilities:
  Depreciation and amortization.........................     (2,281)    (2,145)
  Other.................................................        (91)       (56)
                                                          ---------  ---------
Net deferred tax assets.................................     17,956     27,834
Deferred tax assets valuation allowance.................    (17,956)   (27,834)
                                                          ---------  ---------
                                                          $  --      $  --
                                                          ---------  ---------
                                                          ---------  ---------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

7. INCOME TAXES (CONTINUED)

    At September 30, 1998, WORLDxCHANGE had net operating loss carryforwards available for federal, state and foreign tax purposes of approximately $43,000,000, $29,900,000 and $26,500,000, respectively. The federal tax loss carryforwards will begin expiring in 2007, unless previously utilized. The state tax loss carryforwards will begin expiring in 1999 through 2003, unless previously utilized. The Canadian and Netherlands net operating loss carryforwards in the amounts of $4,700,000 and $700,000, respectively, will begin expiring in 2002. Other foreign loss carryforwards may be carried forward indefinitely. The realization of future domestic benefits from net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code if certain cumulative changes occur in WORLDxCHANGE's ownership.

8. SHAREHOLDERS' DEFICIT

    COMMON STOCK

    In September 1998, WORLDxCHANGE completed a private placement for the issuance of common stock. WORLDxCHANGE agreed to the issuance of 1,659,214 shares of common stock. WORLDxCHANGE issued 788,127 shares of common stock in September 1998 for $10 million. The remaining 871,087 shares of common stock were issued in December 1998 for another $10 million. The Company issued 3 million shares of common stock in March 1999 for proceeds at $30 million. In June 1999, an additional 2,727,270 shares of common stock were issued for $30 million.

    PREFERRED STOCK

    Each share of Series A Cumulative Preferred Stock ("Preferred Stock") is non-voting and is entitled to a $300 per share annual cumulative dividend, payable monthly. Upon liquidation or dissolution of WORLDxCHANGE, each holder of Preferred Stock shall be entitled to receive $500 per share (an aggregate of $11,500 at September 30, 1998) plus any accrued but unpaid dividends.

    STOCK OPTIONS

    WORLDxCHANGE's 1996 Stock Option Plan provides for the granting of stock options to purchase, and the issuance of, up to 3 million shares to employees, non-exempt directors and consultants. Generally, options are granted at prices at least equal to fair value of WORLDxCHANGE's common stock on the date of grant as determined by WORLDxCHANGE's Board of Directors. In addition, certain officers and directors have been granted stock options outside the Plan.

    Pro forma information regarding net loss is required by Statement 123, and has been determined as if WORLDxCHANGE had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the minimum value method and the following weighted average assumptions for fiscal year 1996, 1997 and 1998, respectively: risk free interest rate of 6.15%, 6.20% and 5.25%; expected option life of seven years; and no annual dividends.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

8. SHAREHOLDERS' DEFICIT (CONTINUED)
    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The effects of applying SFAS 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income or loss in future years because they do not take into consideration pro forma compensation expenses related to grants made prior to fiscal 1996. WORLDxCHANGE's pro forma information follows:

                                                1996        1997        1998
                                              ---------  -----------  ---------
                                                       (IN THOUSANDS)
Pro forma net loss..........................  $ (21,611)  $ (37,432)  $ (28,176)
                                              ---------  -----------  ---------
                                              ---------  -----------  ---------
Pro forma basic and diluted net loss per
  share.....................................  $   (0.78)  $   (1.36)  $   (1.02)
                                              ---------  -----------  ---------
                                              ---------  -----------  ---------

    A summary of WORLDxCHANGE's stock option activity, including those issued outside of the plans and related information are as follows:

                                                                                   WEIGHTED-
                                              SHARES     NUMBER                     AVERAGE
                                             AVAILABLE  OF SHARES     PRICE        EXERCISE
                                             FOR GRANT   GRANTED    PER SHARE        PRICE
                                             ---------  ---------  ------------  -------------
Balance as of September 30, 1995...........  1,740,000  1,260,000   $0.42-$0.67    $    0.54
                                             ---------  ---------  ------------       ------
  Grants...................................   (463,200)   463,200   $0.67-$5.00         4.04
  Cancellations............................    100,800   (100,800)  $0.42-$0.67         0.43
                                             ---------  ---------  ------------       ------
Balance as of September 30, 1996...........  1,377,600  1,622,400   $0.42-$5.00    $    1.54
                                             ---------  ---------  ------------       ------
  Grants...................................  (1,977,559) 1,977,559  $4.33-$7.00         4.94
  Exercises................................     --        (90,000)        $0.42         0.42
  Cancellations............................  1,312,525  (1,312,525)  $4.33-$5.00        4.57
                                             ---------  ---------  ------------       ------
Balance as of September 30, 1997...........    712,566  2,197,434   $0.42-$7.00    $    2.84
                                             ---------  ---------  ------------       ------
  Additional shares reserved...............  1,008,166     --           --            --
  Grants...................................  (1,377,453) 1,377,453 $7.00-$10.00         9.67
  Exercises................................     --        (54,425)  $4.33-$5.00         0.72
  Cancellations............................    320,162   (320,162)  $4.33-$5.00         5.49
                                             ---------  ---------  ------------       ------
Balance as of September 30, 1998...........    663,441  3,200,300  $0.42-$10.00    $    5.73
                                             ---------  ---------  ------------       ------
  Grants (unaudited).......................   (858,002)   858,002  $10.00-$11.00       10.10
  Exercises (unaudited)....................     --       (236,199) $0.67-$10.00         5.51
  Cancellations (unaudited)................    362,575   (362,575) $5.00-$10.00         8.91
                                             ---------  ---------  ------------       ------
Balance at June 30, 1999 (unaudited).......    168,014  3,459,528  $0.42-$11.00    $    6.48
                                             ---------  ---------  ------------       ------
                                             ---------  ---------  ------------       ------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

8. SHAREHOLDERS' DEFICIT (CONTINUED)
    The following table summarizes significant ranges of outstanding and exercisable options at June 30, 1999:

                                                  OUTSTANDING OPTIONS           OPTIONS EXERCISABLE
                                            --------------------------------  ------------------------
                                                 WEIGHED         WEIGHTED                  WEIGHTED
                                                 AVERAGE          AVERAGE                   AVERAGE
       RANGE OF EXERCISE                     REMAINING LIFE      EXERCISE                  EXERCISE
            PRICES                SHARES        IN YEARS           PRICE       SHARES        PRICE
-------------------------------  ---------  -----------------  -------------  ---------  -------------
$0.42-$0.67....................    944,075           3.81        $    0.57      944,075    $    0.57
$5.00-$9.00....................    895,293           7.25        $    6.25      490,964    $    5.75
    $10.00.....................  1,535,160           9.24        $   10.00      356,688    $   10.00
    $11.00.....................     85,000           9.93        $   11.00       --        $  --
                                 ---------          -----           ------    ---------       ------
                                 3,459,528           7.26        $    6.48    1,791,727    $    3.87
                                 ---------          -----           ------    ---------       ------
                                 ---------          -----           ------    ---------       ------

    The weighted average fair value at date of grant for options granted during 1996, 1997, 1998 and the nine months ended June 30, 1999 were $0.53, $1.43,
$1.88 and $1.94 per share, respectively.

9. RELATED PARTY TRANSACTIONS

    AFFILIATED LONG DISTANCE COMPANIES

    In fiscal 1996, WORLDxCHANGE began utilizing long distance services from four affiliated companies owned by a relative of WORLDxCHANGE's officers/shareholders.

    Billings by the four affiliates for long distance services provided to WORLDxCHANGE were approximately $4,159,000, $12,607,000 and $5,409,000 for the years ended September 30, 1996, 1997 and 1998, respectively and $3,658,000 and $1,705,000 for the nine months ended June 30, 1998 and 1999, respectively.

    WORLDxCHANGE had accounts payable to the four affiliates of $3,406,000 and $468,000 at September 30, 1997 and 1998 and zero at June 30, 1999, respectively.

    OFFICER/SHAREHOLDER NOTES RECEIVABLE AND ADVANCES

    As of September 30, 1997, WORLDxCHANGE had made advances to its two major shareholders which totaled $966,000 and are included in "receivables from related parties" in the accompanying balance sheet. As of September 30, 1998, the shareholder advances have been repaid to WORLDxCHANGE.

10. SAVINGS PLAN

    On January 1, 1996, WORLDxCHANGE adopted a 401(k) Savings Plan covering substantially all employees that have been employed for at least one year and meet other age and eligibility requirements. Participants may elect to contribute up to six percent of their compensation subject to limitations. WORLDxCHANGE matches 25% of participant contributions. WORLDxCHANGE's matching contribution totaled $30,989, $62,240 and $81,563 during the years ended September 30, 1996,

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

10. SAVINGS PLAN (CONTINUED)
1997 and 1998 respectively and $61,137 and $73,764 for the nine months ended June 30, 1998 and 1999, respectively.

11. LITIGATION AND REGULATION

    WORLDxCHANGE is required under federal law and regulations to file tariffs showing rates, terms and conditions affecting its services. WORLDxCHANGE has filed interstate long distance tariffs with the FCC. The FCC has adopted an order that, with certain exceptions, rescinds the requirement that carriers such as WORLDxCHANGE maintain FCC tariffs and mandates that tariffs be withdrawn. The FCC stayed its order pending judicial review. If tariffs are eliminated, it will probably be necessary for WORLDxCHANGE to secure contractual agreements with its customers providing for many of the terms of its existing tariffs. Absent tariffs and contracts, WORLDxCHANGE believes that disputes could arise concerning the respective rights of WORLDxCHANGE and its customers, which could hinder WORLDxCHANGE's ability to collect its account receivable, increase WORLDxCHANGE's overall bad debt losses and collection expenses, and increase WORLDxCHANGE's exposure to unlimited damage claims. The FCC has not proposed to change its requirements that tariffs for international services be filed, and WORLDxCHANGE continues to file such tariffs.

    The intrastate long distance operations of WORLDxCHANGE are also subject to various state laws. The majority of states require certification or registrations. WORLDxCHANGE has secured the ability to offer intra-state service in forty-one states. Many states require tariff filing as well.

    WORLDxCHANGE has been successful in obtaining all necessary regulatory approvals to date, although revision of tariffs, authorities and approvals are being made on a continuing basis and many such requests are pending at any one time.

    Some states may assess penalties on long distance service providers for traffic sold prior to tariff approval. Such states may require refunds to be made to customers. It is the opinion of management that such penalties and refunds, if any, would not have a material adverse effect on the results of operations, financial position or liquidity of WORLDxCHANGE.

    In May 1997, the California Public Utilities Commission ("CPUC") issued an order, which became effective in October 1997, revoking WORLDxCHANGE's Certificate of Public Convenience and Necessity (the "CPCN") in California and imposing certain other fines and penalties against WORLDxCHANGE based on the CPUC's findings that WORLDxCHANGE violated California laws and regulations requiring WORLDxCHANGE to obtain prior consumer authorization before switching consumers' long distance carriers. As a result of the revocation for WORLDxCHANGE's CPCN, WORLDxCHANGE cannot provide intrastate telecommunication services in California. In addition, WORLDxCHANGE must, among other things, (i) pay a $19.6 million fine to the state of California, $2 million of which has been paid with the balance suspended so long as WORLDxCHANGE is not found to have committed any future violations of California law or CPUC directives; (ii) reimburse the CPUC for $100,000 in prosecution costs which has also been paid; and (iii) pay approximately $1.9 million in reparations to consumers, of which $927,200 remains payable at July 31, 1999.

    WORLDxCHANGE may apply to the CPUC for reinstatement of the CPCN after October 22, 2000, although there can be no assurance that such reinstatement would be granted.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

11. LITIGATION AND REGULATION (CONTINUED)
    Under the CPUC's order, the suspension of WORLDxCHANGE's CPCN and the other sanctions and fines imposed on WORLDxCHANGE are binding on any successor of WORLDxCHANGE. The reparations noted above have been accrued by WORLDxCHANGE and is included in other accrued liabilities in WORLDxCHANGE's balance sheet as of September 30, 1998.

    In addition, WORLDxCHANGE is subject to certain legal, regulatory and administrative proceedings, claims and inquiries arising in the ordinary course of business, some of which involve claims for substantial amounts of damages. The ultimate outcome of such proceedings, claims or inquiries cannot be predicted at this time. It is management's opinion, after consultation with its legal counsel, that any such liability or possible restrictions placed on WORLDxCHANGE's operations resulting from the ultimate resolution of such proceedings, claims, and inquiries, beyond that provided, would not have a material affect on WORLDxCHANGE's financial position or WORLDxCHANGE's future results of operations or cash flows.

12. SEGMENT INFORMATION

    In 1999, WORLDxCHANGE adopted FAS 131. The prior year's segment information has been restated to present three reportable operating segments. WORLDxCHANGE's segments are organized on the basis of geographic location and include North America, Pacific Rim and Europe. None of WORLDxCHANGE's operating segments have been aggregated.

    WORLDxCHANGE evaluates performance and allocates resources based on profit or loss from operations before interest expense, other income (loss) and minority interest. The accounting policies of the reportable segments are the same as those described in the basis of presentation and summary of significant accounting policies. Intersegment sales and transfers between geographic regions are accounted for at prices that approximate arm's length transactions. No single customer accounted for 10% or more of revenues in fiscal 1998, 1997 or 1996, or for the nine months ended June 30, 1998 or 1999.

    WORLDxCHANGE's regional segments earn revenue from direct-dial long distance services as well as operator, debit/calling card, toll free, private line and other enhanced services to residential customers, other telecommunications carriers, and small to medium-sized businesses. Each of WORLDxCHANGE's reportable regions represents a strategic business segment that functions in an environment with common economic characteristics determined based on historical and expected future performance.

    The Company markets its products domestically and internationally, with its principal international markets being Australia and Europe. The tables below contain information about the geographical areas in which the Company operates and represent information utilized by management to evaluate its operating segments. Revenues are attributed to countries based on location in which the sale originated. Long-lived assets are based on the country of domicile.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)

                                                       NORTH          PACIFIC
                                                      AMERICA           RIM           EUROPE          TOTALS
                                                   --------------  -------------  --------------  --------------
June 30, 1999, and for the nine months then ended
  (in thousands)
  Sales to unaffiliated customers................  $      238,013  $      42,975  $       23,336  $      304,324
  Intersegment revenues..........................          35,551          9,953           4,987          50,491
                                                   --------------  -------------  --------------  --------------
  Segment revenues...............................         273,564         52,928          28,323         354,815
  Depreciation and amortization..................           9,823          1,298           1,273          12,394
  Segment operating profit (loss)................         (22,405)        (3,785)         (8,910)        (35,100)
  Segment assets.................................         364,006         24,183          55,657         443,846
  Expenditures for long-lived assets.............          15,765          1,742           7,618          25,125

Reconciliations:

  NET LOSS
  Total operating profit or loss for reportable
    segments.....................................                                 $      (35,100)
  Interest expense...............................                                         12,448
  Other income & expense.........................                                            222
  Minority interest..............................                                          1,782
                                                                                  --------------
    Total consolidated net loss..................                                 $      (45,988)
                                                                                  --------------
                                                                                  --------------

  ASSETS
  Total assets for reportable segments...........                                 $      443,846
  Elimination of intercompany receivables........                                       (244,177)
                                                                                  --------------
    Total consolidated assets....................                                 $      199,669
                                                                                  --------------
                                                                                  --------------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)

                                                       NORTH          PACIFIC
                                                      AMERICA           RIM           EUROPE          TOTALS
                                                   --------------  -------------  --------------  --------------
June 30, 1998, and for the nine months then ended
  (in thousands)
  Sales to unaffiliated customers................  $      244,902  $      43,540  $       12,599  $      301,041
  Intersegment revenues..........................          32,618         16,164           9,522          58,304
                                                   --------------  -------------  --------------  --------------
  Segment revenues...............................         277,520         59,704          22,121         359,345
  Depreciation and amortization..................           7,093          1,111             679           8,883
  Segment operating profit (loss)................           8,688         (2,109)         (2,529)          4,050
  Segment assets.................................         159,603         23,425          18,771         201,799
  Expenditures for long-lived assets.............           4,142             --              --           4,142

Reconciliations:

  NET LOSS
  Total operating profit or loss for reportable
    segments.....................................                                 $        4,050
  Interest expense...............................                                          8,600
  Other income & expense.........................                                            263
  Minority interest..............................                                          1,112
  Eliminations of operating income...............                                           (338)
                                                                                  --------------
    Total consolidated net loss..................                                 $       (4,039)
                                                                                  --------------
                                                                                  --------------

  ASSETS
  Total assets for reportable segments...........                                 $      201,799
  Elimination of intercompany receivables........                                        (99,504)
                                                                                  --------------
    Total consolidated assets....................                                 $      102,295
                                                                                  --------------
                                                                                  --------------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)

                                           NORTH      PACIFIC
                                          AMERICA       RIM         EUROPE       TOTALS
                                        -----------  ----------  ------------  -----------
September 30, 1998, and for the twelve
  months then ended (in thousands)
  Sales to unaffiliated customers.....  $   321,763  $   58,382  $     18,722  $   398,867
  Intersegment revenues...............       44,650      22,605         7,576       74,831
                                        -----------  ----------  ------------  -----------
  Segment revenues....................      366,413      80,987        26,298      473,698
  Depreciation and amortization.......        9,988       1,484           860       12,332
  Segment operating profit (loss).....       (5,547)     (3,041)       (7,086)     (15,674)
  Segment assets......................      176,678      19,883        28,705      225,266
  Expenditures for long-lived
    assets............................       11,790         200            --       11,990
Reconciliations:
  NET LOSS
  Total operating profit or loss for
    reportable segments...............                           $    (15,674)
  Interest expense....................                                 11,947
  Other income & expense..............                                  1,378
  Minority interest...................                                  1,546
                                                                 ------------
    Total consolidated net loss.......                           $    (27,453)
                                                                 ------------
                                                                 ------------
  ASSETS
  Total assets for reportable
    segments..........................                           $    225,266
  Elimination of intercompany
    receivables.......................                               (105,137)
                                                                 ------------
    Total consolidated assets.........                           $    120,129
                                                                 ------------
                                                                 ------------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR
           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)

                                                       NORTH          PACIFIC
                                                      AMERICA           RIM           EUROPE          TOTALS
                                                   --------------  -------------  --------------  --------------
September 30, 1997, and for the twelve months
  then ended (in thousands)
  Sales to unaffiliated customers................  $      291,633  $      24,437  $       15,590  $      331,660
  Intersegment revenues..........................          39,326         19,333           2,712          61,371
                                                   --------------  -------------  --------------  --------------
  Segment revenues...............................         330,959         43,770          18,302         393,031
  Depreciation and amortization..................           7,474            548             655           8,677
  Segment operating profit (loss)................         (23,439)         2,433          (4,497)        (25,503)
  Other significant noncash item:
    Write down of impaired long-lived assets.....             659       --              --                   659
  Segment assets.................................         136,355         17,796          17,583         171,734
  Expenditures for long-lived assets.............           8,691          2,180        --                10,871
Reconciliations:
  NET LOSS
  Total operating profit or loss for reportable
    segments.....................................                                 $      (25,503)
  Interest expense...............................                                          8,682
  Other income & expense.........................                                          3,366
  Minority interest..............................                                            473
                                                                                  --------------
    Total consolidated net loss..................                                 $      (37,078)
                                                                                  --------------
                                                                                  --------------
  ASSETS
  Total assets for reportable segments...........                                 $      171,734
  Elimination of intercompany receivables........                                        (67,989)
                                                                                  --------------
    Total consolidated assets....................                                 $      103,745
                                                                                  --------------
                                                                                  --------------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)

                                                       NORTH          PACIFIC
                                                      AMERICA           RIM           EUROPE          TOTALS
                                                   --------------  -------------  --------------  --------------
September 30, 1996, and for the twelve months
  then ended (in thousands):
  Sales to unaffiliated customers................  $      171,446  $       7,455  $        4,960  $      183,861
  Intersegment revenues..........................          19,561          4,845             329          24,735
                                                   --------------  -------------  --------------  --------------
  Segment revenues...............................         191,007         12,300           5,289         208,596
  Depreciation and amortization..................           6,122            373             497           6,992
  Segment operating profit (loss)................          (9,745)        (2,328)         (3,426)        (15,499)
  Other significant noncash item:
    Write down of impaired long-lived assets.....           1,430             --              --           1,430
  Segment assets.................................          83,938          5,423           4,621          93,982
  Expenditures for long-lived assets.............           3,124             --              --           3,124

Reconciliations:
  NET LOSS
  Total operating profit or loss for reportable
    segments.....................................                                 $      (15,499)
  Interest expense...............................                                          5,762
  Other income & expense.........................                                            568
  Minority interest..............................                                            237
                                                                                  --------------
    Total consolidated net loss..................                                 $      (21,592)
                                                                                  --------------
                                                                                  --------------

  ASSETS
  Total assets for reportable segments...........                                 $       93,982
  Elimination of intercompany receivables........                                        (31,217)
                                                                                  --------------
    Total consolidated assets....................                                 $       62,765
                                                                                  --------------
                                                                                  --------------

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

12. SEGMENT INFORMATION (CONTINUED)
    The following table summarizes revenue by region and by type of customer for the years ended September 30, 1996, 1997 and 1998, and for the nine months ended June 30, 1998 and 1999:

                                                                                                     NINE MONTHS ENDED
                                                                      YEAR ENDED SEPTEMBER 30,            JUNE 30,
                                                                   -------------------------------  --------------------
                                                                     1996       1997       1998       1998       1999
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                       (IN MILLIONS)
REVENUE BY REGIONS:
United States....................................................  $   169.5  $   287.4  $   318.1  $   242.1  $   233.5
North America (other)............................................        1.9        4.3        3.7        2.8        4.5
                                                                   ---------  ---------  ---------  ---------  ---------
North America total..............................................      171.4      291.7      321.8      244.9      238.0
Pacific Rim......................................................        7.5       24.4       58.4       43.5       43.0
Europe...........................................................        5.0       15.6       18.7       12.6       23.3
                                                                   ---------  ---------  ---------  ---------  ---------
  Total..........................................................  $   183.9  $   331.7  $   398.9  $   301.0  $   304.3
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

REVENUE BY CUSTOMERS:
Carrier..........................................................  $    90.2  $   163.3  $   166.1  $   120.4  $   138.1
Residential......................................................       52.9      116.9      161.1      124.6      125.5
Operator Services................................................       24.5       28.7       41.1       33.0       17.7
Commercial.......................................................       16.3       22.8       30.6       23.0       23.0
                                                                   ---------  ---------  ---------  ---------  ---------
  Total..........................................................  $   183.9  $   331.7  $   398.9  $   301.0  $   304.3
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

13. SUBSEQUENT EVENTS (UNAUDITED)

    By August 4, 1999, WORLDxCHANGE repaid all amounts outstanding relating to the 10% and 15% subordinated debentures.

    In August 1999, WORLDxCHANGE agreed to issue 1,554,763 shares of its common stock in exchange for minority interests held in certain of its subsidiaries. WORLDxCHANGE will account for the acquisition as a purchase, with a deemed value of approximately $17 million, and as such will record an intangible asset of approximately $11.6 million, representing the excess value of the stock issued over the minority interest recorded in the financial statements. WORLDxCHANGE will amortize the intangible asset over its estimated useful life of 20 years.

    In August 1999, WORLDxCHANGE's shareholders approved the restatement of WORLDxCHANGE's articles of incorporation to increase the authorized common stock to 100,000,000 shares and the authorized preferred stock to 10,000,000 shares. The unissued preferred stock is "blank check preferred" which can be created and issued by the board of directors without shareholder approval, with rights senior to those of common stock.

    On August 16, 1999, WORLDxCHANGE entered into an agreement to issue 30,000 shares of Series A Convertible Preferred Stock for $30,000,000. The holders of the Series A Convertible Preferred Stock are entitled to receive an annual 4 percent cumulative cash dividend of $40 per share.

                          WORLDxCHANGE COMMUNICATIONS

 (INFORMATION SUBSEQUENT TO SEPTEMBER 30, 1998 AND PERTAINING TO JUNE 30, 1999
                                    AND FOR

           THE NINE MONTHS ENDED JUNE 30, 1998 AND 1999 IS UNAUDITED)

13. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
The holders of the Series A Convertible Preferred Stock are entitled to certain antidilution rights and have liquidation rights senior to those of common shareholders.

    Each share of Series A Convertible Preferred Stock is convertible into
90.9091 shares of common stock. The stock is convertible at the option of the holder six months after issuance provided WORLDxCHANGE has not completed a public offering and no such offering is pending. The stock is automatically convertible: (i) six months from a completed registered public offering, provided there has been no other registered public offering during the course of the six months and no registered public offering is pending, or (ii) in the event there is no registered public offering, two years from the date of issuance, provided there is no registered public offering pending.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "WORLDxCHANGE," "we," "us" and "our" refer to Communication TeleSystems International, which operates under the name "WORLDxCHANGE Communications", and its subsidiaries, unless the context indicates otherwise.

    Until             , 1999, which is 25 days after the commencement of the
offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                         SHARES

                                     [LOGO]

                                  WORLDxCHANGE
                                 COMMUNICATIONS

                                  COMMON STOCK

                                  ------------

                                   PROSPECTUS

                                         , 1999

                                ---------------

                       GERARD KLAUER MATTISON & CO., INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee.

SEC Registration fee............................................  $  22,796
NASD fee........................................................  $   8,700
Nasdaq National Market listing fee..............................  $  95,000
Printing and engraving expenses.................................  $ 250,000
Legal fees and expenses.........................................  $ 650,000
Accounting fees and expenses....................................  $ 350,000
Blue sky fees and expenses......................................  $  15,000
Transfer agent fees.............................................  $   5,000
Miscellaneous fees and expenses.................................  $  78,344
                                                                  ---------
  Total.........................................................  $1,474,840
                                                                  ---------
                                                                  ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the California General Corporation Law (the "CGCL") provides for the indemnification of directors, officers and "agents" (as defined in Section 317 of the CGCL) under certain circumstances. Subject to certain limitations, Section 204(a)(11) of the CGCL permits corporations incorporated in California to provide for indemnification of directors, officers and agents for breach of their duty to the corporation and its shareholders in excess of that expressly permitted by Section 317 of the CGCL. Under our articles of incorporation and bylaws, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was one of our officers, directors or agents, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with such proceeding if the person acted in good faith, reasonably believing the acts to be in our best interest and having no reason to believe the conduct to be unlawful.

    We have entered into indemnification agreements with our directors and officers. These agreements provide for the indemnification by us of our officers and directors against all costs and expenses, judgments and fines and other amounts actually and reasonably incurred in connection with proceedings in which our officers or directors are or become involved as a party or otherwise by any of their actions or inactions while acting as a director or officer, all to the full extent permitted by federal and California law. The agreements also require us to advance to indemnified officers and directors, prior to the final disposition of any proceedings for which our officers and directors are entitled to indemnification and promptly upon our receipt of supporting documentation therefor, expenses relating to such proceedings. We are also required under the agreements to obtain and maintain in full force and effect directors' and officers' liability insurance in reasonable amounts from reputable insurers.
Section 317 of the CGCL permits us to obtain such insurance, and we intend to do so.

    The above discussion of our articles of incorporation, bylaws and indemnification agreements and of Sections 204(a)(11) and 317 of the CGCL is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws, indemnification agreements and statutes.

    In addition, the Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    We have issued and sold the following unregistered securities during the last three years:

    - In November 1996, we issued 30,000 shares of our common stock, and in July 1998, we issued 6,000 shares of our common stock, to a former employee in connection with the exercise of options issued by us to the former employee outside of our 1996 Stock Option/Stock Issuance Plan. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - From December 1996, the date of the first issuance of options under our 1996 Stock Option Plan, through August 16, 1999, we granted stock options to purchase an aggregate of 3,336,030 shares of common stock, with exercise prices ranging from $5.00 to $11.00 per share, to employees, consultants and directors pursuant to our 1996 Stock Option/Stock Issuance Plan. Of these options, options to purchase an aggregate of 222,799 shares of common stock have been exercised, options to purchase an aggregate of 710,305 shares have vested and are outstanding, options to purchase an aggregate of 665,105 shares of common stock have been cancelled and options to purchase 1,737,821 shares of common stock have not yet vested and remain outstanding. The grants of the above options were exempt from registration in reliance on Section 2(3) of the Securities Act as transactions by an issuer not involving the sale of a security. The issuances of the shares of our common stock pursuant to the exercise of our options were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - In January 1997, we issued an option to purchase 250,020 shares of common stock at an exercise price of $5.00 per share to one employee. This option was issued outside of the 1996 Stock Option Plan. The issuance of this option was exempt from registration under the Securities Act in reliance upon Section 2(3) of the Securities Act.

    - On September 30, 1998, we issued 788,127 shares of common stock to Gold & Appel Transfer, S.A., for $10,000,000 pursuant to a Stock Purchase Agreement, dated September 30, 1998 by and among WORLDxCHANGE, Gold & Appel, Roger Abbott, Rosalind Abbott and Edward Soren. Effective December 22, 1998, we issued an additional 871,087 shares of our common stock to Gold & Appel for $10,000,000. As an inducement to Gold & Appel to complete the acquisition of the additional 871,087 shares prior to the scheduled closing of the acquisition, we issued Gold & Appel a warrant to purchase up to an additional 20,000 shares of common stock at an exercise price of $12.05 per share. The issuances of the common stock and the warrant to Gold & Appel were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - In January 1999, we issued 13,825 shares of our common stock to one of our employees in connection with the exercise of options issued by us to the employee outside of our 1996 Stock Option/Stock Issuance Plan. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - On February 1, 1999, we issued an aggregate of 278,000 shares of common stock to five current or former employees, pursuant to the acquisition by WxL New Zealand-International, Inc. (our wholly-owned subsidiary) of all of the outstanding equity interests in WORLDxCHANGE Limited, a New Zealand corporation. These issuances of common stock were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - On March 22, 1999, we issued 3,000,000 shares of common stock to Atocha, L.P. for $30,000,000 pursuant to a Stock Purchase Agreement dated February 3, 1999 between WORLDxCHANGE and Atocha. The issuance of common stock to Atocha was exempt from registration under the Securities Act pursuant to
      Section 4(2) thereunder.

    - On June 25, 1999, we issued 2,727,270 shares of common stock to Gold & Appel for $30,000,000 pursuant to a Stock Purchase Agreement dated May 10, 1999 between WORLDxCHANGE and Gold & Appel. The issuance of common stock to Gold & Appel was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - On August 10, 1999, we entered into a Subscription Agreement with Richard
      A. D. Vincent, a former executive officer of our Australian operating subsidiary, under which we issued 104,763 shares of our common stock to Mr. Vincent in exchange for 1,000,000 shares of the common stock of our subsidiary,WxL International-Australia, Inc. Our issuance of these shares to Mr. Vincent was exempt from registration under Section 4(2) of the Securities Act.

    - On August 16, 1999, we entered into an agreement to issue 30,000 shares of Series A Convertible Preferred Stock to Gold & Appel for $30,000,000. The issuance of these shares to Gold & Appel will be exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

    - On August 24, 1999, we entered into a Stock Purchase Agreement with The TVG Asian Communications Fund, under which we have agreed to issue a total of 1,450,000 shares of our common stock to The TVG Asian Communications Fund in exchange for the 40% interest in our Australian operating subsidiary, WORLDxCHANGE Pty. Ltd., held by The TVG Asian Communications Fund. Under the agreement, we and The TVG Asian Communications Fund are obligated to close this transaction upon the receipt of required regulatory approval in Australia. Our issuance of shares to The TVG Asian Communications Fund will be exempt from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  EXHIBITS

    The following Exhibits are attached hereto and incorporated herein by reference.

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------

  1.1  Underwriting Agreement, dated             , by and among Communication
       TeleSystems International and Gerard Klauer Mattison & Co., Inc.*

  2.1  Stock Purchase Agreement, dated August 24, 1999, among WORLDxCHANGE
       B.V.B.A., The TVG Asian Communications Fund, Communication TeleSystems
       International, WORLDxCHANGE Pty. Ltd., Warna Gerakan Sdn Bhd and the other parties named therein

  2.2  Stock Purchase Agreement, dated November 30, 1998, among CTS Telcom
       Holdings, Inc., CTS Telcom, Inc., Rosalind R. Abbott and Edward S. Soren

  2.3  Stock Purchase Agreement, dated December 31, 1998, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications, WxL
       International-New Zealand, Inc., WORLDxCHANGE Limited, Roger B. Abbott,
       Rosalind R. Abbott, Edward S. Soren, Eric G. Lipoff and Richard Vincent.

  3.1  Amended and Restated Articles of Incorporation of Communication
       TeleSystems International

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
  3.2  Certificate of Determination of Preferences of Series A Convertible Stock

  3.3  Amended and Restated Bylaws of Communication TeleSystems International

  4.1  Specimen Common Stock Certificate*

  5.1  Opinion of O'Melveny & Myers LLP*

  9.1  Voting Trust Agreement, dated March 1, 1998, by and between Edward S.
       Soren and Roger B. Abbott

 10.1  Stock Purchase Agreement, dated September 29, 1998, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications, Gold & Appel
       Transfer S.A., Roger B. Abbott, Rosalind Abbott and Edward S. Soren.

 10.2  Stock Purchase Agreement, dated September 29, 1998, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications, Atocha L.P.,
       Roger B. Abbott, Rosalind Abbott and Edward S. Soren.

 10.3  Registration Rights Agreement, dated September 29, 1998, among
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications,
       Gold & Appel Transfer S.A. and Atocha L.P.

 10.4  Stock Purchase Agreement, dated February 3, 1999, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications and Atocha
       L.P.

 10.5  Registration Rights Agreement, dated February 3, 1999, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications and Atocha
       L.P.

 10.6  Stock Purchase Agreement, dated May 10, 1999, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications and Gold &
       Appel Transfer S.A.

 10.7  Registration Rights Agreement, dated May 10, 1999, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications and Gold &
       Appel Transfer S.A.

 10.8  Subordinated Promissory Note, dated August 25, 1998, made by Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications in favor of Gerard Klauer Mattison & Co., Inc. in the principal amount of $20,000,000.

 10.9  Subordinated Promissory Note, dated August 25, 1998, made by Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications in favor of Gerard Klauer Mattison & Co., Inc. in the principal amount of $20,000,000.

 10.10 Subordinated Promissory Note, dated August 25, 1998, made by Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications in favor of Gerard Klauer Mattison & Co., Inc. in the principal amount of $15,000,000.

 10.11 Subordinated Promissory Note, dated August 25, 1998, made by Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications in favor of Tel-Save Holdings, Inc. in the principal amount of $1,200,000.

 10.12 Agreement, dated March 15, 1999, among Communication TeleSystems
       International d/b/a WORLDxCHANGE Communications, Tel-Save.com, Inc.,
       Tel-Save, Inc., Mark Pavol, as Trustee of that certain D&K Grantor
       Retained Annuity Trust dated June 15, 1998, Roger B. Abbott and Rosalind
       Abbott, and Edward Soren

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
 10.13 Agreement, dated June 28, 1999, among Communication TeleSystems
       International d/b/a WORLDxCHANGE Communications, Mark Pavol, as Trustee of
       that certain D&K Grantor Retained Annuity Trust dated June 15, 1998, Roger
       B. Abbott and Rosalind Abbott, and Edward Soren

 10.14 Security Agreement, dated August 25, 1998, between Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications and Gerard
       Klauer Mattison & Co., Inc.

 10.15 Assignment made by Gerard Klauer Mattison & Co., Inc. in favor of Tel-Save
       Holdings, Inc.

 10.16 Loan and Security Agreement, dated March 11, 1997, among Communication
       TeleSystems International d/b/a WORLDxCHANGE Communications, WXL
       Communications, Ltd., CTS Telcom, Inc. and Foothill Capital Corporation.

 10.16.1 Amendment Number One, dated December 31, 1997, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WXL Communications, Ltd., CTS Telcom, Inc. and Foothill
       Capital Corporation

 10.16.2 Amendment Number Two, dated February 20, 1998, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WXL Communications, Ltd., CTS Telcom, Inc. and Foothill
       Capital Corporation

 10.16.3 Amendment Number Three, dated April 27, 1998, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WXL Communications, Ltd., CTS Telcom, Inc. and Foothill
       Capital Corporation

 10.16.4 Amendment Number Four, dated August 25, 1998, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WXL Communications, Ltd., CTS Telcom, Inc. and Foothill
       Capital Corporation

 10.16.5 Amendment Number Five, dated December 29, 1998, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WXL Communications, Ltd., CTS Telcom, Inc. and Foothill
       Capital Corporation

 10.16.6 Amendment Number Six, dated March 15, 1999, to Loan and Security Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WorldxChange Communications, Inc., CTS Telcom Holdings,
       Inc., CTS Telcom, Inc. and Foothill Capital Corporation

 10.16.7 Amendment Number Seven, dated June 16, 1999, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WorldxChange Communications, Inc., CTS Telcom Holdings,
       Inc., CTS Telcom, Inc. and Foothill Capital Corporation

 10.16.8 Amendment Number Eight, dated August 24, 1999, to Loan and Security
       Agreement among Communication TeleSystems International d/b/a WORLDxCHANGE
       Communications, WorldxChange Communications, Inc., CTS Telcom Holdings,
       Inc., CTS Telcom, Inc. and Foothill Capital Corporation

 10.17 TPC-5 Cable Network Construction and Maintenance Agreement, dated October
       29, 1992, among the Parties listed on Schedule A thereto, as amended

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
 10.17.1 TPC-5 Cable Network Amendatory Agreement No. 1, dated May 16, 1995, to the
       Construction and Maintenance Agreement, dated October 29, 1992, among CTS and the other Parties listed on Schedule A thereto

 10.18 Tasman 2 Cable System Indefeasible Right of Use Agreement, dated April 1,
       1997, between WORLDxCHANGE (New Zealand) Limited and WorldxChange Pty Ltd.

 10.19 Tasman 2 Cable System Construction and Maintenance Agreement Revision No.
       1, dated December 5, 1990, among the Parties identified in Schedule A thereto

 10.19.1 Sixth Supplementary Agreement, dated December 3, 1996, to the Tasman 2
       Cable System Construction and Maintenance Agreement Revision No. 1, dated
       December 5, 1990, among the Parties identified in Schedule A thereto

 10.20 PacRimEast Cable System Construction and Maintenance Agreement, dated
       December 5, 1990, as amended, among Communication TeleSystems
       International d/b/a WORLDxCHANGE Communications and the other Parties identified on Schedule A attached thereto

 10.20.1 Third Supplementary Agreement, dated October 31, 1995, to the PacRimEast
       Cable System Construction and Maintenance Agreement, dated December 5,
       1990, as amended by the First Supplementary Agreement, dated October 8,
       1992 and the Second Supplementary Agreement, dated October 19, 1993, among
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications and the other Parties identified on Schedule A attached thereto

 10.21 Indefeasible Right of Use Agreement and Financing Agreement, dated October
       5, 1998 between Teleglobe USA Inc. and Communication TeleSystems
       International d/b/a WORLDxCHANGE Communications

 10.21.1 Side Letter, dated October 12, 1998, between Communication TeleSystems
       International
       d/b/a WORLDxCHANGE Communications and Teleglobe USA, Inc., regarding the
       Indefeasible Right of Use Agreement and Financing Agreement, dated October
       5, 1998

 10.22 Southern Cross Cable Network Capacity Use Agreement, dated May 1998 between Southern Cross Cables Limited and Communication TeleSystems
       International d/b/a WORLDxCHANGE Communications

 10.23 Taino-Carib Cable System Indefeasible Right of User Agreement, dated
       October 26, 1995, among AT&T Corp., Transoceanic Communications,
       Incorporated and Communication TeleSystems International d/b/a
       WORLDxCHANGE Communications

 10.24 HAW-5 Cable System Indefeasible Right of User Agreement, dated March 9,
       1995, between AT&T Corp. and Communication TeleSystems International d/b/a
       WORLDxCHANGE Communications

 10.25 Warrant to Purchase Common Stock, dated December 31, 1998, by and between
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications and Gold & Appel Transfer S.A.

 10.26 Capacity Lease and IRU Agreement, dated February 11, 1999, by and between
       Level 3 Communications, LLC, a Delaware limited liability company, and
       Communication Telesystems International, d/b/a WORLDxCHANGE Communications
       (1)

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
 10.27 Capacity Lease Agreement, dated March 26, 1999, by and between
       Communication Telesystems International d/b/a WORLDxCHANGE Communications
       and Worldcom Network Services, Inc.(1)

 10.28 Termination and Severance Agreement, dated July 24, 1998, between
       Communication Telesystems International d/b/a WORLDxCHANGE Communications and Holly Mead

 10.29 Termination and Severance Agreement, dated May 11, 1999, by and between
       Communication Telesystems International d/b/a WORLDxCHANGE Communications and Ralph Brandifino

 10.30 Letter Agreement, dated April 7, 1999, by and among Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Siemens
       Information and Communications Networks, Inc.

 10.31 Registration Rights Agreement, dated July 29, 1999, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Rosalind and Roger Abbott

 10.32 Form of Indemnification Agreement, dated July 29, 1999, between
       Communication Telesystems International d/b/a WORLDxCHANGE Communications and each of the individuals identified on Schedule A thereto

 10.33 Communication TeleSystems International 1999 Stock Option / Stock Issuance
       Plan

 10.34 Communication TeleSystems International 1996 Stock Option / Stock Issuance
       Plan

 10.35 Employment Agreement, dated August 1, 1999, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Roger B.
       Abbott

 10.36 Employment Agreement, dated April 23, 1998, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Chris
       Bantoft

 10.37 Employment Agreement, dated December 16, 1993, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Edward S.
       Soren

 10.38 Amended and Restated Employment Agreement, dated June 1, 1999, between
       Communication Telesystems International d/b/a WORLDxCHANGE Communications and Patrick Aelvoet

 10.39 Employment Agreement, dated November 10, 1995, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Barbara H.
       Jamaleddin

 10.40 Employment Agreement, dated October 1, 1996, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and Eric G.
       Lipoff

 10.41 Employment Agreement, dated April 28, 1999, between Communication
       Telesystems International d/b/a WORLDxCHANGE Communications and William
       Moskowitz

 10.42 Lease Agreement, dated October 4, 1993, between Telecommunications Finance
       Group and Communication Telesystems International d/b/a WORLDxCHANGE
       Communications

 10.43 Lease Agreement, dated June 2, 1992, between Telecommunications Finance
       Group and Communication Telesystems International d/b/a WORLDxCHANGE
       Communications

 10.44 Lease Agreement, dated February 23, 1993, between Telecommunications
       Finance Group and Communication Telesystems International d/b/a
       WORLDxCHANGE Communications

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
 10.45 Lease Agreement, dated February 20, 1995, between Telecommunications
       Finance Group and Communication Telesystems International d/b/a
       WORLDxCHANGE Communications

 10.46 Lease Agreement, dated March 8, 1995, between Telecommunications Finance
       Group and Communication Telesystems International d/b/a WORLDxCHANGE
       Communications

 10.47 Lease relating to 611 Wilshire Boulevard, Suite 601, Los Angeles,
       California, 90017, dated September 17, 1997, between Downtown Properties,
       L.L.C. and Communication Telesystems International d/b/a WORLDxCHANGE
       Communications

 10.48 Lease relating to Levels 3 and 4, 1 Elizabeth Place, North Sydney,
       Australia, dated July 14, 1997, between Nesova Pty. Limited and
       WORLDxCHANGE Pty. Limited

 10.49 Univision Center Office Lease Agreement relating to 2323 Bryan Street,
       15th Floor, Dallas, Texas 75201, dated May 30, 1998, between Beverly Hills
       Center LLC and Communication Telesystems International d/b/a WORLDxCHANGE
       Communications

 10.50 Agreement of Lease relating to 60 Hudson Street, 15th Floor, New York, New
       York, dated January 1995, between Hudson Telegraph Associates and
       Communication Telesystems International d/b/a WORLDxCHANGE Communications

 10.51 Underlease relating to Suite 9.02 Exchange Tower, One Harbor Exchange
       Square, London E14 9GB, dated December 12, 1994, by and between Globe
       Trust Limited and WORLDxCHANGE Communications Limited

 10.51.1 Deed of Variation, relating to Suite 9.02 Exchange Tower, One Harbor
       Exchange Square, London E14 9GB, dated June 23, 1997, between Dockways
       Limited and WORLDxCHANGE Communications Limited

 10.52 Sub-Underlease, relating to Suite 9.03 Exchange Tower, One Harbor Exchange
       Square, London E14 9GB, dated June 23, 1997, between Dockways Limited and
       WORLDxCHANGE Communications Limited

 10.53 Lease relating to 9775 Business Park, San Diego, California, dated June
       23, 1997, between Burnham Pacific Properties, Inc. and Communication
       Telesystems International d/b/a WORLDxCHANGE Communications

 10.54 Lease relating to 9999 Willow Creek Road, San Diego, California, dated
       June 1, 1997, between Currie/Samuelson Development Group LP and
       Communication TeleSystems, International d/b/a WORLDxCHANGE Communications

 10.55 Registration Rights Agreement, dated August 24, 1999, between
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications and the TVG Asian Communications Fund

 10.56 Warrant to Purchase Common Stock, dated             , 1999, by and between
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications
       and Gerard Klauer Mattison & Co., Inc.*

 10.57 Registration Rights Agreement, dated August   , 1999, between
       Communication TeleSystems International d/b/a WORLDxCHANGE Communications
       and Gerard Klauer Mattison & Co., Inc.*

 10.58 Stock Purchase Agreement, dated August 16, 1999, between Communications
       TeleSystems International d/b/a WORLDxCHANGE Communications and Gold &
       Appel Transfer S.A.

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
 10.59 Registration Rights Agreement, dated August 16, 1999, between
       Communications TeleSystems International d/b/a WORLDxCHANGE Communications
       and Gold & Appel Transfer S.A.

 10.60 Voting Agreement, dated August 16, 1999, between Communications
       TeleSystems International d/b/a WORLDxCHANGE Communications and Gold &
       Appel Transfer S.A.

 21.1  Subsidiaries of the Company.

 23.1  Consent of O'Melveny & Myers LLP (contained in Exhibit 5.1)*

 23.2  Consent of Ernst & Young LLP, Independent Auditors

 24.1  Power of Attorney (included in the signature pages to the Registration
       Statement)

 27.1  Financial Data Schedule

------------------------

(1) Confidential treatment has been requested for a portion of this Exhibit

*   To be filed by amendment

    (b)  Financial Statement Schedules

    Schedule II - Valuation and Qualifying Accounts

    All other schedules have been omitted because they are not applicable, not required, or the required information is included in the consolidated financial statements or the notes thereto.

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 2, 1999 in the Registration Statement on Form S-1 and related Prospectus to be filed on or about August 25, 1999 of Communication Telesystems International d/b/a WORLDxCHANGE Communications for the registration of its common stock.

    Our audits also included the financial statement schedule of Communication Telesystems International d/b/a WORLDxCHANGE Communications for the three years ended September 30, 1998 listed in Item 16(b). This schedule is the responsibility of Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
August 20, 1999

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                          WORLDxCHANGE COMMUNICATIONS

                                                                   COL. C
                                                     ----------------------------------
                                          COL. B                                                             COL. E
                                       ------------              ADDITIONS                              ----------------
               COL. A                   BALANCE AT   ----------------------------------     COL. D       BALANCE AT END
-------------------------------------  BEGINNING OF  CHARGED TO COSTS  CHARGED TO OTHER  -------------         OF
DESCRIPTION                                YEAR        AND EXPENSES        ACCOUNTS      DEDUCTIONS(1)        YEAR
-------------------------------------  ------------  ----------------  ----------------  -------------  ----------------
                                                                        (IN THOUSANDS)
YEAR ENDED SEPTEMBER 30, 1998:
  Reserves and allowances deducted
    from asset accounts
    Allowance for uncollectible
      accounts.......................   $    9,808      $   15,170            --          $   (16,524)     $    8,454
    Allowance for credits and billing
      adjustments....................        3,996           6,098            --               (7,858)          2,236

YEAR ENDED SEPTEMBER 30, 1997:
  Reserves and allowances deducted
    from asset accounts
    Allowance for uncollectible
      accounts.......................   $    2,915          22,348            --          $   (15,455)     $    9,808
    Allowance for credits and billing
      adjustments....................       --              10,260            --               (6,264)          3,996

YEAR ENDED SEPTEMBER 30, 1996:
  Reserves and allowances deducted
    from asset accounts
    Allowance for uncollectible
      accounts.......................   $      501      $    6,562            --          $    (4,148)     $    2,915
    Allowance for credits and billing
      adjustments....................       --              --                --              --               --

------------------------

(1) Uncollectible accounts written off, net of recoveries.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The Company hereby undertakes to provide to the underwriters at the Closing, as specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of August, 1999.

                                COMMUNICATION TELESYSTEMS INTERNATIONAL D/B/A
                                WORLDxCHANGE Communications

                                By:             /s/ ROGER B. ABBOTT
                                     ------------------------------------------
                                                  Roger B. Abbott
                                              CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Soren and Roger B. Abbott, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ WALT ANDERSON
------------------------------  Chairman of the Board         August 25, 1999
        Walt Anderson

     /s/ ROGER B. ABBOTT        Chief Executive Officer
------------------------------    (Principal Executive        August 25, 1999
       Roger B. Abbott            Officer) and Director

   /s/ CHRISTOPHER BANTOFT      President and Chief
------------------------------    Operating Officer and       August 25, 1999
     Christopher Bantoft          Director

     /s/ PATRICK AELVOET        Chief Financial Officer
------------------------------    (Principal Financial and    August 25, 1999
       Patrick Aelvoet            Accounting Officer)

     /s/ EDWARD S. SOREN
------------------------------  Executive Vice President      August 25, 1999
       Edward S. Soren            and Director

       /s/ TOM CIRRITO
------------------------------  Director                      August 25, 1999
         Tom Cirrito

     /s/ DANN V. ANGELOFF
------------------------------  Director                      August 25, 1999
       Dann V. Angeloff

       /s/ PAUL LAXALT
------------------------------  Director                      August 25, 1999
         Paul Laxalt